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                           VIKING ENERGY ROYALTY TRUST



                         RENEWAL ANNUAL INFORMATION FORM



                      FOR THE YEAR ENDED DECEMBER 31, 2004



                                 MARCH 30, 2005



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

                                TABLE OF CONTENTS

                                                                                                               PAGE
DEFINITIONS AND ABBREVIATIONS....................................................................................1
STRUCTURE OF VIKING ENERGY ROYALTY TRUST.........................................................................5
         Description of Significant Entities.....................................................................5
         Intercorporate Relationships............................................................................7
GENERAL DEVELOPMENT OF THE BUSINESS.............................................................................10
DESCRIPTION OF THE BUSINESS.....................................................................................13
         General  ..............................................................................................13
         Principal Producing Properties and Operational Information.............................................13
         2005 Capital Expenditure Program.......................................................................16
         Selected Pro Forma Operational Information.............................................................17
         Government Regulation..................................................................................18
         Risk Factors...........................................................................................20
DISTRIBUTIONS TO UNITHOLDERS....................................................................................24
DESCRIPTION OF CAPITAL STRUCTURE................................................................................25
         General................................................................................................25
         Trust Units............................................................................................25
         Debentures.............................................................................................27
         Unit Option Plan.......................................................................................28
         Unit Award Incentive Plan..............................................................................28
         Premium DistributionTM, Distribution Reinvestment and Optional Trust Unit Purchase Plan................28
MARKET FOR SECURITIES ..........................................................................................29
DIRECTORS AND OFFICERS..........................................................................................30
CONFLICTS OF INTEREST ..........................................................................................31
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS......................................................31
AUDIT COMMITTEE INFORMATION.....................................................................................32
LEGAL PROCEEDINGS ..............................................................................................33
TRANSFER AGENT AND REGISTRAR....................................................................................33
MATERIAL CONTRACTS .............................................................................................33
INTERESTS OF EXPERTS ...........................................................................................33
ADDITIONAL INFORMATION..........................................................................................33

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

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                              PAGE
SCHEDULE A-1          VIKING ENERGY ROYALTY TRUST - FORM 51-101F1 STATEMENT OF RESERVES DATA AND OTHER
                      OIL AND GAS INFORMATION..................................................................A-1

SCHEDULE A-2          FORM 51-101F2 REPORT ON VIKING RESERVES DATA BY INDEPENDENT QUALIFIED RESERVES
                      EVALUATOR OR AUDITOR....................................................................A-12

SCHEDULE A-3          FORM 51-101F3 REPORT OF MANAGEMENT AND DIRECTORS ON VIKING RESERVES DATA AND
                      OTHER INFORMATION.......................................................................A-13

SCHEDULE B-1          CNGT - FORM 51-101F1 STATEMENT OF RESERVES DATA AND OTHER OIL AND GAS INFORMATION........B-1

SCHEDULE B-2          FORM 51-101F2 REPORT ON CNGT RESERVES DATA BY INDEPENDENT QUALIFIED RESERVES
                      EVALUATOR OR AUDITOR....................................................................B-11

SCHEDULE B-3          FORM 51-101F3 REPORT OF MANAGEMENT AND DIRECTORS ON CNGT RESERVES DATA AND OTHER
                      INFORMATION.............................................................................B-12

SCHEDULE C-1          KENSINGTON - FORM 51-101F1 STATEMENT OF RESERVES DATA AND OTHER OIL AND GAS
                      INFORMATION..............................................................................C-1

SCHEDULE C-2          FORM 51-101F2 REPORT ON KENSINGTON RESERVES DATA BY INDEPENDENT QUALIFIED
                      RESERVES EVALUATOR OR AUDITOR...........................................................C-10

SCHEDULE C-3          FORM 51-101F3 REPORT OF MANAGEMENT AND DIRECTORS ON KENSINGTON RESERVES DATA AND
                      OTHER INFORMATION.......................................................................C-11

SCHEDULE D            AUDIT COMMITTEE TERMS OF REFERENCE.......................................................D-1


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

                          DEFINITIONS AND ABBREVIATIONS


In this Renewal Annual Information Form, the capitalized terms set forth below have the following meanings:

"ABCA" means the BUSINESS CORPORATION ACT (Alberta).

"AIF" means this Renewal Annual Information Form for Viking Energy Royalty Trust, for the year ended December 31, 2004.

"ACQUISITION NOTES" means the unsecured subordinated notes issued by VEL (formerly VKI) in connection with the acquisition of all of the shares of KeyWest pursuant to a plan of arrangement.

"ADMINISTRATION AGREEMENT" means the Administration Agreement dated July 1, 2003 between VHI and the Trustee, as trustee of Viking, whereby the Trustee has appointed VHI as the administrator of Viking Energy Royalty Trust.

"CNGT" means Calpine Natural Gas Trust.

"CNGT GLJ REPORT" means the reserves assessment and evaluation of Canadian oil and gas properties prepared by GLJ, for the properties owned by CNGT as at the date of the evaluation which is December 31, 2004.

"CNG CO" means Calpine Natural Gas Limited.

"CONVERTIBLE DEBENTURES" means the 10.5% Convertible Unsecured Subordinate Debentures issued on January 15, 2003.

"CROWN ROYALTIES" means royalties or other payments payable to any government in Canada in respect of the acquisition, development or ownership of or production from the Properties, including, without limitation, the Saskatchewan surcharge payable by resource corporations.

"DEFERRED ROYALTY PURCHASE OBLIGATION" means the ongoing obligation of Viking to pay to VHI, in its capacity as trustee of VHT, an amount equal to 99% of designated capital expenditures, and to pay to VHI an amount up to 99% of designated capital expenditures.

"DISTRIBUTION RECORD DATE" means the date Net Income is paid to Unitholders, being the 15th day following any record date.

"FINANCIAL STATEMENTS" means Viking's audited consolidated financial statements for the year ended December 31, 2004, a copy of which is available on SEDAR at WWW.SEDAR.COM.

"GLJ" means Gilbert Laustsen Jung Associates Ltd. a firm of independent petroleum consultants.

"INTERNALIZATION TRANSACTION" means the purchase of the shares of VML indirectly by Viking, all transactions and costs related thereto.

"KENSINGTON" means Kensington Energy Ltd., a corporation incorporated under the laws of the Province of Alberta.

"KENSINGTON GLJ REPORT" means the reserves assessment and evaluation of Canadian oil and gas properties prepared by GLJ, for the properties owned by Kensington as at the date of the evaluation which December 31, 2004.

"KEYWEST" means KeyWest Energy Corporation.

"KEYWEST PARTNERSHIP" means the KeyWest Energy Partnership, a general partnership.


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

"KEYWEST PROPERTIES" means the working or other interests of KeyWest, in petroleum and natural gas properties that constitute Canadian resource properties as defined in the Tax Act, together with tangibles and miscellaneous interests relating thereto.

"MANAGEMENT AGREEMENT" means the Management Agreement dated July 1, 2003 among VHI, VHT and various operating subsidiaries of Viking appointing VHI as the manager of the affairs of Viking's subsidiaries.

"NET INCOME" for the period ending on a Distribution Record Date shall be the amount calculated, for the period commencing immediately following the preceding Distribution Record Date and ending on such Distribution Record Date, on the following basis:

         (a) interest income calculated on an accrual basis and accrued from day to day;

         (b) dividends or distributions on securities held by Viking when received including dividends deemed to have been received on such securities pursuant to the Tax Act;

         (c) amounts in respect of Royalty Production Income on an accrual basis;

         (d) amounts receivable in the year as Royalty Disposition Proceeds, to the extent such Royalty Disposition Proceeds create a negative balance in the "cumulative Canadian oil and gas property expense" account, as defined under the Tax Act of Viking in any such year; less

         (e) all expenses and liabilities of Viking which are due or accrued and which are chargeable to income.

"ROYALTY DISPOSITION PROCEEDS" means any net proceeds realized by Viking in respect of the termination or disposition of any royalty acquired by Viking in respect of Properties.

"ROYALTY PRODUCTION INCOME" means income received by Viking from any royalty acquired by Viking in respect of Properties but for greater certainty does not include Royalty Disposition Proceeds.

"PROPERTIES" means "Canadian resource properties" as defined in the Tax.

"SEDPEX PARTNERSHIP " means the Sedpex partnership, a general partnership, which holds the Sedpex Properties.

"TAX ACT" means the INCOME TAX ACT (Canada).

"TRUST UNITS" means the units of Viking, each unit representing an equal fractional undivided beneficial interest therein.

"TRUSTEE" means Computershare Trust Company of Canada, or its successor as trustee of Viking.

"UNITHOLDERS" means the holders from time to time of one or more Trust Units.

"VEL" means Viking Energy Ltd.

"VERT" means Viking Energy Royalty Trust on a non-consolidated basis as an open-ended unincorporated investment trust.

"VERT TRUST INDENTURE" means the amended and restated trust indenture of VERT dated as of July 1, 2003 between the Trustee, in its capacity as trustee of VERT and VHI.

"VHI" means Viking Holdings Inc., as trustee for and on behalf of VHT.

"VHT" means Viking Holdings Trust.


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"VHT TRUST INDENTURE" means the amended and restated trust indenture of VHT dated as of July 1, 2003 among VHI, in its capacity as trustee of VHT, and Trustee, in its capacity as trustee of VERT.

"VIKING" means Viking Energy Royalty Trust and, where the context requires, includes its consolidated subsidiaries and their respective business, operations, assets, liabilities and commitments.

"VIKING GLJ REPORT" means the reserves assessment and evaluation of Canadian oil and gas properties prepared by GLJ, for the properties owned by Viking Energy Royalty Trust as at the date of the evaluation which is December 31, 2004.

"VKI" means Viking KeyWest Inc.

"VML" means Viking Management Ltd.

In this AIF, the abbreviations set forth below have the following meanings:

BBL          barrel, each barrel representing 34.972                  MBBL       one thousand barrels
             Imperial gallons or 42 U.S. gallons

BBL/D        barrels per day                                          MBOE       one thousand barrels of oil equivalent

BCF          one billion cubic feet                                   MCF        one thousand cubic feet

BOE          barrels of oil equivalent derived by converting          MCF/D      one thousand cubic feet per day
             gas to oil in the ratio of six thousand cubic
             feet of gas to one barrel of oil, which                  MMCF       one million cubic feet
             conversion ratio is based on an energy
             equivalency conversion method primarily                  MMCF/D     one million cubic feet per day
             applicable at the burner tip and does not
             represent a value equivalency at the wellhead.
             Boe's may be misleading particularly if used in
             isolation.

BOE/D        barrels of oil equivalent per day



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The following table sets forth certain standard conversions between Standard
Imperial Units and the International System of Units (or metric units).

       TO CONVERT FROM                 TO                       MULTIPLY BY
       ---------------                 -------------            -----------
       Cubic feet                      cubic meters             0.028
       Cubic meters                    cubic feet               35.301
       Bbls                            Cubic meters             0.159
       Cubic meters                    Bbls                     6.290
       Feet                            meters                   0.305
       Meters                          Feet                     3.281
       Miles                           kilometers               1.609
       Kilometers                      Miles                    0.621
       Acres                           hectares                 0.4047
       Hectares                        Acres                    2.4710



References to "dollars" and "$" set forth in this AIF are to the currency of Canada and words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter gender and vice versa.

                    STRUCTURE OF VIKING ENERGY ROYALTY TRUST

DESCRIPTION OF SIGNIFICANT ENTITIES

VIKING ENERGY ROYALTY TRUST, A MUTUAL FUND TRUST
Viking Energy Royalty Trust ("VERT") is an open-ended unincorporated investment trust created on November 5, 1996 under the laws of the Province of Alberta pursuant to a trust indenture dated November 5, 1996, as amended and restated effective July 1, 2003 (the "VERT Trust Indenture"). VERT's purpose is to acquire, hold and invest in securities, royalties or other interests in entities that derive their value from petroleum and natural gas and energy related assets. To this extent, VERT's assets consist of the securities of direct and indirect subsidiaries (such as Viking Holdings Inc. and Viking Energy Ltd.), direct owership interests in two commercial trusts (Viking Holdings Trust and Calpine Natural Gas Commercial Trust), unsecured notes issued by Viking Energy Ltd. and royalty interests on the oil and natural gas property interests of its subsidiaries. VERT's principal and head office is located at Suite 400 Calgary Place, 330 - 5th Avenue S.W., Calgary, Alberta, T2P 0L4. The registered office of VERT is 3700 400 - 3rd Avenue S.W. Calgary, Alberta T2P 4H2. Computershare Trust Company of Canada acts as the trustee and transfer agent and registrar for VERT.

The beneficiaries of VERT are the holders of its Trust Units (the
"Unitholders").

VERT's distributions to its Unitholders are dependent on the cash received on its investments in royalties from the sale of oil and natural gas from certain operating subsidiaries, interest and principal payments received on notes issued by certain operating subsidiaries, as well as distributions of earnings and returns of capital from its investments in commercial trusts and partnerships. The royalties, primarily from oil and natural gas properties held by VHI, VHT and VEL, are calculated at rates ranging from 50% to 99% of the aggregate of revenues received from the sale of oil, natural gas and natural gas liquids produced from such properties, less associated operating expenses, capital expenditures not funded through debt, debt servicing costs including repayments of principal, general and administrative expenses, taxes and certain other adjustments.

The income earned by Viking's various partnerships and commercial trusts is determined by aggregating the revenues received from the sale of oil, natural gas and natural gas liquids from all of the partnership and commercial trust properties, less associated royalties, operating expenses, debt servicing costs, general and administrative expenses and certain other adjustments. The distributions to VERT from its partnerships and commercial trusts are further adjusted to reflect capital expenditures and net debt.

VERT also receives interest and principal repayments from notes issued by its subsidiaries and may receive dividends and returns of capital from its investments in VHI and VEL. The notes issued by its subsidiaries are subordinate and junior to Viking's credit facilities and other secured liabilities.

Effective July 1, 2003, the VERT Trust Indenture was amended to, among other things, reallocate and delegate to VHI the power and authority to manage VERT's assets, expand VERT's ability to make permitted investments, amend the redemption rights of Unitholders and to permit VERT to purchase Trust Units for cancellation. The Unitholders approved the amendments to the VERT Trust Indenture at the annual and special meeting of Unitholders held on May 15, 2003. See also "Intercorporate Relationships - General".

VIKING HOLDING INC., A TAXABLE CORPORATION
Viking Holdings Inc. ("VHI"), a wholly-owned subsidairy of VERT, was incorporated on August 13, 1997 under the BUSINESS CORPORATIONS ACT (Alberta) (the "ABCA"). The Board of Directors of VHI is responsible for the governance of VERT and has oversight responsibilities for all of VERT's subsidiaries and commercial trusts. In addition, VHI acts as trustee for and on behalf of Viking Holdings Trust and employs staff who are responsible for managing the operating activities of VERT's subsidiaries and the activities associated with VHI's direct ownership interest in oil and natural gas properties. VHI's oil and natural gas operations are subject to a 99% royalty payable monthly to VERT.

VIKING HOLDING TRUST, A COMMERCIAL TRUST
Viking Holdings Trust ("VHT"), wholly-owned by VERT, was created under the laws of the Province of Alberta pursuant to a trust indenture dated October 24, 1997, as amended and restated July 1, 2004 (the "VHT Trust Indenture"). VHT wholly-owns Viking Energy Ltd., the Sedpex Partnership and the Kensington Oil and Gas Partnership. In addition to its 100% equity ownership interests in certain Viking subsidiaries, VHT also holds unsecured notes issued by Viking Energy Ltd. bearing interest ranging from 11% to 14%. VHT also directly owns interests in oil and natural gas properties located in Saskatchewan with such properties subject to a 99% royalty payable monthly to VERT.

CALPINE NATURAL GAS COMMERCIAL TRUST, A COMMERCIAL TRUST
Effective February 1, 2005, VERT became the beneficial owner of Calpine Natural Gas Commercial Trust ("CNGCT"), an open-ended trust created under the laws of the Province of Alberta pursuant to a trust indenture dated October 6, 2003 (the "CNGCT Trust Indenture"). CNGCT effectively owns 100% of the Calpine Natural Gas
L. P. ("CNGLP") which holds oil and natural gas properties primarily in the Markerville/Sylvan Lake area and the Peace River Arch. CNGLP is a limited partnership established under THE PARTNERSHIP ACT (Alberta) on October 15, 2003 to carry on the business of exploitation, development, production and sale of oil and natural gas.

VIKING ENERGY LTD., A TAXABLE CORPORATION
Viking Energy Ltd. ("VEL"), a wholly-owned subsidiary of VHT, was incorporated on May 14, 2001 under the ABCA. VEL effectively owns 100% of the KeyWest Energy Partnership and also directly owns interests in oil and natural gas properties.

SEDPEX PARTNERSHIP, AN ALBERTA PARTNERSHIP
The Sedpex Partnership ("Sedpex") is a general partnership organized under THE PARTNERSHIP ACT (Alberta) on November 20, 1998. Its principal asset is its 100% ownership of the Bellshill Lake oil property in central Alberta. VHT acquired its initial 50% ownership interest in Sedpex in 1998 and the remaining 50% interest in 2001.

KEYWEST ENERGY PARTNERSHIP, AN ALBERTA PARTNERSHIP
The KeyWest Energy Partnership (the "KeyWest Partnership") is a general partnership organized under THE PARTNERSHIP ACT (Alberta) on November 1, 2000. Its principal assets are its 89% ownership interest in the Bashaw properties, a 94% ownership interest in the Bassano properties and a 100% ownership interest in the Chin Coulee properties, all predominantly oil producing assets.

KENSINGTON OIL AND GAS PARTNERSHIP, AN ALBERTA PARTNERSHIP
Prior to the acquisition of Kensington Energy Ltd. ("Kensington") by Viking, effective March 7, 2005, Kensington had transferred substantially all of its producing properties to a wholly-owned partnership, the Kensington Oil and Gas Partnership (the "Kensington Partnership"). The Kensington Partnership was established pursuant to a partnership agreement dated June 30, 2003, as amended on February 1, 2005. Following the acquisition of Kensington, the Kensington Partnership become a direct subsidiary of VHT with Kensington's non-producing properties retained by Viking Kensington Inc., the successor company to Kensington, and a wholly-owned subsidiary of VHT.

INTERCORPORATE RELATIONSHIPS
The following organizational chart sets forth the material subsidiaries of VERT as at March 29, 2005 including Calpine Natural Gas L.P. and the Kensington Oil and Gas Partnership:


                          [ORGANIZATION CHART OMITTED]


NOTES:
(1) Subject to a 0.01% interest held by Calpine Natural Gas Limited, a wholly-owned subsidiary of Viking Holdings Inc.
(2) Subject to a 1.0198% interest held by BHL Resources Ltd., a wholly-owned subsidiary of Viking Holdings Trust
(3) Subject to a 0.01% interest held by 1903981 Alberta Ltd., a wholly-owned subsidiary of Kensington Energy Ltd.
(4) Subject to a 2.00% interest held by Viewpoint Resources Ltd., a wholly-owned subsidiary of Viking Energy Ltd.


GENERAL
VERT's holdings and investments include the notes and shares of VHI, the units and notes of VHT, royalties in respect of oil and natural gas property interests of its subsidiaries, interests and securities of any subsidiary of VERT including, without limitation, bodies corporate, partnerships or trusts, any of which holds assets which derive their value from oil and natural gas and energy related assets.

Notwithstanding anything contained in the VERT Trust Indenture, under no circumstances shall VERT acquire any investment which would result in VERT not being considered either a "unit trust" or a "mutual fund trust" for purposes of the Tax Act at the time such investment was acquired, or would, as a direct consequence of such acquisition, cause a Trust Unit to be considered "foreign property" at such time as defined under the provisions of the Tax Act. The Trustee may consult with and receive direction from VHI with respect to any investment to ensure compliance with these investing restrictions and may, prior to any investment, request that VHI obtain an opinion of counsel confirming that such investment will not cause the Trust Units to become "foreign property" and that VERT will continue to maintain its status as a "unit trust" or a "mutual fund trust" for the purposes of the Tax Act.

THE TRUSTEE
The Trustee of VERT was originally appointed for an initial term to 2001 and thereafter, the decision to reappoint or to appoint a successor is determined by a majority of the votes cast at the annual meeting of the Unitholders. If the Trustee is not re-appointed at the meeting of Unitholders immediately before the term of office of the Trustee expires and no successor to the Trustee is appointed at that meeting, the Trustee shall continue to hold the office of the trustee until re-appointed or a successor is appointed. The Trustee may resign upon 60 days notice in writing to VHI provided that no such resignation shall be effective until (i) a new trustee has been appointed, and (ii) the new trustee has accepted such appointment and has legally and validly assumed the obligations of the Trustee.

The Trustee of VERT may also be removed by notice in writing delivered by VHI in the event that, among other things, at any time, the Trustee has been declared bankrupt or insolvent or has entered into liquidation, whether compulsory or voluntary, and not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction, or if the Trustee shall otherwise become incapable of performing or shall fail in any material respect to perform its responsibilities under the VERT Trust Indenture, or as a result of a material increase in the fees charged by the Trustee. Such notice to remove the Trustee shall become effective with (i) the approval by a special resolution at a meeting of Unitholders duly called for that purpose, (ii) a new trustee has been appointed in the place of the Trustee, and (iii) the new trustee has accepted such appointment and has legally and validly assumed all obligations of the Trustee.

Since its creation in 1996, Computershare Trust Company of Canada (or its predecessor Montreal Trust Company of Canada) has been the Trustee of VERT and also acts as transfer agent and registrar for the Trust Units and Convertible Debentures.

DUTIES AND AUTHORITIES OF THE TRUSTEE
Subject to the specific limitations and granting of powers to VHI contained in the VERT Trust Indenture or other contracts or obligations of VERT or the Trustee in respect of VERT, the Trustee may, from time to time, exercise any and all rights, powers and privileges that could be exercised by a beneficial owner of VERT and may do all such acts and things as it, in its sole judgment and discretion, deems necessary or incidental to, or desirable for, the carrying out of the duties of the Trustee as established pursuant to the VERT Trust Indenture. In particular, among other things, the Trustee is responsible for making the payment of distributions or other property to Unitholders, maintaining certain records of Viking and providing certain reports to Unitholders.

However, certain powers, authorities and obligations have been granted to VHI in the VERT Trust Indenture, including the responsibility for the general administration and management of the day to day affairs and operations of VERT. Other powers and responsibilities may be delegated to such other persons as the Trustee may deem necessary or desirable. See "Responsibilities of and Delegation to VHI."

The VERT Trust Indenture provides that the Trustee shall exercise its powers and carry out its functions honestly, in good faith and in the best interests of VERT and its Unitholders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. To the extent the performance of certain duties and activities has been granted, allocated or delegated to VHI in the VERT Trust Indenture, or to the extent that the Trustee has relied on VHI in carrying out the Trustee duties, the Trustee is deemed to have satisfied its standard of care.

The Trustee shall not be liable in connection with any matter pertaining to VERT, the exercise by the Trustee of, or any failure by the Trustee to exercise, any power, authority, or discretion conferred under the VERT Trust Indenture including, without limitation, any error in judgement, any action taken or suffered or omitted to be taken in good faith in reliance on any document that is, PRIMA FACIE, properly executed, any inaccuracy in any evaluation provided by any appropriately qualified person, any reliance on any such evaluation or any reliance in good faith on any communication from VHI as to any matter, fact or opinion unless such liabilities arise out of gross negligence, wilful default or fraud of the Trustee. If the Trustee has retained an appropriate expert or advisor or counsel with respect to any matter connected with its duties under the VERT Trust Indenture or any other contract, the Trustee may act or refuse to act based on the advice of such expert, advisor or counsel and the Trustee shall not be liable for, and shall be fully protected from, any loss or liability occasioned by any action or refusal to act. In the exercise of the powers, authorities or discretion conferred upon the Trustee under the VERT Trust Indenture, the Trustee is and shall be conclusively deemed to be acting as Trustee of the assets of Viking and shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgements, costs, charges or expenses against or with respect to VERT.

VERT is liable to, and shall indemnify and save harmless the Trustee in respect of any liability and all costs, charges, damages and expenses incurred in respect of any claim, action, suit or proceeding that is proposed or commenced against the Trustee in respect of acting as or on behalf of VERT or the Trustee, any act, omission or error in respect of VERT or the carrying out of any of the Trustee's duties and responsibilities under the VERT Trust Indenture expenses incurred by the Trustee in respect of the administration or termination of Viking unless any of the foregoing arise out of a breach of the standard of care obligations, gross negligence, wilful default or fraud of the Trustee, in which case these provisions not apply. The VERT Trust Indenture provides that the Trustee shall have no additional recourse against the VERT Unitholders and provides that the Trustee is entitled to receive from VERT the fees that may be agreed upon in writing by VHI, and the Trustee, and is entitled to be reimbursed by VERT for its expenses incurred in acting as trustee.

RESPONSIBILITIES OF AND DELEGATION TO VHI
Pursuant to the VERT Trust Indenture, the Trustee may grant or delegate to VHI such authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the Trustee under the VERT Trust Indenture, without regard to whether such authority is normally granted or delegated by trustees. The Trustee may grant broad discretion to VHI to administer and manage the day-to-day operations of Viking, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to the general policies and general principles set forth herein or previously established by the Trustee. VHI shall have the powers and duties expressly provided for herein and in any other agreement providing for the management or administration of the Trust including, without limitation, the power to retain and instruct such appropriate experts or advisors to perform those duties and obligations herein which it is not qualified to perform and VHI shall notify the Trustee of the name of the person or persons retained or instructed and the terms and conditions thereof. The Trustee and VHI have entered into the Administration Agreement pursuant to the authority provided for under the VERT Trust Indenture.

ADMINISTRATION AGREEMENT
Pursuant to the Administration Agreement, the Trustee has appointed VHI as the administrator of Viking with the exclusive authority to manage the affairs of Viking and to make all decisions regarding the business the operations and the affairs of Viking, including, without limitation, developing and implementing all aspects of the communications, marketing and distribution strategies of Viking. Services provided by VHI under the Administration Agreement are provided to Viking on a cost recovery basis as determined by VHI in its sole discretion.

MANAGEMENT AGREEMENT
Pursuant to the Management Agreement, VHI has been appointed as the manager of Viking's affairs with the authority to manage its assets, operations, business and administrative affairs and has agreed to provide all such services, staff and expertise necessary to properly and efficiently manage the assets, operations, business and administrative affairs of the business. Services provided by VHI under this Management Agreement are provided on a cost recovery basis, which costs are determined and allocated among the various operating subsidiaries based on the cost or value of the services provided to each operating subsidiary as determined by VHI in its sole discretion.

                       GENERAL DEVELOPMENT OF THE BUSINESS

HISTORY OF VIKING
On December 18, 1996, Viking completed an issue of 14.3 million Trust Units at $10 per unit and along with funding from its credit facilities, acquired its initial oil and natural gas properties for approximately $150 million. Viking commenced operations with average daily production of approximately 3,100 bbl/d of oil and natural gas liquids plus 4,850 mcf/d of natural gas. Over the following five years, Viking issued a further 36.7 million Trust Units with net proceeds totalling $267 million and expanded its production base to approximately 7,800 bbl/d of oil and natural gas liquids and 23,300 mcf/d of natural gas by the end of 2001. Viking's distributions to Unitholders were $1.22 per unit in 1997, $0.80 per unit in 1998, $1.16 per unit in 1999, $1.71 per unit in 2000 and $1.91 per unit in 2001.

REVIEW OF 2002
In 2002, Viking continued its growth with two acquisitions, the Consort properties and Landover Energy Inc., for $15.5 million, divested several minor non-core properties for proceeds of $11.3 million and completed a bought deal equity financing of 2.95 million Trust Units at $6.85 per unit. During 2002, Viking's production averaged 12,434 boe/d comprised of 7,374 bbl/d of oil and natural gas liquids and 30,358 mcf/d of natural gas. Distributions to Unitholders totalled $1.16 per unit for the year.

In December 2002, the Viking Unitholders approved the internalization of the management functions of Viking by the the purchase of the outstanding shares of VML for $8.3 million thereby eliminating future management fees and acquisition fees. This internalization of Viking's management aligned the interests of Viking's management with Unitholders and established Viking's corporate governance practices consistent with the growing trend of other royalty trusts in the oil and gas industry.

Also in December 2002, Viking entered into an agreement to purchase all of the outstanding shares of KeyWest Energy Corporation ("KeyWest") for a total consideration of $320 million consisting of 24.9 million Trust Units valued at $7.00 per unit and $66 million in cash.

REVIEW OF 2003
In January 2003, Viking completed a $75 million issuance of 10.5% Convertible Unsecured Subordinated Debentures (the "Convertible Debentures") to fund the cash component of the KeyWest acquisition. The Convertible Debentures are convertible into Trust Units at $7.25 per Trust Unit and have a maturity date of January 31, 2008.

On February 25, 2003, the shareholders of KeyWest approved the plan of arrangement which resulted in Viking acquiring all of the outstanding shares of KeyWest. The KeyWest acquisition diversified Viking's core producing areas and added approximately 8,400 boe/d to its production capacity.

On May 15, 2003, Viking completed the acquisition of the Alexis/West Cove producing properties for $24.4 million pursuant to a purchase agreement entered into with a related party. On May 29, 2003, Viking completed a $50.4 million offering of 8.0 million Trust Units at a price of $6.30 per unit and on October 7, 2003, issued a further 6.8 million Trust Units at $6.30 for gross proceeds of $42.8 million.

Following the completion of the acquisition of KeyWest and the Internalization Transaction, it was deemed appropriate to consolidate the management and administration responsibilities of Viking and its subsidiaries were a single entity, VHI, and to reorganize certain aspects of its organizational structure. Viking obtained the approval of Unitholders for the governance restructuring at the annual and special meeting of Unitholders held on May 15, 2003. The restructuring was completed effective July 1, 2003.

During 2003, Viking's production peaked in the second quarter at 18,950 boe/d with production for the year averaging 17,626 boe/d. Subsequent to its KeyWest acquisition, Viking's operating performance fell short of expectations and Viking initiated changes to its senior management team consisting of the addition of a new Chief Operating Officer appointed in July and the resignation of its Chief Financial Officer in December, followed by the resignation of its Chief Executive Officer in January 2004. Distributions to Unitholders totalled $1.28 per unit for the year.

REVIEW OF 2004
In 2004, Viking's Board of Directors conducted a search for an individual to lead Viking and in May appointed John Zahary as President and Chief Executive Officer. In June, Viking added a new Vice President, Finance and Chief

Financial Officer and a Vice President, Operations and Corporate Development. Following these appointments, Viking's staffing, including its use of contractors, was reviewed and a significant number of changes were undertaken.

At Viking's annual and special meeting on June 9, 2004, Viking's Unitholders approved (1) the adoption of the Premium Distribution(TM), Distribution Reinvestment and Optional Trust Unit Purchase Plan (the "DRIP Plan"), (2) changes to Viking's internal governance agreements, and (3) a Unit Award Incentive Plan. See "Description of Capital Structure".

In July 2004, Viking completed the issuance of 9.6 million Trust Units at $5.70 per unit and confirmed the borrowing base of its credit facilities at $170 million.

On November 23, 2004, Viking entered into a combination agreement to acquire Calpine Natural Gas Trust ("CNGT"), subject to the approval of the CNGT unitholders, in exchange for 54,132,320 Viking Trust Units. This transaction was valued at approximately $445 million consisting of $374 million of Trust Units, $62 million on the assumption of CNGT's bank debt and $10 million of transaction costs. CNGT's core areas are in central Alberta at Markerville, Sylvan Lake and Innisfail as well as northern Alberta at Pouce Coupe and Grande Prairie and when combined with Viking's assets resulted in a balanced commodity mix that is expected to provide improved stability for future distributions.

On December 19, 2004, Viking entered into a pre-acquisition agreement with Kensington, pursuant to which Viking agreed to make an offer to acquire all of the outstanding shares of Kensington for $0.52 per share. The transaction was valued at approximately $46 million including $12 million for the assumption of Kensington's bank debt. Kensington's assets include a significant presence in the Markerville area as well as natural gas production in southern Alberta and oil production in central Alberta that are complimentary to Viking.

During 2004, Viking's production for the year averaged 15,728 boe/d with a 1% decline in production during the third and fourth quarters. Distributions throughout 2004 were maintained at $0.08 per Trust Unit each month totalling $0.96 per unit for the year. Following the adoption of the DRIP Plan, Unitholders have consistently elected to reinvest approximately 45% of their monthly distributions resulting in a $3.5 million monthly retention of distributions that otherwise would have had to have been paid out.

RECENT DEVELOPMENTS IN 2005
On January 27, 2005, approximately 99% of the votes cast at the CNGT unitholder meeting approved the proposed merger with Viking and on February 1, 2005, the merger was completed. See "Significant Acquisitions - Calpine Natural Gas Trust".

On January 31, 2005, Viking entered into a credit agreement comprised of an extendible revolving term credit facility and a $25 million operating credit facility. With the closing of the CNGT merger, the extendible revolving term credit facility was established at $200 million. The credit agreement provides an initial term to June 30, 2005 but can be extended an additional 364 days on an annual basis with the agreement of the lenders. If the facility is not extended, the credit agreement matures two years thereafter with no repayment requirements prior to its maturity. Viking has provided the lenders with a $500 million floating charge security interest on its present and future acquired oil and natural gas properties.

On January 14, 2005, Viking mailed its offer to purchase all of the Kensington shares to Kensington shareholders with an expiry date of February 18, 2005. On February 18, 2005, Viking acquired 58.3 million Kensington shares representing 89.8% of the outstanding shares and extended its offer to March 7, 2005. On March 7, 2005, Viking acquired an additional 2.5 million shares of Kensington. Thereafter Viking acquired the remaining Kensington shares pursuant to the compulsory acquisition provisions of the ABCA. As a result, Viking now owns all of the outstanding shares of Kensington.

SIGNIFICANT ACQUISITIONS
Since its initial acquisition of properties upon its creation in 1996, Viking has completed two significant acquisitions: the acquisition of KeyWest in 2003 and the merger with CNGT in early 2005.

CALPINE NATURAL GAS TRUST
On November 23, 2004, Viking, VHI, CNGT and CNG Co entered into a combination agreement in which they agreed to combine the operations of Viking and CNGT.

On January 27, 2005, the business combination was approved by 99.01% of the votes cast by CNGT unitholders present in person or by proxy at a special meeting. On February 1, 2005, Viking and CNGT completed the merger of Viking and CNGT pursuant to the combination agreement. Under the terms of the combination agreement, each trust unit of CNGT ("CNGT Units") was exchanged for two Trust Units of Viking on a tax-deferred rollover basis. The combined trust continues to operate under the name "Viking Energy Royalty Trust" and is managed by Viking's existing management team.

In accordance with the combination agreement, Viking acquired all of the property, assets and undertakings of CNGT in exchange for the issuance of 54,132,320 Viking Trust Units to CNGT. The outstanding CNGT Units held by CNGT unitholders were then redeemed in exchange for the Viking Trust Units which were distributed to the CNGT unitholders on the basis of two Viking Trust Units for each CNGT Unit. At the closing of the business combination, all of the directors and officers of CNGT and its subsidiaries resigned and were replaced with the nominees of Viking.

CNGT was formed under the laws of the Province of Alberta in 2003 for the purpose of indirectly acquiring and managing natural gas and petroleum properties with its primary source of income being from royalty interests on oil and natural gas properties as well as interest on notes and dividends on securities issued CNGT's subsidiaries.

The merger of Viking and CNGT results in Viking having production of approximately 23,000 boe/d and an enterprise value of approximately $1.3 billion with operations in central and southern Alberta and production comprised of approximately 50% natural gas. The properties held by CNGT's subsidiaries included interests in several major natural gas and oil fields in Alberta, including interests in the Markerville, Sylvan Lake, Pouce Coupe, Innisfail, Whitecourt, Provost, Bellshill Lake and Grande Prairie areas of Alberta. See "Principal Properties and Operational Information" and "Selected Pro Forma Operational Information".

                           DESCRIPTION OF THE BUSINESS

GENERAL
Viking is an oil and natural gas royalty trust with operations focused in three main areas: southern Alberta, north central Alberta, and Saskatchewan. Pro forma daily production volumes (after giving effect to the business combination between Viking and CNGT, the acquisition by Viking of all of the issued and outstanding Kensington shares and certain other adjustments) for the quarter ended December 31, 2004 consisted of 11,943 bbls/d of crude oil and NGLs and 70,268 mcf/d of natural gas for a total of 23,654 boe/d. Production volumes are weighted approximately 50% to oil and NGL's and 50% to natural gas on a boe basis. As at December 31, 2004, the pro forma gross reserves based on forecasted prices and costs on a Proved plus Probable basis are 39,921 mbbls of crude oil and NGLs and 149,859 mmcf of natural gas for a total of 64,898 mboe. See "Selected Pro Forma Operational Information". All of Viking's major properties have related field production facilities and infrastructure to accommodate Viking's production. As of March 15, 2005, Viking had 89 permanent employees, two permanent part-time employees and five temporary employees.


Viking intends to employ a high degree of technical expertise to identify and execute development, optimization and exploration opportunities on its oil and natural gas assets, with a target capital expenditure range of 70-90% of operating cash flow. Viking maintains a current inventory of opportunities and capital expenditures can be quickly adjusted based on cash flow levels. Through ongoing development of these opportunities, supplemented with the acquisition of new producing properties with accretive economics, Viking intends to maintain a stable level of distributions to Unitholders.


PRINCIPAL PRODUCING PROPERTIES AND OPERATIONAL INFORMATION


VIKING PRINCIPAL PRODUCING PROPERTIES AT DECEMBER 31, 2004

         SOUTHERN ALBERTA

Viking's principal operated properties in southern Alberta are Bellshill Lake, Bassano, Bashaw, and Chin Coulee with a non-operated property at Channel Lake. Production for this area averaged 10,820 boe/d net to Viking in 2004, with the principal properties representing 77% of total production from this area.

BELLSHILL LAKE: Viking holds a 90.37% working interest in the Bellshill Lake Ellerslie Unit, as well as working interests ranging from 6.5% to 100% in non-unit leases located next to the unit. Production consists of 26(degree) API to 28(degree) API oil produced from the Ellerslie and Dina formations, and averaged 3,000 boe/d net to Viking in 2004 weighted 97% towards oil and liquids.

The unit and area comprises 517 gross wells of which 413 are producing oil wells. There are 32 injection and service wells, and 72 suspended oil wells. The majority of these wells are tied-in to one central facility consisting of an oil processing facility, a water injection plant and a gas processing facility. Oil is transported to market via Gibson's pipeline and the gas is sold on the spot market.

In 2004, Viking drilled 10 gross (9 net) infill horizontal wells in the unit, all of which were successful. The cost of this drilling program net to Viking was $4.6 million. In addition to the drilling program, $1.6 million of expenditures were made to enhance the efficiency of the processing facility.

BASSANO: Viking holds a 100% working interest in a majority of the Upper Mannville oil zone at Bassano and a 50% working interest in a majority of the Belly River gas zone. Average production was approximately 913 boe/d, 84% of which is attributable to oil. There are 109 gross wells at Bassano with 62 producers, 8 service and injection wells and 39 non-producing wells.

In 2004, Viking drilled 2 gross (1.5 net wells) and conducted a number of well workovers for a net cost of $1.5 million.

BASHAW: Viking holds a 93.3% working interest in the operated Bashaw D2G pool, a 90.6% working interest in the operated Bashaw D2L pool, and a 24.9% working interest in the non-operated D3A pool. This area produces oil and gas from the Nisku formation at an average depth of 1,700 metres. Average production for 2004 was 1,735 boe/d with 89% weighted to oil and liquids on a boe basis.

Oil and gas production is collected at central processing facilities for pre-processing, then transported via pipeline to third party facilities for final processing and transportation to market. The units and non-unit areas have a total of 80 gross wells of which 45 are producing, 9 are injection or service wells, and 26 are non-producing. Development in the Bashaw area for 2004 consisted of workovers and pumping equipment upgrades on existing wells to stimulate production, for a net cost to Viking of $2.0 million. In addition to the development, Viking also increased the processing capacity of the Bashaw facility for a net cost to Viking of $1.5 million. This additional capacity will allow further development and optimization in 2005.

CHIN COULEE: This area is an oil property in which Viking holds a 100% interest in 46 producing wells with production from the Sawtooth zone. The total well count of 69 includes 12 injection and service wells, and 11 non-producing wells. Production in 2004 was approximately 1,241 boe/d of 24 degree medium gravity oil. Development activity consisted primarily of workovers and facility optimization with a net cost to Viking of $0.5 million.

CHANNEL LAKE: Viking has non-operated interests at Channel Lake and Channel Lake South in which Viking holds 50% and 25% working interests, respectively. The properties produce dry gas from the Milk River and Medicine Hat formations. Production from this area averaged 8,460 mcf/d (1,410 boe/d) for 2004. Viking also has an interest in the gathering and sales lines in the area.

In 2004, Viking participated in a 20 gross (6.8 net) well infill drilling program for a total net cost to Viking of $1.5 million.

         NORTH CENTRAL ALBERTA

Viking's north central Alberta core area consists primarily of Tweedie/Wappau and Alexis/West Cove which represent 65% of the total 2004 production of 3,125 boe/d from this area.

ALEXIS/WEST COVE: The Alexis area is operated by Viking with the largest asset being the Alexis Banff Unit in which Viking holds a 49% working interest. At West Cove, Viking holds between a 30% to 70% non-operated interest in 11 gross gas wells. In 2004, production from these areas averaged 880 boe/d, of which 81% is oil weighted to gas on a boe basis. Alexis was an active oil development area for Viking with a total net capital investment of $5.1 million. This included the drilling of 9 gross (4.1 net) wells for $3.0 million, facility modification and expansion at the Alexis unit for $1.0 million, and workover and optimization projects for $1.1 million.

TWEEDIE/WAPPAU: The Tweedie core area is located just north of Lac La Biche approximately 110 miles northeast of Edmonton. Viking holds an average land interest of 65.8% in 231,680 acres (152,434 net) and an average working interest of approximately 64% in 212 gross wells in the area. Net production from Tweedie/Wappau in 2004 averaged 6,822 mcf/d (1,137 boe/d) from the Viking formation and a number of shallow Mannvile horizons - Grand Rapids, Wabiskaw and McMurray.

The Trust owns and operates 100% of the facilities and infrastructure in the area. Both the Tweedie and Wappau gas facilities have excess capacity that can be used for Viking's own additional production or to process third party gas from the area. On average, about 42.5% of the gas throughput at the facilities is from third party production. While development activity in 2004 was minimal, a majority of the undeveloped land was farmed-out late in 2004, and it is expected that the winter 2004/2005 season will see increased drilling activity as a result of this farm-out.

In 2003, the Alberta Energy and Utilities Board ("A.E.U.B.") ruled that natural gas producing properties falling within a specific area in Northern Alberta will be subject to production being shut-in, in an effort to protect natural pressure (provided by the natural gas reserves in this area) required to produce oil sands bitumen. Approximately 650 mcf/day of gas production (108 boe/d) was shut-in in 2004 as a result of this ruling. Viking is pursuing compensation for the shut-in gas as announced by the Alberta government during 2004.

         SASKATCHEWAN

Viking's Saskatchewan assets produced an average of 1,784 boe/d in 2004. The largest asset is the Kindersley Viking unit which represent 79% of Viking's Saskatchewan production.

Viking's Kindersley, Saskatchewan operated core area includes the Eagle Lake Unit, North Dodsland Viking Unit No. 1, Smiley Dewar Unit, Whiteside Unit, and Whiteside East Unit in which Viking holds working interests ranging from

11.2% to 100%. Production consists of 36(degree) API crude oil from the Viking formation and, in 2004, averaged 1,407 boe/d, of which the Eagle Lake Unit is the single largest contributor accounting for 66% of the total production from this area. The crude oil is marketed via the Mid-Sask System. Solution gas is conserved and sold in the open market.

In 2004, development activity was focused on fracture stimulation of existing wells. Viking conducted workovers on a total of 46 gross wells with a capital cost net to Viking of $1.7 million.

CNGT PRINCIPAL PRODUCING PROPERTIES AT DECEMBER 31, 2004

CNGT's production and operations are all located in Alberta and are focused mainly in two core areas, Alberta and the Peace River Arch.

         WEST-CENTRAL ALBERTA

CNGT's West-Central core area includes Markerville, Sylvan Lake and Innisfail properties, and produced an average of 4,340 boe/d during 2004.

MARKERVILLE: The Markerville field is located approximately 35 kilometres southwest of Red Deer, Alberta and is located in the heart of the West-Central core area. CNGT operates the majority of the field and holds an average working interest of 77.7% based on current production. Markerville produced an average of 1,940 boe/day (83% natural gas) during 2004 from 39 gross wells.

The majority of wells in this area produce sweet natural gas and associated natural gas liquids from the Pekisko formation which is at a depth of approximately 2,200 metres. Recent activity has been focussed on both the Pekisko and shallower Edmonton formations with 4 (3.5 net) Pekisko wells and 8 (3.7 net) Edmonton wells put on production in 2004 at a net cost of approximately $7 million. The various Edmonton sands are located at depths between 400 and 1000metres and produce sweet natural gas with no associated liquids.

The Edmonton wells were part of the Strategic Alliance Agreement ("SAA") with Anderson Energy Ltd. Since April 30, 2004, CNGT has had an SAA with Anderson Energy Ltd. ("AEL"), in which AEL has been active in funding exploration, and subsequent exploitation and development on land held by CNGT. Under the SAA, AEL has access to specified lands where reserves were not yet recognized as of December 31, 2003 in 12 of 30 of CNGT's current prospect areas. Through this activity AEL earns 50% of CNGT's working interest in the projects associated with the SAA, and earns a working interest for follow-up joint venture development. In turn, the SAA provides a reciprocal opportunity for CNGT to participate in development projects on existing AEL lands. Viking expects AEL to continue activity through the SAA in 2005.

A 3D seismic project was undertaken in late 2004 which is expected to reduce risk for Pekisko development and generate additional drilling locations. In addition, ongoing development of the Edmonton formation is expected to deliver additional production and reserves in 2005.

SYLVAN LAKE: CNGT holds an average working interest of 38% based on current production, including a 2.6% working interest in the Sylvan Lake Gas Unit No. 1. The property consists of both operated and non-operated wells and facilities, and is located approximately 30 kilometres west of Red Deer, immediately north of Markerville. Sylvan Lake produced an average 1,969 boe/day (76% natural gas) during 2004 from 104 gross producing wells.

The wells in this area produce sweet natural gas from numerous horizons. The primary producing formations are the Pekisko, Ostracod, Belly River and Edmonton zones, but also include the Cardium, Mannville group, Jurassic and Elkton-Shunda formations. Recent activity has focussed mainly on the Edmonton gas formation through the SAA with AEL, in which 8 (3.5 net) Edmonton wells were put on production in the Sylvan Lake area in 2004. In addition, 9 (1.1 net) Edmonton wells were put on production in 2004 through other joint venture and farm-out arrangements at a net cost of $0.3 million.

INNISFAIL: The Innisfail property is immediately south of Markerville, located approximately 40 kilometres southwest of Red Deer, Alberta. CNGT holds an average working interest of 70% based on current production, and operates a majority of the production. Innisfail produced an average 431 boe/day (79% natural gas) during 2004 from 9 gross producing wells.

Production in this area is primarily from the Pekisko formation through both vertical and horizontal wells. However, in late 2004, exploitation of the Edmonton formation commenced through the SAA with AEL. In late 2004, 3 (1.3 net) Edmonton wells were put on production in Innisfail at a net cost of $0.1 million

Innisfail will benefit from the recent 3D seismic project shared with the Markerville field, and additional Pekisko locations are expected to be identified and exploited. Further development of the Edmonton formation is also expected in 2005.

         PEACE RIVER ARCH

CNGT's Peace River Arch core area consists of several properties. The major property in this region is Pouce Coupe, with minor properties consisting of Grande Prairie, Gordondale, George, Teepee, Clairmont, Belloy, and Sexsmith. Average production from 2004 for the area was 952 boe/d. The Peace River Arch properties were acquired on February 18, 2004 for $37 million.

POUCE COUPE: The Pouce Coupe field makes up 62% of the average production of the Peace River Arch core area. CNGT holds an average working interest of 41% in this non-operated field, which is located approximately 100 kilometres northwest of Grande Prairie, near the Alberta-British Columbia border. Production in Pouce Coupe averaged 589 boe/d (97% gas) during 2004 from 24 gross producing wells.

The wells in this area produce primarily from the Kiskatinaw formation which has a depth of approximately 2,200 metres.. Other contributing formations include the Montney, Doig, Halfway, Charlie Lake, Baldonnel and Gething zones ranging in depth from 1,150 metres to 1,800 metres.

KENSINGTON PRINCIPAL PRODUCING PROPERTIES AT DECEMBER 31, 2004

MARKERVILLE: Kensington's Markerville core area is adjacent to CNGT's core Markerville area and produces sweet natural gas and associated liquids from the Pekisko formation. Kensington has working interests ranging from 37.5% to 100% (some jointly with CNGT) and produced an average of 361 boe/d (weighted 74% to natural gas) in 2004 from 7 (3.8 net) wells. Produced fluids are transported through third party pipelines to be processed at third party facilities in the area. A new pipeline is expected to be constructed in 2005 to provide additional take away capacity from the area. In 2004, Kensington drilled 2 gross (1.5 net) wells at Markerville that were dry and abandoned with a net capital cost of $1.5 million.

COMPEER: Kensington's Compeer core area produces both oil and gas from the Upper Mannville formation. Average production in 2004 was 324 boe/d weighted 75% toward natural gas, from 11 gross wells. Oil from the Upper Mannville has an average API gravity of 18, and is produced to single well batteries, then trucked to third party processing facilities. Kensington holds working interests ranging from 50% to 100% in this area. In 2004, Kensington drilled 3 gross (2.5 net) wells at Compeer for a net capital cost of $1.1 million resulting in one gas well, one oil well, and one dry and abandoned well.


2005 CAPITAL EXPENDITURE PROGRAM (INCLUDING VIKING, CNGT AND KENSINGTON)

Viking expects total capital spending for 2005 to be in the range of $60-$70 million. The primary areas of focus for Viking's capital program during 2005 are described below:

Bellshill Lake - plans are to drill approximately 20 gross (18 net) horizontal infill wells and facility modifications for a net expenditure of approximately $11 million.

Alexis/Westcove - plans are to drill approximately 12 gross (6 net) wells and facility modifications for a net expenditure of approximately $8 million.

Bashaw - plans are to drill approximately 4 gross (3.7 net) wells and conduct workovers on existing wells for a net expenditure of approximately $5 million.

Kindersley Viking Units - plans are to drill approximately 12 gross (9 net) infill wells and conduct workover stimulations on 32 gross wells for a net expenditure of approximately $5 million.

Markerville/Innisfail - plans are to drill approximately 6 (5 net) Pekisko gas wells for a net expenditure of approximately $12 million.

Markerville/Sylvan Lake - plans are to drill approximately 25 (11 net) Edmonton gas wells, both operated and non-operated, for a net expenditure of approximately $6 million.

Viking plans to fund its future development capital through a combination of internally generated cash flow, bank borrowings and equity financings. Viking also has the DRIP Plan which, based on current subscription levels, is estimated to raise approximately $65 million annually. Other sources of funding include the proceeds from the exercise of employee unit options which in 2004, raised nearly $4 million.

SELECTED PRO FORMA OPERATIONAL INFORMATION

The following table sets out certain pro forma operational information for Viking, CNGT and Kensington as at December 31, 2004 after giving effect to the business combination between Viking and CNGT, the acquisition by Viking of all of the issued and outstanding Kensington shares and certain other adjustments. Viking's acquisitions of CNGT and Kensington were completed subsequent to December 31, 2004. Viking's reserves data and other oil and gas information as at December 31, 2004 is contained in its Form 51-101F1 - Statement of Reserves Data and Other Oil and Gas Information in Schedule B-1 which does not give effect to these acquisitions. Accordingly, the following information should be read in conjunction with the Form 51-101F1 - Statement of Reserves Data and Other Oil and Gas Information for each of Viking, CNGT and Kensington set forth, respectively, in Schedules B-1, C-1 and D-1 hereto and the reports included therewith.

PRO FORMA RESERVES

                              OIL AND GAS RESERVES
                     BASED ON FORECAST PRICES AND COSTS(10)

                                             LIGHT, MEDIUM AND             NATURAL GAS            NATURAL GAS LIQUIDS
                                               HEAVY OIL (12)
                                           -----------------------    ----------------------     ----------------------
                                            GROSS(1)       NET(1)      GROSS(1)      NET(1)      GROSS(1)       NET(1)
                                             (MBBL)        (MBBL)       (MMCF)       (MMCF)       (MBBL)        (MBBL)
                                           ---------    ----------    ---------     --------     --------     ---------
Proved Developed Producing(2)(6)             27,226        24,569      136,792      111,493        3,597         2,645
Proved Developed Non-Producing(2)(7)          1,091           947        5,548        4,467           88            63
Proved Undeveloped(2)(8)                      2,675         2,292        4,438        3,620          179           131
                                           ---------    ----------    ---------     --------     --------     ---------
Total Proved(2)                              31,031        27,809      146,778      119,580        3,863         2,840
                                           ---------    ----------    ---------     --------     --------     ---------
Total Probable(3)                             9,608         8,503       37,175       30,279        1,053           769
                                           ---------    ----------    ---------     --------     --------     ---------
Total Proved Plus Probable(2)(3)             40,639        36,312      183,953      149,859        4,917         3,609
                                           ---------    ----------    ---------     --------     --------     ---------

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                     BASED ON FORECAST PRICES AND COSTS(10)

                                                               ($000'S) BEFORE DEDUCTING INCOME TAXES (11)
                                                                              DISCOUNTED AT
                                                --------------------------------------------------------------------------
                                                     0%            5%            10%             15%             20%
                                                -------------  ------------  -------------   -------------  --------------
Proved Developed Producing(2)(6)                     866,429       690,613        587,293         516,878         464,894
Proved Developed Non-Producing(2)(7)                  42,967        32,285         26,042          21,891          18,899
Proved Undeveloped(2)(8)                              61,858        39,753         27,475          19,775          14,556
                                                -------------  ------------  -------------   -------------  --------------
Total Proved(2)                                      971,255       762,651        640,810         558,544         498,349
                                                -------------  ------------  -------------   -------------  --------------
Total Probable(3)                                    309,088       192,778        136,306         103,843          83,068
                                                -------------  ------------  -------------   -------------  --------------
Total Proved Plus Probable(2)(3)                   1,280,344       955,430        777,116         662,387         581,417
                                                -------------  ------------  -------------   -------------  --------------

         Notes referenced in the above tables are set forth in Schedules B, C and D attached to this AIF.

OTHER PRO FORMA INFORMATION

                    PRODUCTION, RESERVES AND UNDEVELOPED LAND

                                            VIKING         CNGT           KENSINGTON        PRO FORMA
                                            ------         ----           ----------        ---------
Production (1)
     Oil and NGL (bbl/d)                      9,884         1,759                300           11,943
     Natural Gas (mcf/d)                     30,576        33,053              6,639           70,268
     Oil Equivalent, boe/day                 14,980         7,268              1,407           23,654

Proved Plus Probable Reserves (2)
     Oil and NGL, mbbl                       39,556         5,416                672           45,645
     Gas, mmcf                               74,756        98,384             12,348          185,488
     Oil Equivalent, mboe                    52,015        21,814              2,122           76,559

Undeveloped Land
     Gross, acres                           231,832        73,953            108,417          414,202
     Net, acres                             135,765        36,116             59,882          231,763

NOTES:
(1)  Three months average production ending December 31, 2004
(2) Company Interest reserves based on forecast prices and costs, effective December 31, 2004


GOVERNMENT REGULATION

The oil and gas industry is subject to extensive controls and regulations imposed by various levels of government. Outlined below are some of the more significant aspects of the legislation, regulations and agreements governing the oil and gas industry. All current legislation is a matter of public record and Viking is unable to predict what additional legislation or amendments may be enacted.

PRICING AND MARKETING - OIL
In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil. The price depends in part on oil quality, prices of competing fuels, distance to market, the value of refined products and the supply/demand balance. Oil exports may be made pursuant to export contracts with terms not exceeding one year in the case of light crude, and not exceeding two years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board ("NEB"). Any oil export to be made pursuant to a contract of longer duration (up to 25 years) requires an exporter to obtain an export license from the NEB and the issue of such a license requires the approval of the Governor-in-Council.

PRICING AND MARKETING - NATURAL GAS
In Canada, the price of natural gas sold is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by the NEB and the government of Canada. Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts in excess of two years must continue to meet certain criteria prescribed by the NEB and the government of Canada. Natural gas exports for a term of: (i) less than two years; or (ii) for a period of two to 20 years, in quantities of not more than 30,000 m3 per day, must be made pursuant to an NEB order. Any natural gas exports to be made pursuant to a contract of longer duration (up to 25 years) requires the exporter to obtain an export license from the NEB and the issuance of such a license requires Governor-in-Council approval.

The government of Alberta also regulates the volume of natural gas which may be removed from Alberta for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

ROYALTIES AND INCENTIVES
In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee. Crown royalties are determined by governmental regulation and are generally calculated as a percentage of the value of the gross production, and the rate of royalties payable generally depends in part on prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

From time to time the governments of Alberta and Saskatchewan have established incentive programs which have included royalty rate reductions, royalty holidays and tax credits for the purpose of encouraging oil and natural gas exploration or enhanced planning projects.

In Alberta, natural gas crown royalties are reduced by certain allowable costs generally referred to as "gas cost allowance". Gas cost allowance is a deduction from natural gas crown royalty payments for the Crown's share of costs incurred to gather, compress and process natural gas, natural gas liquids, and sulphur. The royalty in respect of natural gas reserved to the Crown, subject to various incentives, is between 15% and 30%, in the case of new gas, and between 15% and 35%, in the case of old gas, depending upon a prescribed or corporate average reference price.

In Alberta, a producer of oil or natural gas is entitled to a credit against the royalties payable to the Crown by virtue of the ARTC program. The ARTC program is based on a price sensitive formula, and the ARTC rate currently varies between 75% for prices for oil at or below $100 per cubic meter and 25% for prices above $210 per cubic meter. The ARTC rate is currently applied to a maximum of $2,000,000 of Alberta Crown royalties payable for each producer or associated group of producers. Crown royalties on production from producing properties acquired from corporations claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate is established quarterly based on the average "par price", as determined by the Alberta Department of Energy for the previous quarterly period.

Oil and natural gas royalty holidays and reductions for specific wells reduce the amount of Crown royalties paid to the provincial governments. The ARTC program provides a rebate on Crown royalties paid in respect of eligible producing properties.

ENVIRONMENTAL REGULATION
The oil and natural gas industry is subject to environmental regulation pursuant to local, provincial and federal legislation. Environmental legislation provides for restrictions and prohibitions on releases or emissions of various substances produced in association with certain oil and gas industry operations, and can affect the location of wells and facilities and the extent to which exploration and development is permitted. In addition, related legislation requires that well and facilities sites be abandoned and reclaimed to the satisfaction of provincial authorities, and that to ensure adequate provision for some, significant deposits may be required to be made in certain situations. A breach of environment legislation may result in the imposition of fines or issuance of clean-up orders. Environmental legislation in Alberta has been consolidated into the ENVIRONMENTAL PROTECTION AND ENHANCEMENT ACT. Under this Act, environmental standards and compliance for releases, clean-up and reporting are stricter. Also, there are a range of enforcement actions and penalties available under the Act. The foregoing has an incremental effect on the cost of conducting operations in Alberta. The Act provides for a review of major energy projects into a single environmental assessment process with public participation in the environmental review process. Viking is committed to meeting their responsibilities to protect the environment wherever they operate and anticipate making increased expenditures of both a capital and expense nature as a result of the increasingly stringent laws relating to the protection of the environment. Viking's internal procedures are designed to ensure that the environmental aspects of new developments are taken into account prior to proceeding. Viking believes that it will be in material compliance with applicable environmental laws and regulations with respect to its Properties.

WORKER SAFETY
Oilfield operations must be carried out in accordance with safe work procedures, rules and policies contained in provincial safety legislation. Such legislation requires that every employer ensure the health and safety of all persons at any of its work sites and all workers engaged in the work of that employer, and that every employer ensure that all of its employees are aware of their duties and responsibilities under the applicable legislation. Such legislation also provides accident reporting procedures.

RISK FACTORS

Viking's operations are subject to all of the inherent risks normally associated with development and other operations conducted in respect of oil and natural gas properties, and there are inherent risks attributable to an open-end trust, including the following:

PURCHASE OF PROPERTIES AND ASSETS
The price paid for the purchase of Viking's properties and assets was based on engineering and economic assessments made by independent engineers modified to reflect the technical views of management. These assessments include a number of material assumptions regarding such factors as recoverability and marketability of oil, natural gas and natural gas liquids, future prices of oil, natural gas and natural gas liquids and operating costs, future capital expenditures and royalties and other government levies which will be imposed over the producing life of the reserves. Many of these factors are subject to change and are beyond the control of the operators of Viking. In particular, changes in the prices of and markets for petroleum, natural gas and natural gas liquids from those anticipated at the time of making such assessments will affect the return on the value of Trust Units. In addition, all such assessments involve a measure of geological and engineering uncertainty, which could result in lower production and reserves than attributed to the Properties.

RESERVE ESTIMATES
The reserve and recovery information contained in the Viking GLJ Report, the CNGT GLJ Report and the Kensington GLJ Report are only estimates, and the actual production and ultimate reserves from the Properties may be greater or less than the estimates prepared by GLJ.

VOLATILITY OF OIL AND NATURAL GAS PRICES
Viking's operational results and financial condition, and therefore the amounts ultimately paid to VERT, will be dependent on the prices received for oil and natural gas production. Oil and natural gas prices have fluctuated widely during recent years and are determined by supply and demand factors, including weather and general economic conditions as well as conditions in other oil and natural gas regions, all of which are beyond the control of Viking. Any decline in oil and natural gas prices could have an adverse effect on Viking's financial condition and therefore on the distributable income to be distributed to holders of Trust Units.

CHANGES IN LEGISLATION
There can be no assurance that income tax laws and government incentive programs relating to the oil and gas industry, such as the status of mutual fund trusts and the resource allowance, will not be changed in a manner, which adversely affects Unitholders.

MUTUAL FUND TRUST STATUS AND INVESTMENT ELIGIBILITY
Viking intends to continue to qualify as a mutual fund trust for the purposes of the Tax Act. Viking may not, however, always be able to satisfy any future requirement for the maintenance of mutual fund trust status. Should the status of Viking as a mutual fund trust be lost or successfully challenged by a relevant tax authority, certain adverse consequences may arise for Viking and its Unitholders. Some of the significant consequences of losing mutual fund trust status are as follows:

         o By virtue of its status as a mutual fund trust, Trust Units are qualified investments for registered retirement savings plans ("RRSPs"), registered retirement income funds ("RRIFs"), registered education savings plans ("RESPs"), and deferred profit sharing plans (collectively, "Exempt Plans"). Where at the end of any month an Exempt Plan holds Trust Units that are not qualified investments, the Exempt Plan must, in respect of that month, pay a tax under Part XI.1 of the Tax Act equal to 1% of the fair market value of Trust Units at the time such Trust Units were acquired by the Exempt Plan. In addition, an RRSP or RRIF holding Trust Units that are not qualified investments would become taxable on income attributable to Trust Units while they are not qualified investments (including the entire amount of any capital gain arising on a disposition of the non-qualified investment). RESPs which hold Trust Units that are not qualified investments may have their registration revoked by the Canada Revenue Agency.

         o Trust Units would become foreign property for RRSPs, RRIFs, DPSPs and other persons subject to Part XI of the Tax Act. However, the 2005 Federal Budget proposes to eliminate the foreign property rules effective January 1, 2005. If these proposals are enacted, then foreign property characterization would be inconsequential.

         o Pursuant to Part XII.2 of the Tax Act, Viking would be taxed on certain types of income distributed to Unitholders. Payment of this tax may have adverse consequences for some Unitholders, particularly Unitholders that are not residents of Canada and residents of Canada that are otherwise exempt from Canadian income tax.

         o Viking would cease to be eligible for the capital gains refund mechanism available under the Tax Act.

         o Trust Units held by Unitholders that are not residents of Canada would become taxable Canadian property. These non-resident holders would be subject to Canadian income tax on any gains realized on a disposition of Trust Units held by them.

Subject to certain limited exceptions, the Tax Act requires that Viking not be established nor maintained primarily for the benefit of non-residents of Canada in order to maintain its status as a mutual fund trust. Accordingly, in order to comply with such provisions, the VERT Trust Indenture contains restrictions on the ownership of Trust Units by Unitholders who are non-residents of Canada. In this regard, Viking shall, among other things, take all necessary steps to monitor the ownership of Trust Units to carry out such intentions. If at any time Viking becomes aware that the beneficial owners of 50% or more of Trust Units then outstanding are or may be non-residents of Canada or that such a situation is imminent, Viking shall take such action as may be necessary to carry out such intentions.

Viking may take certain measures in the future to the extent Viking believes such measures are necessary to ensure Viking maintains its status as a mutual fund trust. These measures could be adverse to certain holders of Trust Units.

The ownership of Viking's Trust Units by non-residents of Canada is currently estimated at less than 25% of our outstanding Trust Units, significantly below the 50% limitation proposed in recent Canadian legislation to retain "mutual fund" status under the Income Tax Act (Canada). This estimate of Viking's non-resident ownership may not be accurate as it is based on certain assumptions and data from the securities industry that does not have a well-defined methodology to determine the residency of the beneficial owners of such securities. The proposed legislation would have imposed a non-resident restriction on Viking to retain its "mutual fund" status and related income tax treatment. Although the respective Canadian legislation has been withdrawn, there is a risk that Canadian legislation may propose further legislation effecting Viking's current income tax responsibilities and/or the income tax treatment afforded to its Unitholders.

UNITHOLDER LIMITED LIABILITY
The VERT Trust Indenture provides that no Unitholder will be subject to any liability in connection with Viking or its obligations and affairs and, in the event that a court determines Unitholders are subject to any such liabilities, the liabilities will be enforceable only against, and will be satisfied only out of, Viking's assets. Pursuant to the VERT Trust Indenture, Viking will indemnify and hold harmless each Unitholder from any costs, damages, liabilities, expenses, charges and losses suffered by a Unitholder resulting from or arising out of such Unitholder not having such limited liability.

The VERT Trust Indenture provides that all written instruments signed by or on behalf of Viking must contain a provision to the effect that such obligation will not be binding upon Unitholders personally. Personal liability may also arise in respect of claims against Viking that do not arise under contracts, including claims in tort, claims for taxes and possibly certain other statutory liabilities. The possibility of any personal liability of this nature arising is considered unlikely.

On July 1, 2004 the Income Trusts Liability Act (Alberta) came into force. This Act creates a statutory limitation on the liability of unitholders of Alberta income trusts such as Viking. The legislation provides that a unitholder will not be, as a beneficiary, liable for any act, default, obligation or liability of the trustee that arises after the legislation come into effect.

OPERATIONAL MATTERS
The operation of oil and gas wells involves a number of operating and natural hazards that may result in blowouts, environmental damage and other unexpected or dangerous conditions resulting in damage to assets owned by Viking and possible liability to third parties. Viking maintains liability insurance, where available, in amounts consistent with industry standards. Business interruption insurance may also be purchased for selected facilities, to the extent that such insurance is available. Viking may become liable for damages arising from such events against which it cannot insure, or against which it may elect not to insure because of high premium costs or other reasons. Costs incurred to repair such damage or pay such liabilities will reduce distributable income.

Continuing production from a property, and to some extent the marketing of production there from, are largely dependent upon the ability of the operator of the property. To the extent the operator fails to perform its functions properly, revenue may be reduced. Payments from production generally flow through the operator and there is a risk of delay and additional expense in receiving such revenues if the operator becomes insolvent. Although satisfactory title reviews are generally conducted in accordance with industry standards, such reviews do not guarantee or certify that a defect in the chain of title may not arise to defeat the claim of Viking to certain properties. A reduction of the distributable income could result in such circumstances.

ENVIRONMENTAL CONCERNS
The oil and natural gas industry is subject to significant environmental regulation pursuant to local, provincial and federal legislation. A breach of such legislation may result in the imposition of fines or issuance of clean up orders in respect of Viking, the properties or the assets of Viking. Such legislation may be changed to impose higher standards and potentially more costly obligations on Viking. Given this degree of uncertainty with respect to potential changes in federal legislation, there can be no absolute assurance that Viking will be able to satisfy its actual future environmental and reclamation obligations.

DEBT SERVICE
Amounts paid in respect of interest and principal on debt incurred by Viking will reduce distributable income. Variations in interest rates and scheduled principal repayments could result in significant changes in the amount required to be applied to debt service before payment of the royalties payable to VERT, debt service charges and distributable income. Certain covenants of the agreements with the lender may also limit distributions to Viking Unitholders. Although Viking believes the credit facility will be sufficient for its immediate requirements, there can be no assurance that the amount will be adequate for the future financial obligations of Viking, or that additional funds will be able to be obtained.

Viking's creditors have been provided with security over all of the assets of VERT. If Viking becomes unable to pay its debt service charges, or otherwise commits an event of default such as bankruptcy, the bank may foreclose on or sell assets of Viking.

DELAY IN CASH DISTRIBUTIONS
In addition to the usual delays in payment by purchasers of oil and natural gas to the operators of the Properties, and by the operator to Viking, payments between any of such parties may also be delayed by restrictions imposed by lenders, delays in the sale or delivery of products, delays in the connection of wells to a gathering system, blowouts or other accidents, recovery by the operator of expenses incurred in the operation of the Properties or the establishment by the operator of reserves for such expenses.

DEPLETION OF RESERVES
Viking has certain unique attributes, which differentiate it from other oil and gas industry participants. Distributions of distributable income in respect of royalties, absent commodity price increases or cost effective acquisition and development activities, will decline over time in a manner consistent with declining production from typical oil, natural gas and natural gas liquids reserves. Viking does not re-invest cash flow in the same manner as other industry participants. Accordingly, absent capital injections, Viking's production levels and reserves will decline.

Viking's future oil and natural gas reserves and production, and therefore its cash flows, will be highly dependent on Viking's success in exploiting its reserve base and acquiring additional reserves. Without reserve additions through acquisition or development activities, Viking's reserves and production will decline over time as reserves are exploited. Viking's future cash flows will be highly dependent on its success in making accretive acquisitions in the oil and gas sector.

There can be no assurance that Viking's management will be successful in developing or acquiring additional properties or assets, as the case may be, on terms that meet Viking's investment objectives.

RETURN OF CAPITAL
Trust Units will have limited value when reserves from the Properties can no longer be economically produced. Cash distributions do not represent a "yield" in the traditional sense as they represent both return of capital and return on investment.

ADDITIONAL FINANCING
To the extent that external sources of capital, including the issuance of additional Trust Units, become limited or unavailable, Viking's ability to make the necessary capital investments to maintain or expand its oil and gas reserves and to invest in assets, as the case may be, will be impaired. To the extent that Viking is required to use cash flow to finance capital expenditures, property acquisitions or asset acquisitions, as the case may be, the level of distributable income will be reduced.

VARIATIONS IN INTEREST RATES AND FOREIGN EXCHANGE RATES
Variations in interest rates could result in a significant change in the amount Viking pays to service debt, potentially impacting distributions to Unitholders. In addition, the exchange rate for the Canadian dollar versus the U.S. dollar has increased significantly over the last 12 months, resulting in the receipt by Viking of fewer Canadian dollars for its oil and natural gas production, which is based on benchmark prices that are denominated in U.S. dollars. The increase in the exchange rate for the Canadian dollar and future Canadian/United States exchange rates may impact future distributions and the future value of the Viking's reserves as determined by independent evaluators.

AVAILABILITY OF CREDIT
As of March 29, 2005, Viking had drawn $150 million against the credit facility. Variations in interest rates and scheduled principal repayments or the need to refinance the credit facility upon expiration could result in significant changes in the amount required to be applied to debt service before payment of any amounts to VERT. Although it is believed that the credit facility is sufficient, there can be no assurance that the amount will be adequate for the financial obligations of Viking, that additional funds can be obtained or that, upon expiration, the credit facility can be refinanced on terms acceptable to Viking or the lenders. In such circumstances, cash distributions may be reduced.

STATUTORY REMEDIES
Viking is not a legally recognized entity within the relevant definitions of the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and in some cases, the Winding Up and Restructuring Act (Canada). As a result, in the event a restructuring of Viking was necessary, Viking would not be able to access the remedies available thereunder. In the event of a restructuring, a holder of Viking's Convertible Debentures may be in a different position than a holder of unsecured indebtedness of a corporation.

NATURE OF TRUST UNITS
Trust Units do not represent a traditional investment in the oil and natural gas sector. Trust Units represent a fractional interest in VERT. As holders of Trust Units, Unitholders do not have the statutory rights normally associated with ownership of shares of a corporation including, for example, the right to bring "oppression" or "derivative" actions. The price per Trust Unit is a function of anticipated distributable income, the assets of Viking and VHT and management's ability to effect long-term growth in the value of Viking. The market price of Trust Units will be sensitive to a variety of market conditions including, but not limited to, interest rates and the ability of Viking to acquire suitable oil and natural gas properties. Changes in market conditions may adversely affect the trading price of Trust Units.

RETRACTION RIGHT
It is anticipated that the retraction right will not be the primary mechanism for Unitholders to liquidate their investment. Cash distributions are subject to limitations and any securities that may be distributed in specie to Unitholders in connection with a retraction will not be listed on any stock exchange and no market is expected to develop for such securities. In addition, there may be resale restrictions imposed by law upon the recipients of the Securities pursuant to the retraction right.

COMPETITION
There is strong competition relating to all aspects of the oil and gas industry. Viking actively compete for reserve acquisitions and skilled industry personnel with a substantial number of other oil and gas companies, many of which have significantly greater financial and other resources than Viking.

                          DISTRIBUTIONS TO UNITHOLDERS

Unitholders of record on a distribution record date are entitled to receive distributions paid by VERT to its Unitholders on the corresponding distribution payment date. Viking has established a distribution record date on or about the 22nd day of each calendar month with the 15th day of the following month being the corresponding distribution payment date with the exception of the January 15th distribution payment date which has a distribution record date of December 31st of the prior year. Distributions paid to Unitholders that are not resident in Canada may be subject to Canadian withholding tax.

Although Viking intends to make distributions of its available cash flow to its Unitholders, such distributions are not assured. The amount available to Viking to pay distributions depends on the level of net cash flow received by VERT from its operating subsidiaries pursuant to the royalty agreements as well as interest, dividends, returns of principal and distribution payments. The cash flow available for distribution can vary significantly from period to period for a number of reasons, including but not limited to, the sales prices that Viking realizes for its oil and natural gas production, the quality of oil and natural gas that Viking produces, the cost to produce oil and natural gas and administer Viking, the amount of cash retained for debt service and/or repayment and/or capital expenditures and foreign exchange rates and interest rates. In addition, the level of distributions per Trust Unit will be affected by the number of Trust Units issued by Viking. Such amounts are, in part, subject to the discretion of the board of directors of VHI which determines both the extent to which cash flow will be allocated to the repayment of debt as well as the amount of cash flow to apply to capital expenditures. The board of directors of VHI regularly evaluates Viking's distribution payout ratio with respect to forecast cash flows, debt levels and capital expenditure plans. In the past, the level of cash applied by Viking to fund capital expenditures had been limited to 10% of its cash flow pursuant to its constating agreements, however, this limitation was removed following the approval of Viking's Unitholders at its annual and special meeting on June 9, 2004. For the year ended December 31, 2004, Viking's payout ratio was 79% of its cash flow from operations compared to 98% in 2003.

An investment in Viking's Trust Units is subject to a number of risks that should be considered by an investor. The market value of the Trust Units may also deteriorate if Viking is unable to meet distribution expectations in the future and that deterioration may be material. See "Risk Factors".

DISTRIBUTION HISTORY
Since January 1, 2002, the following cash distributions have been paid by Viking to its Unitholders with 79%, 55% and 42% being taxable for Canadian income tax purposes for 2004, 2003 and 2002, respectively:

                                       CASH DISTRIBUTION PER TRUST UNIT
                                -------------------------------------------
MONTH OF RECORD
                                    2002             2003           2004
                                ----------       -----------       -------
January                             $0.10           $0.11           $0.08
February                             0.09            0.11            0.08
March                                0.09            0.12            0.08
April                                0.09            0.12            0.08
May                                  0.09            0.12            0.08
June                                 0.10            0.12            0.08
July                                 0.10            0.11            0.08
August                               0.10            0.11            0.08
September                            0.10            0.10            0.08
October                              0.10            0.10            0.08
November                             0.10            0.08            0.08
December                             0.10            0.08            0.08
                                ----------      ----------      ----------
Total for the Year                  $1.16           $1.28           $0.96
                                ----------      ----------      ----------

If on any Distribution Record Date, Viking does not have sufficient cash to pay the full distribution to be made on such Distribution Record Date in cash, the distribution may, at the option of the Trustee, include a distribution of additional Trust Units having a value equal to the cash shortfall, in which case the amount of cash to be distributed on the distribution shall be reduced by the amount of such cash shortfall. The value of the additional Trust Units to be issued shall be determined using the closing trading price of the Trust Units on the Distribution Record Date on the principal stock exchange where the Trust Units are listed or, if not so listed, such other value as the Trustee shall determine.

                        DESCRIPTION OF CAPITAL STRUCTURE

DESCRIPTION OF THE TRUST UNITS, DEBENTURES AND RELATED TRUST INDENTURES
The following is a summary of certain provisions of the Trust Units, the Convertible Debentures and the related trust indentures. For a complete description, reference should be made to the VERT Trust Indenture and the Debenture Trust Indenture, copies of which may be viewed at the offices of, or obtained from, the Trustee. Copies of the VERT Trust Indenture and the Debenture Trust Indenture, are also filed on Viking's SEDAR profile at www.sedar.com.

GENERAL
Viking was created, and Trust Units issued, pursuant to the VERT Trust Indenture. The VERT Trust Indenture, among other things, provides for the investment of VERT's assets, the calculation and payment of distributions to Unitholders, the redemption of Trust Units, the appointment and removal of the Trustee, the administration of VERT, the calling of and conduct of business at meetings of Unitholders. Among other things, material amendments to the VERT Trust Indenture, the early termination of Viking and the sale or transfer of all or substantially all of the property of Viking require the approval by 66 2/3% of the votes cast at a meeting of Unitholders.

TRUST UNITS
Viking is authorized to issue an unlimited number of Trust Units. Each Trust Unit represents an equal fractional undivided beneficial interest in any distributions from Viking and in any net assets of Viking upon the termination or winding-up of Viking. All Trust Units rank among themselves equally and ratably without discrimination, preference or priority. Each Trust Unit entitles the holder thereof to one vote at meetings of the Unitholders. No conversion or pre-emptive rights attach to the Trust Units.

In addition to Trust Units, the VERT Trust Indenture provides for the issuance of special voting rights entitling the holders thereof to attend and to vote at meetings of Unitholders. Except for the right to attend and to vote at meetings of the Unitholders, the special voting rights shall not confer upon the holders thereof any other rights and the holders shall not be entitled to any distributions of any nature whatsoever from the Trust or have any beneficial interest in any property or assets of the Trust on termination or winding-up of the Trust. The creation of special voting rights is intended to enable Viking to create and issue exchangeable share. There are no special voting rights outstanding.

The VERT Trust Indenture also provides that the directors of VHI may authorize the creation and issuance of rights, warrants, options or other securities to purchase, convert into or exchange into Trust Units on terms and conditions as the directors of VHI may determine, including without limitation, instalment or subscription receipts. A right, warrant, option or other similar security is not considered to be a Trust Unit and a holder of such securities is not considered to be a Unitholder of Viking. Additionally, the directors of VHI may authorize the creation and issuance of debentures, notes and other indebtedness of Viking on such terms and conditions as the directors of VHI may determine.

LIMITATION ON OWNERSHIP BY NON-RESIDENTS
At no time may more than one-half of the outstanding Trust Units be held by non-residents nor shall Viking at any time be maintained primarily for the benefit of non-residents. If at any time VHI becomes aware, as a result of requiring declarations as to beneficial ownership or otherwise, that the beneficial owners of 40% of the Trust Units then outstanding are or may be non-residents or that such a situation is imminent, VHI shall thereafter request declarations as to beneficial ownership from Unitholders at least annually in conjunction with the annual meeting of Unitholders. If at any time VHI becomes aware, as a result of receiving declarations as to beneficial ownership or otherwise, that the beneficial owners of 49% of the Trust Units then outstanding are or may be non-residents or that such a situation is imminent, VHI will advise the Trustee and direct the Transfer Agent to: (i) make a public announcement thereof; and (ii) not accept a subscription for Trust Units from or issue or register a transfer of Trust Units to a person unless the person provides a declaration that a person is not a non-resident. Notwithstanding any other provision of the VERT Trust Indenture, non-residents shall not be entitled to vote in respect of any special resolutions to amend the VERT Trust Indenture in respect of the non-resident limitations.

REDEMPTION OF TRUST UNITS
Each Unitholder is entitled to require Viking to redeem at any time, or from time to time at the demand of the Unitholder, and upon receipt by the Trustee, as transfer agent, of a duly completed and properly executed notice requesting such redemption, all or any part of the Trust Units registered in the name of the Unitholder at the prices determined and payable equal to the lesser of:

         (a) 95% of the market price of the Trust Units on the principal market on which the Trust Units are quoted for trading during the ten trading day period commencing immediately after the date on which the Trust Units were tendered for redemption; and

         (b) the closing market price on the principal market on which the Trust Units are quoted for trading, on the date that the Trust Units were so tendered for redemption.

The price that Unitholders receive for Trust Units tendered for redemption during any calendar month shall be paid on the last day of the calendar month following the month in which the Trust Units were tendered for redemption. There is a limitation on the amount of cash that Viking can pay for redemptions. The maximum amount of cash that Viking can pay for all Trust Units tendered for redemption in any calendar month and the preceding calendar month during the same year cannot exceed $200,000 although VHI may, in its sole discretion, waive such limitation in respect of any calendar month. If this limitation is not so waived for such calendar month, a Unitholder will receive Acquisition Notes having an aggregate principal amount equal to the cash otherwise required for the redemption of the Trust Units tendered, or if so directed by VHI or if Viking does not hold Acquisition Notes having a sufficient principal amount outstanding to effect such payment, by Viking issuing its own promissory notes to the Unitholder who exercised the right of redemption having an aggregate principal amount equal to the cash otherwise required for the redemption of the Trust Units tendered, which promissory notes shall have terms and conditions substantially identical to those of the Acquisition Notes. Upon such distribution of Acquisition Notes or issuance of promissory notes, Viking shall be discharged from all liability to the former Unitholder in respect of the Trust Units so redeemed.

It is anticipated that the redemption right will not be the primary mechanism for Unitholders to dispose of their Trust Units. The Acquisition Notes and other assets of Viking which may be distributed IN SPECIE to Unitholders in connection with a redemption will not be listed on any stock exchange and no market is expected to develop in such Acquisition Notes or in the other assets of Viking. The Acquisition Notes and other Viking assets so distributed are expected to be subject to resale restrictions under applicable securities laws and are not expected to be qualified investments for registered retirement plans, registered educational savings plans, registered retirement income funds or deferred profit savings plans, each as defined in the Tax Act.

If at the time the Trust Units are tendered for redemption, the Trust Units are not listed for trading on the Toronto Stock Exchange and are not traded or quoted on any other stock exchange or market which VHI considers, in its sole discretion, provides representative fair market value prices for the Trust Units, or the normal trading of the Trust Units is suspended or halted, Unitholders tendering Trust Units for redemption shall be entitled to receive a price per Trust Unit equal to 90% of the fair market value thereof as determined by VHI as at the date on which the Trust Units were tendered for redemption.

REPURCHASE OF TRUST UNITS
Viking is entitled, from time to time, to purchase for cancellation some or all of the Trust Units (or other securities of Viking which may be issued and outstanding from time to time) in the market or upon any recognized stock exchange on which such Trust Units are traded or pursuant to tenders received by Viking upon request for tenders addressed to all holders of record of Trust Units, provided in each case that the Trustee has determined that such purchases are in the best interests of the Trust.

STABILITY RATINGS ISSUED BY INDEPENDENT RATINGS AGENCY
The Dominion Bond Rating Service Limited ("DBRS") maintains a stability rating system to provide an indication of both the stability and sustainability of cash distributions per Trust Unit, which is essentially an assessment of a fund's ability to generate sufficient cash to pay out a stable level of distributions on a per unit basis over the longer term. The DBRS stability ratings provide opinions and research on funds related to stability and sustainability of distributions over time and are not a recommendation to buy, sell or hold the Trust Units. In determining a DBRS stability rating, the following factors are evaluated: (1) Operating Characteristics, (2) Asset Quality, (3) Financial Profile, (4) Diversification, (5) Size and Market Position, (6) Sponsorship/Governance, and (7) Growth. The rating categories range from STA-1 being the highest stability and sustainability of distributions per unit to STA-7 being the lowest level of stability and sustainability of distributions per unit.

In August 2004, DBRS published their Stability Ratings of Oil and Gas Income Trusts in Canada including its stability rating for Viking. DBRS's rating of ten oil and gas income trusts ranged from an STA-5 (high) to STA-6 (middle) with the average rating at STA-5 (low). These ratings included the following factors: the performance of oil and gas income trusts is mainly related to unstable oil and gas prices (and hence their results fluctuate accordingly), the per unit reserves and production declines over time indicate the dilutive effect of issuing new trust units to fund purchased assets, the high depletion rate of 20%
- 30% on wells annually in mature fields results in reserve losses from existing fields of 10%-15% after the benefits of capital spending, income trusts are currently bidding up the price of reserves which reduces overall profitability and most energy trusts lack geographic diversification. However, DBRS acknowledges that the energy trusts as a whole have grown tremendously over the past few years in terms of reserves, production and market capitalization, and as a result the balance sheets have mostly improved with good cash flow coverage ratios. Their views include recognition that the more conservatively levered position of the larger trusts with capital discipline should support the operation in the event of a softening pricing environment and the general trend to reduce the payout ratio and retain cash for capital reinvestment should help somewhat with development efforts. DBRS has concluded that while the energy trusts should benefit from favourable commodity prices expected in 2005, the limitations are too great to attain a higher average industry rating than STA-5
(low).

On August 16, 2004, DBRS issued an STA-6 (middle) stability rating to Viking reflecting weakness in most of the seven key categories, including Viking's small relative size with production averaging 16,700 boe/d, the significant senior management changes over the past year, a 12% reduction in its reserve base booked in 2003 with limited exploration and a substantial portion of cash flow paid out to unitholders in distributions. While recognizing the outlook for favourable oil and gas prices in 2005, DBRS noted Viking's challenges as high debt levels, the rising cost of purchasing reserves and its relative small size concentrated in relatively few fields. In March 2005, DBRS visited Viking to update their information relative to the changes at Viking during the second half of 2004. DBRS plans to publish a revised report on Viking in the next few months.


DEBENTURES
On January 15, 2003, Viking issued $75 million of 10.5% Convertible Unsecured Subordinate Debentures ("Convertible Debentures") pursuant to a trust indenture date January 15, 2003 (the "Debenture Trust Indenture") for net proceeds of $71.6 million. The Convertible Debentures had an initial maturity date of April 30, 2003 which was extended to January 31, 2008 upon the completion of the plan of arrangement involving KeyWest. The Convertible Debentures bear interest at a rate of 10.5% per annum, paid semi-annually on January 31 and July 31 of each year and are subordinated to substantially all other liabilities of Viking, including its credit facilities. The Convertible Debentures are convertible at the option of the holder into Trust Units at any time prior to the earlier of the maturity date or the date on which the Convertible Debentures are redeemed by Viking at a conversion price of $7.25 per Trust Unit. The Convertible Debentures are not redeemable by Viking on or before January 31, 2006 but may be redeemed in whole or in part at the option of Viking at a price of $1,050 per Convertible Debenture after January 31, 2006 and prior to February 1, 2007 and at a price of $1,025 per Convertible Debenture thereafter until their maturity. Redemptions and conversions entitle the holder to accrued and unpaid interest to and including the effective date. At the option of Viking, the repayment of the principal amount of the Convertible Debentures may be settled in Trust Units. The number of Trust Units to be issued upon redemption by Viking will be calculated by dividing the principal amount by 95% of the weighted average trading price. The interest payable may also be settled with the issuance and sale of sufficient Trust Units to satisfy the interest obligation. Upon the occurrence of a change of control of Viking, involving the acquisition of 66 2/3% or more of the Trust Units, Viking will be required to make an offer to purchase all of the Convertible Debentures then outstanding at a price equal to 101% of the principal amount plus accrued interest and unpaid interest. For the year ended December 31, 2004 interest paid on the Convertible Debentures totalled $7.9 million. At December 31, 2004, principal amount of Convertible Debentures outstanding was $74.3 million.

Pursuant to the terms of the Debenture Trust Indenture, the repayment of the principal and interest on the Convertible Debentures is subordinate to the prior payment in full of all senior indebtedness as well as other creditors of Viking and effectively subordinate to the claims of creditors of Viking's subsidiaries. The Debenture Trust Indenture does not limit the ability of Viking to incur additional indebtedness, including indebtedness that ranks senior to the debentures.

Viking may, from time-to-time, issue additional debentures under the Debenture Trust Indenture with the maturity date, issue date, interest rate and any other terms of the debentures as directed by Viking.

UNIT OPTION PLAN
Viking is authorized to grant up to 5,400,000 options pursuant to a Unit Option Plan under which options vest as to 20% immediately upon granting and a further 20% on the anniversary date in each of the next four years. The options have a ten year term and a feature that allows for the exercise price of the options to be decreased by an amount equal to distributions paid in excess of 8% of the average closing price of the Trust Units for the first 11 trading days in January of each year.

UNIT AWARD INCENTIVE PLAN
Viking is authorized to issue up to 3,860,000 Trust Units pursuant to a Unit Award Incentive Plan (the "Incentive Plan") comprised of restricted units and performance units. Restricted unit awards vest 50% on each of the two anniversary dates following the grant date. The performance unit awards vest 100% on the second anniversary of the grant date. For both the restricted and performance unit awards, Trust Units are issued upon vesting with the number of Trust Units adjusted for the distributions paid since the award was granted. Performance awards are further adjusted for Viking's "total return" performance relative to a number of other royalty trusts over a two year period.

PREMIUM DISTRIBUTIONTM, DISTRIBUTION
REINVESTMENT AND OPTIONAL TRUST UNIT PURCHASE PLAN
Viking's Premium DistributionTM, Distribution Reinvestment and Optional Trust Unit Purchase Plan (the "DRIP Plan") enables eligible Unitholders to direct that their cash distributions be reinvested in additional Trust Units at a 5% discount to the average market price of the Trust Units applicable to each distribution payment date or to exchange such Trust Units for a cash payment equal to 102% of such distributions. The DRIP Plan also enables Unitholders participating in the DRIP Plan to purchase Trust Units from Viking's treasury at the average market price of the Trust Units applicable to each distribution payment date, subject to a maximum of $100,000 per month with respect to each beneficial owner of Trust Units. Each component of the DRIP Plan is subject to prorating and other limitations on availability of Trust Units. All administrative costs of the DRIP Plan are paid by Viking. Viking reserves the right to amend or terminate the DRIP Plan at any time, but such action shall have no retroactive effect that would prejudice the interests of Unitholders.

                              MARKET FOR SECURITIES

Viking's Trust Units have been listed and posted for trading on the Toronto Stock Exchange under the trading symbol "VKR.UN" since December 18, 1996. The Convertible Debentures have been listed and posted for trading on the Toronto Stock Exchange under the trading symbol "VKR.DB" since January 15, 2003. The following tables set out the price range for and trading volume of Trust Units and Convertible Debentures on a monthly basis for the year ending December 31, 2004 as reported by the Toronto Stock Exchange.

TRUST UNITS

PERIOD                              HIGH              LOW             VOLUME
--------------------------------------------------------------------------------
January...................         $5.99             $5.52           8,584,520
February..................         $5.75             $5.12           8,508,221
March ....................         $5.85             $5.36           6,776,161
April ....................         $6.10             $5.64           5,881,559
May ......................         $5.93             $5.65           5,978,443
June .....................         $5.96             $5.64           4,202,864
July .....................         $5.92             $5.63           8,297,775
August ...................         $6.10             $5.87           8,806,221
September ................         $6.65             $5.96           9,557,762
October ..................         $7.45             $6.63          21,760,794
November .................         $7.11             $6.35          13,382,968
December .................         $6.88             $6.26          11,642,449
--------------------------------------------------------------------------------


CONVERTIBLE DEBENTURES

PERIOD                              HIGH              LOW             VOLUME
--------------------------------------------------------------------------------
January...................        $109.00           $106.25           19,110
February..................        $108.50           $105.50           33,460
March ....................        $112.00           $106.25           17,380
April ....................        $111.50           $107.26            7,350
May ......................        $112.00           $107.55            5,070
June .....................        $110.00           $108.00            8,620
July .....................        $110.99           $108.60            5,990
August ...................        $110.00           $107.20            7,110
September ................        $110.49           $108.00            4,770
October ..................        $112.42           $108.05           13,850
November .................        $112.47           $110.00            3,930
December .................        $111.90           $110.00            6,420
--------------------------------------------------------------------------------

                        DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors of VHI consists of seven members. The chairman of the Board of Directors must be one of the directors elected by the Unitholders. Pursuant to the terms of the VERT Trust Indenture, the Board of Directors of VHI has the authority and responsibility to make or approve most significant decisions affecting Viking. Each director holds office until Viking's next annual meeting of Unitholders or until his successor is duly elected or appointed. The following table sets forth the name, municipality of residence, year first elected to the board and principal occupation of each of the directors of VHI:

       NAME AND MUNICIPALITY
            OF RESIDENCE              YEAR FIRST ELECTED                      PRINCIPAL OCCUPATION
-----------------------------------------------------------------------------------------------------------------------
H. DOUGLAS HUNTER                           1996               President, RFM Capital Corporation Ltd.
Calgary, Alberta

THOMAS L. BRINKERHOFF                       1996               President, Brinkerhoff Drilling 2000 Inc.
Calgary, Alberta

DALE BLUE                                   2001               Independent Consultant
Mississauga, Ontario

DAVID J. BOONE                              2003               President, Escavar Energy Inc.
Calgary, Alberta

JAMES S. BLAIR                              2002               President and Chief Executive Officer, ExAlta
Calgary, Alberta                                               Energy Inc.

WILLIAM FRILEY                              2003               President, Telluride Oil and Gas Ltd. and
Calgary, Alberta                                               Skyeland Oils Ltd.

JOHN ZAHARY(1)                              2004               President and Chief Executive Officer, Viking
Calgary, Alberta

NOTE:

(1) Mr. Zahary formally assumed the role of President and Chief Executive Officer of Viking effective May 11, 2004 and was appointed to the Board of Directors on June 9, 2004.

Mr. Hunter, with over thirty years experience in the oil and gas industry, has been the President of RFM Capital Corporation since 1987. Mr. Brinkerhoff is currently the President and sole shareholder of Brinkerhoff Drilling 2000 Inc. Mr. Blue is an independent consultant who formerly served as the Chairman, President and Chief Executive Officer of Chase Manhattan Bank of Canada. Mr. Blair is currently the President and Chief Executive Officer of ExAlta Energy Inc. Mr. Boone is a professional engineer with over 25 years of oil and gas industry experience and is currently the President of Escavar Energy Inc. Mr. Friley has been involved in the oil and gas industry for 30 years and is currently the President of Telluride Oil and Gas Ltd. and Skyeland Oils Ltd.

The Board of Directors of VHI has an Audit Committee, a Corporate Governance Committee, an Environment, Health & Safety Committee, a Compensation Committee and a Reserves Committee. The Audit Committee is comprised of Messrs. Blue, Boone, Brinkerhoff, and Hunter. The Corporate Governance Committee is comprised of Messrs. Brinkerhoff, Blair and Hunter. The Environment, Health and Safety Committee is comprised of Messrs. Friley and Boone and the Compensation Committee is comprised of Messrs. Blair, Hunter and Blue. The Board of Directors of VHI does not have an Executive Committee as the Board of Directors as a whole undertakes these responsibilities. The Reserves Committee is comprised of Messrs. Boone, Friley, Blair and Hunter.

The following table sets forth the name, municipality of residence, position held with VHI and principal occupation of each of the executive officers of VHI:

                            EXECUTIVE OFFICERS OF VHI

       NAME AND MUNICIPALITY
           OF RESIDENCE                      POSITION WITH VHI                      PRINCIPAL OCCUPATION
-----------------------------------------------------------------------------------------------------------------------
JOHN ZAHARY(1)                       President and Chief Executive         President and Chief Executive Officer
Calgary, Alberta                     Officer and Director                  of Viking


ROBERT FOTHERINGHAM(2)               Vice President, Finance and           Vice President, Finance and Chief Financial
Calgary, Alberta                     Chief Financial Officer               Officer of Viking

ROBERT MORGAN(3)                     Vice President, Operations and        Vice President, Operations and Corporate
Calgary, Alberta                     Corporate Development                 Development of Viking

NOTES:
(1) Mr. Zahary formally assumed the position of President and Chief Executive Officer effective May 11, 2004.
(2) Mr. Fotheringham was appointed to the position of Vice President, Finance and Chief Financial Officer effective June 2, 2004.
(3) Mr. Morgan was appointed to the position of Vice President, Operations and Corporate Development effective June 21, 2004.


The principal occupations of the executive officers of VHI are as follows:

Mr. Zahary is a Professional Engineer and has extensive senior management experience in the oil and gas industry. Prior to joining Viking, he was President of Petrovera Resources. Mr. Fotheringham is a Chartered Accountant with more than 20 years of experience in the energy industry and public accounting, most recently as Chief Financial Officer of Inter Pipeline Fund. Mr. Morgan is a Professional Engineer with 20 years of technical, operations and management experience in the oil and gas industry. He was most recently Manager, Planning at Canadian Natural Resources Limited, prior to which he was a member of the management team of Petrovera Resources, holding positions of Vice President Corporate Development, and Vice President Engineering.

As at the date of this AIF, the directors and officers of VHI, as a group, beneficially owned, directly or indirectly, or exercised control or direction over 367,367 Trust Units, representing 0.22 % of the issued and outstanding Trust Units.


                              CONFLICTS OF INTEREST

The directors and officers of VHI are engaged in and will continue to engage in other activities in the oil and natural gas industry and, as a result of these and other activities, the directors and officers of VHI may become subject to conflicts of interest. The ABCA provides that in the event that a director has an interest in a contract or proposed contract or agreement, the director shall disclose his interest in such contract or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided under the ABCA. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the ABCA. The business of VHI is subject to other risks and matters, which are outside of their control.


           INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

No director or executive officer of VHI, no person or company that is the direct or indirect beneficial owner of, or who exercises control or direction over more than 10 percent of the outstanding Trust Units and no associate or affiliate of any of the foregoing persons or companies, has or has had any material interest, direct or indirect, in any transaction within the three most recently completed financial years or during the current financial year that has materially affected or will materially affect Viking or its subsidiaries.

                           AUDIT COMMITTEE INFORMATION

THE FULL TEXT OF THE AUDIT COMMITTEE MANDATE IS INCLUDED IN SCHEDULE D OF THIS ANNUAL INFORMATION FORM.

COMPOSITION OF THE AUDIT COMMITTEE
The audit committee consists of four members, all of which are independent and financially literate within the meaning of Multilateral Instrument 52-110. The relevant education and experience of each audit committee member is outlined below:

DALE G. BLUE (AUDIT COMMITTEE CHAIR)
Mr. Blue holds a B.A. in Economics from the University of Winnipeg. Mr. Blue is an independent consultant who until 2001 served as Chairman, President & Chief Executive Officer of Chase Manhattan Bank of Canada, and Managing Director of Chase Manhattan Bank in New York. Mr. Blue has over thirty years experience in financial services, and has served on numerous domestic and international Boards.

THOMAS L. BRINKERHOFF
Mr. Brinkerhoff holds a Bachelor of Science Degree, with a major in Geology and a minor in Petroleum Engineering. Mr. Brinkerhoff has worked in the oil and gas industry since 1978 and is currently the President and sole shareholder of Brinkerhoff Drilling 2000 Inc.

DAVID J. BOONE
Mr. Boone is a Professional Engineer and has more than 25 years of oil and gas industry experience with some of the most significant producing companies in the Canadian industry. He began his career with Imperial Oil holding various positions and joined PanCanadian Petroleum in 2000 as Executive Vice-President and Chief Operating Officer. He was named Executive Vice President of EnCana Corporation upon its founding in early 2002 and President of the company's Offshore and International Operations Division. In 2003 he founded a new oil and gas company, Escavar Energy Inc. and is currently President of that company.

H. DOUGLAS HUNTER
Mr. Hunter is a Professional Engineer and has over thirty years experience in the oil and gas industry. He is currently the President of RFM Capital Corporation, a private investment company. Mr. Hunter has been active in the creation of several public and private oil and gas companies including Bluesky Oil & Gas Ltd., Triumph Energy Corp., Petromark Minerals Ltd., Petroleum Capital Corporation and Ricinus Resources Ltd. Mr. Hunter is also a director of Wellco Energy Services Trust and Buffalo Oil Company.

PRE-APPROVAL POLICIES AND PROCEDURES
The Committee's responsibilities include an obligation to pre-approve all non-audit services to be provided by the external auditor to the Trust.

EXTERNAL AUDITOR SERVICE FEES
Fees paid to Deloitte & Touche LLP for the years ended December 31, 2004 and December 31, 2003 are detailed below.

--------------------------------------------------------------------------------------------------------------------
                                        YEAR ENDED DECEMBER 31, 2004          YEAR ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------------------------------------------
Statutory Audit Fees (1)                              $135,672                               $191,840
Audit Related Fees (2)                                $ 40,300                               $ 68,250
Tax Fees (3)                                              -                                  $ 43,450

Total Fees                                            $175,972                               $303,540
                                        ----------------------------------------------------------------------------

(1) Audit fees consist of fees for the audit of Viking's annual Financial Statements and fees for assurance and related services relating reviews of the Viking's quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings.
(2) Audit Related fees are fees for assurance and related and services provided by Viking's auditors other than those described as "Audit fees".
(3) Tax fees consist of fees for tax compliance services, tax advice and tax planning.

                                LEGAL PROCEEDINGS

As at the date of this AIF Viking and all of its subsidiaries are not a party to any material legal proceedings.



                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Trust Units and the Convertible Debentures is Computershare Trust Company of Canada at its principal offices in Calgary, Alberta and Toronto, Ontario.



                               MATERIAL CONTRACTS

Other than as set forth below, there are no material contracts entered into by Viking or its subsidiaries during the most recently completed financial year or since January 1, 2002 and which are still in effect, other than contracts entered into in the ordinary course of business.

1.       The VERT Amended and Restated Trust Indenture dated July 1, 2003,

2.       The VERT Debenture Trust Indenture dated January 15, 2003, and

3. The Combination Agreement dated November 23, 2004 between VERT, VHI, CNGT and CNGCo.



                              INTERESTS OF EXPERTS

As at the date of this AIF, principals of Gilbert Laustsen Jung Associates Ltd., independent petroleum consultants to Viking, personally disclosed in certificates of qualification that they neither owned nor expected to receive any of the outstanding Trust Units.


                             ADDITIONAL INFORMATION

Additional information relating to Viking may also be found on SEDAR at www.sedar.com.

Additional information, including information concerning directors' and officers' remuneration and indebtedness, principal holders of Trust Units, and securities authorized for issuance under equity compensation plans, is contained in Viking's proxy statement and information circular for its most recent annual meeting of Unitholders that involved the election of directors.

Additional financial information is provided in the consolidated financial statements and management's discussion and analysis of Viking as at and for the year ended December 31, 2004, which may also be found on SEDAR at www.sedar.com.

                                  SCHEDULE A-1

     VIKING ENERGY ROYALTY TRUST - FORM 51-101F1 STATEMENT OF RESERVES DATA
                       AND OTHER OIL AND GAS INFORMATION


The following is a summary of the oil and natural gas reserves and the value of future net revenue of Viking as evaluated by GLJ. The pricing used in the forecast and constant price evaluations is set forth in the notes to the tables.

ALL EVALUATIONS OF FUTURE REVENUE ARE AFTER THE DEDUCTION OF FUTURE INCOME TAX EXPENSES, UNLESS OTHERWISE NOTED IN THE TABLES, ROYALTIES, DEVELOPMENT COSTS, PRODUCTION COSTS AND WELL ABANDONMENT COSTS BUT BEFORE CONSIDERATION OF INDIRECT COSTS SUCH AS ADMINISTRATIVE, OVERHEAD AND OTHER MISCELLANEOUS EXPENSES. THE ESTIMATED FUTURE NET REVENUE CONTAINED IN THE FOLLOWING TABLES DOES NOT NECESSARILY REPRESENT THE FAIR MARKET VALUE OF VIKING'S RESERVES. THERE IS NOT ASSURANCE THAT THE FORECAST PRICE AND COST ASSUMPTIONS CONTAINED IN THE VIKING GLJ REPORT WILL BE ATTAINED AND VARIANCES COULD BE MATERIAL. OTHER ASSUMPTIONS AND QUALIFICATIONS RELATING TO COSTS AND OTHER MATTERS ARE INCLUDED IN THE VIKING GLJ REPORT. THE RECOVERY AND RESERVES ESTIMATES ON VIKING'S PROPERTIES DESCRIBED HEREIN ARE ESTIMATES ONLY. THE ACTUAL RESERVES ON VIKING'S PROPERTIES MAY BE GREATER OR LESS THAN THOSE CALCULATED. AS REQUIRED BY NI 51-101, BOTH VIKING'S RESERVE EVALUATORS AND MANAGEMENT MUST FILE REPORTS ON FORMS 51-101F2 AND 51-101F3, RESPECTIVELY, WHICH FORMS ARE ATTACHED AS SCHEDULES B-2 AND B-3 OF THIS AIF.

OIL AND GAS PRODUCTION AND RESERVES DATA DISCLOSURE

Where any disclosure of reserves data is made in this AIF that does not reflect all reserves of Viking, the reader should note that the estimates of reserves and future net revenue for individual properties or groups of properties may not reflect the same confidence level as estimates of reserves and future net revenue for all properties.

                              OIL AND GAS RESERVES
                     BASED ON CONSTANT PRICES AND COSTS (9)

                                          LIGHT, MEDIUM AND
                                              HEAVY OIL                  NATURAL GAS          NATURAL GAS LIQUIDS
                                       ------------------------   -------------------------- -----------------------
                                          GROSS (1)    NET(1)        GROSS(1)       NET(1)     GROSS(1)     NET(1)
                                           (MBBL)      (MBBL)         (MMCF)        (MMCF)      (MBBL)      (MBBL)
                                       ------------ -----------   ------------   -----------  --------    ----------
Proved Developed Producing(2)(6)            25,810      23,289          58,002       48,527      1,229          902
Proved Developed Non-Producing(2)(7)         1,026         890           2,072        1,703         21           16
Proved Undeveloped(2)(8)                     2,636       2,275           1,348        1,142         57           40
                                       ------------ -----------    ------------ ------------ ----------   ----------
Total Proved(2)                             29,472      26,454          61,421       51,372      1,308          958
Total Probable(3)                            8,923       7,897          14,008       11,794        367          269
                                       ------------ -----------    ------------ ------------ ----------   ----------
Total Proved Plus Probable(2)(3)            38,395      34,352          75,430       63,166      1,675        1,228
                                       ------------ -----------    ------------ ------------ ----------   ----------

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                      BASED ON CONSTANT PRICES AND COSTS(9)

                                                           ($000'S) - BEFORE DEDUCTING INCOME TAXES (11)
                                                                           DISCOUNTED AT
                                                      0%            5%          10%           15%          20%
                                                  ------------  -----------  -----------   -----------  -----------
Proved Developed Producing(2)(6)                      537,451      417,038      346,749       299,544      265,320
Proved Developed Non-Producing(2)(7)                   25,573       20,246       16,630        14,017       12,049
Proved Undeveloped(2)(8)                               46,821       29,532       19,988        14,003        9,957
                                                  ------------  -----------  -----------   -----------  -----------
Total Proved(2)                                       609,845      466,816      383,367       327,565      287,326
                                                  ------------  -----------  -----------   -----------  -----------
Total Probable(3)                                     194,221      122,116       85,289        63,737       49,936
                                                  ------------  -----------  -----------   -----------  -----------
Total Proved Plus Probable(2)(3)                      804,066      588,932      468,657       391,301      337,262
                                                  ------------  -----------  -----------   -----------  -----------

                            TOTAL FUTURE NET REVENUE
                                 (UNDISCOUNTED)
                      BASED ON CONSTANT PRICES AND COSTS(9)

                                                                                       FUTURE                    FUTURE
                                                                                        NET                        NET
                                                                       ABANDONMENT    REVENUE                    REVENUE
                                                                           AND         BEFORE                     AFTER
                                              OPERATING  DEVELOPMENT   RECLAMATION     INCOME      INCOME         INCOME
                    REVENUE      ROYALTIES     COSTS        COSTS         COSTS        TAXES      TAXES (11)      TAXES
                    ($000'S)      ($000'S)     ($000'S)     ($000'S)     ($000'S)     ($000'S)     ($000'S)      ($000'S)
                   -----------  -----------  -----------  -----------  ------------  -----------  -----------  -----------
Total Proved(2)    1,504,653     201,478      627,017       33,108       33,204       609,845         -         609,845
                   -----------  -----------  -----------  -----------  ------------  -----------  -----------  -----------

Total Proved
Plus
Probable(2)(3)     1,910,568     259,528      769,453       43,533       33,989       804,066         -         804,066
                   -----------  -----------  -----------  -----------  ------------  -----------  -----------  -----------

                     FUTURE NET REVENUE BY PRODUCTION GROUP
                      BASED ON CONSTANT PRICES AND COSTS(9)

                                                                                                    FUTURE NET REVENUE
                                                                                                   BEFORE INCOME TAXES
                                                                                                      (DISCOUNTED AT
                                                                                                        10%/YEAR)
                                                                  PRODUCTION GROUP                       ($000'S)
---------------------------------------------------    ---------------------------------------     ----------------------
Total Proved(2)                                        Light, medium and heavy crude oil(12)             252,170
                                                       Associated gas and non-associated gas             130,117
---------------------------------------------------    ---------------------------------------    -----------------------
Total Proved Plus Probable(2)(3)                       Light, medium and heavy crude oil(12)             316,342
                                                       Associated gas and non-associated gas             150,919
---------------------------------------------------    ---------------------------------------    -----------------------

                              OIL AND GAS RESERVES
                     BASED ON FORECAST PRICES AND COSTS(10)

                                              LIGHT, MEDIUM AND
                                                HEAVY OIL (12)               NATURAL GAS           NATURAL GAS LIQUIDS
                                            -----------------------     ----------------------    ----------------------
                                             GROSS(1)       NET(1)       GROSS(1)      NET(1)      GROSS(1)      NET(1)
                                              (MBBL)        (MBBL)         (MMCF)      (MMCF)       (MBBL)       (MBBL)
                                            ---------    ----------     ---------    ---------    ---------    ---------
Proved Developed Producing(2)(6)              25,323        22,837        57,041       47,717        1,215          891
Proved Developed Non-Producing(2)(7)           1,026           888         2,035        1,677           21           16
Proved Undeveloped(2)(8)                       2,613         2,238         1,404        1,195           57           41
                                            ---------    ----------     ---------    ---------    ---------    ---------
Total Proved(2)                               28,962        25,964        60,480       50,590        1,293          948
                                            ---------    ----------     ---------    ---------    ---------    ---------
Total Probable(3)                              8,889         7,875        13,777       11,581          362          266
                                            ---------    ----------     ---------    ---------    ---------    ---------
Total Proved Plus Probable(2)(3)              37,850        33,839        74,256       62,170        1,655        1,214
                                            ---------    ----------     ---------    ---------    ---------    ---------

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                     BASED ON FORECAST PRICES AND COSTS(10)

                                                              ($000'S) - BEFORE DEDUCTING INCOME TAXES (11)
                                                                              DISCOUNTED AT
                                                --------------------------------------------------------------------------
                                                       0%            5%            10%             15%             20%
                                                -------------  ------------  -------------   -------------  --------------
Proved Developed Producing(2)(6)                     503,059       413,665        358,282         318,746         288,631
Proved Developed Non-Producing(2)(7)                  27,782        22,318         18,612          15,931          13,899
Proved Undeveloped(2)(8)                              50,189        32,221         22,523          16,452          12,320
                                                -------------  ------------  -------------   -------------  --------------
Total Proved(2)                                      581,029       468,204        399,418         351,129         314,850
                                                -------------  ------------  -------------   -------------  --------------
Total Probable(3)                                    189,761       122,720         87,380          66,309          52,649
                                                -------------  ------------  -------------   -------------  --------------
Total Proved Plus Probable(2)(3)                     770,791       590,924        486,798         417,438         367,499
                                                -------------  ------------  -------------   -------------  --------------


                            TOTAL FUTURE NET REVENUE
                                 (UNDISCOUNTED)
                     BASED ON FORECAST PRICES AND COSTS(10)

                                                                                       FUTURE                    FUTURE
                                                                                        NET                        NET
                                                                       ABANDONMENT    REVENUE                    REVENUE
                                                                           AND         BEFORE                     AFTER
                                              OPERATING  DEVELOPMENT   RECLAMATION     INCOME      INCOME         INCOME
                    REVENUE      ROYALTIES     COSTS        COSTS         COSTS        TAXES      TAXES (11)      TAXES
                    ($000'S)      ($000'S)     ($000'S)     ($000'S)     ($000'S)     ($000'S)     ($000'S)      ($000'S)
                   -----------  -----------  -----------  -----------  ------------  -----------  -----------  -----------
Total Proved(2)      1,578,908      209,322       710,807       34,386       43,355       581,029        -      581,029
                    -----------  -----------  ------------ ------------ ------------  ------------ --------  -----------

Total Proved
Plus
Probable(2)(3)       2,038,652      272,945       903,197       45,213       46,506       770,791        -      770,791
                    -----------  -----------  ------------ ------------ ------------  ------------ --------  -----------


                     FUTURE NET REVENUE BY PRODUCTION GROUP
                      BASED ON FORECAST PRICES AND COSTS(9)

                                                                                                   FUTURE NET REVENUE
                                                                                                  BEFORE INCOME TAXES
                                                                                                     (DISCOUNTED AT
                                                                                                       10%/YEAR)
                                                                 PRODUCTION GROUP                       ($000'S)
--------------------------------------------------    ---------------------------------------     ----------------------
Total Proved(2)                                       Light, medium and heavy crude oil(12)             287,841
                                                      Associated gas and non-associated gas             110,577
--------------------------------------------------    ---------------------------------------    -----------------------
Total Proved Plus Probable(2)(3)                      Light, medium and heavy crude oil(12)             357,157
                                                      Associated gas and non-associated gas             128,334
--------------------------------------------------    ---------------------------------------    -----------------------

                          RECONCILIATION OF COMPANY NET
                       RESERVES BY PRINCIPAL PRODUCT TYPE
                     BASED ON FORECAST PRICES AND COSTS (10)

The following table sets forth a reconciliation of the changes in Viking's light and medium crude oil, heavy oil and associated and non-associated gas (combined) reserves as at January 1, 2005 against such reserves as at January 1, 2004 based on the price and cost assumptions set forth in note 10:

                                       LIGHT, MEDIUM AND HEAVY OIL                ASSOCIATED AND NON-ASSOCIATED GAS
                                 ----------------------------------------       ---------------------------------------
                                                              Net Proved                                    Net Proved
                                                                    Plus                                          Plus
                                  Net Proved  Net Probable      Probable         Net Proved  Net Probable     Probable
                                      (mbbl)        (mbbl)        (mbbl)             (mmcf)        (mmcf)       (mmcf)
                                 ------------ ------------- -------------       ------------ ------------- ------------
At January 1, 2004                    29,310         7,920        37,230               63.3          12.7         76.0
                                 ------------ ------------- -------------       ------------ ------------- ------------
     Extensions                           23             4            28                0.8           0.2          1.0
     Improved Recovery                 1,350           110         1,460                0.8           0.5          1.2
     Technical Revisions             (1,623)            14       (1,610)              (2.1)         (1.2)        (3.2)
     Discoveries                           -             -             -                  -             -            -
     Acquisitions                         53             6            59                  -             -            -
     Dispositions                      (356)          (73)         (429)              (3.0)         (0.5)        (3.6)
     Economic Factors                    392         (108)           284                0.8         (0.1)          0.7
     Production                      (3,183)             -       (3,183)             (10.1)             -       (10.1)
                                 ------------ ------------- -------------       ------------ ------------- ------------
At January 1, 2005                    25,964         7,875        33,839               50.6          11.6         62.2
                                 ------------ ------------- -------------       ------------ ------------- ------------

The following table sets forth changes between future net revenue estimates attributable to net proved reserves as at January 1, 2004 against such reserves as at January 1, 2005.

                      RECONCILIATION OF CHANGES IN NET PRESENT VALUES OF FUTURE NET REVENUE
                                                DISCOUNTED AT 10%
                                     BASED ON CONSTANT PRICES AND COSTS (9)
                                                     (000'S)
--------------------------------------------------------------------------------------------------------------------
    ESTIMATED FUTURE NET REVENUE AT JANUARY 1, 2004                                                         519,780
      Oil and  Gas Sales During the Period Net of Production Costs and Royalties(a)                       (153,435)
      Changes due to Prices and Royalties Related to Forecast Production(b)                                  16,259
      Development Costs During the Period(c)                                                                 36,652
      Changes in Estimated Future Development Costs                                                        (16,203)
      Changes Resulting from Extensions and Improved Recovery(d)                                             17,904
      Changes Resulting from Discoveries(d)                                                                      47
      Changes Resulting from Acquisitions of Reserves(d)                                                        634
      Changes Resulting from Dispositions of Reserves(d)                                                    (9,898)
      Accretion of Discount(e)                                                                               51,978
      Net Change in Income Taxes                                                                                  -
      Changes Resulting from Technical Reserves Revisions                                                  (20,756)
      All other changes (f)                                                                                (59,595)
    ESTIMATED FUTURE NET REVENUE AT JANUARY 1, 2005                                                         383,367
---------------------------------------------------------------------------------------------------------------------

(a)  Company actual before income taxes, excluding G&A
(b) The impact of changes in prices and other economic factors on future net revenue
(c) Actual capital expenditures relating to the exploration, development and production of oil and gas reserves.
(d)  End of period net present value of the related reserves.
(e)  Estimated as 10% of the beginning of period net present value.
(f) Includes changes due to revised production profiles, development timing, operating costs, royalty rates, actual price received in 2004 versus forecast, etc.

NOTES:
1. "Gross Reserves" are Viking's working interest (operating or non-operating) share before deducting of royalties and without including any royalty interests of Viking. "Net Reserves" are Viking's working interest (operating or non-operating) share after deduction of royalty obligations, plus Viking's royalty interests in reserves.
2. "Proved" reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.
3. "Probable" reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

4. "Possible" reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated proved plus probable plus possible reserves.
5. "Developed" reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g. when compared to the cost of drilling a well) to put the reserves on production.
6. "Developed Producing" reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.
7. "Developed Non-Producing" reserves are those reserves that either have not been on production, or have previously been on production, but are shut in, and the date of resumption of production is unknown.
8. "Undeveloped" reserves are those reserves expected to be recovered from know accumulations where a significant expenditure (for example, when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves classification (proved, probable, possible) to which they are assigned.

9. The product prices used in the constant price and cost evaluations in the Viking GLJ Report were as follows:


          Product                                                                                  December 31, 2004
          -----------------------------------------------------------------------------------------------------------
          West Texas Intermediate Crude Oil ($US/bbl)                                                          43.45
          Exchange Rate ($US/$CDN)                                                                            0.8308
          Light, Sweet Crude Oil at Edmonton                                                                   46.54
          AECO C-spot ($CDN/mcf)                                                                                6.79
          Edmonton Pentanes Plus ($/bbl)                                                                       48.97
          -----------------------------------------------------------------------------------------------------------
          Edmonton Butane ($/bbl)                                                                              34.44
          -----------------------------------------------------------------------------------------------------------
          Edmonton Propane ($/bbl)                                                                             29.79
          -----------------------------------------------------------------------------------------------------------

10. The pricing assumptions used in the Viking GLJ Report with respect to net values of future net revenue (forecast) as well as the inflation rates used for operating and capital costs are set forth below. GLJ is an independent qualified reserves evaluator appointed pursuant to NI 51-101

                           Light and Medium Crude  Natural Gas    Alberta Natural Gas Liquids    Inflation  Exchange
                                     Oil                            (Then Current Dollars)          Rate       Rate
                           --------------------------------------------------------------------------------------------
                               WTI      Edmonton    AECO Gas    Edmonton   Edmonton   Edmonton     %/year    $US/$Cdn
                             Cushing    Par Price                                     Pentanes
                            Oklahoma     40o API      price      Propane   Butane     Plus
                            ($US/bbl)  ($Cdn/bbl)  ($Cdn/bbl)  ($Cdn/bbl)  ($Cdn/bbl) ($Cdn/bbl)
                           --------------------------------------------------------------------------------------------
          Year
          Forecast
          2005                42.00       50.25       6.60        32.25      37.25      50.75        2         0.82
          2006                40.00       47.75       6.35        30.50      35.25      48.25        2         0.82
          2007                38.00       45.50       6.15        29.00      33.75      46.00        2         0.82
          2008                36.00       43.25       6.00        27.75      32.00      43.75        2         0.82
          2009                34.00       40.75       6.00        26.00      30.25      41.25        2         0.82
          2010                33.00       39.50       6.00        25.25      29.25      40.00        2         0.82
          2011                33.00       39.50       6.00        25.25      29.25      40.00        2         0.82
          2012                33.00       39.50       6.00        25.25      29.25      40.00        2         0.82
          2013                33.50       40.00       6.10        25.50      29.50      40.50        2         0.82
          2014                34.00       40.75       6.20        26.00      30.25      41.25        2         0.82
          2015                34.50       41.25       6.30        26.50      30.50      41.75        2         0.82
                           --------------------------------------------------------------------------------------------
          Thereafter       +2.0%/year  +2.0%/year  +2.0%/year  +2.0%/year  +2.0%/year +2.0%/year               0.82

11. Viking's entity structure has been set up so that the annual tax liability is shifted to its Unitholders. Internal tax forecasting models show there is no cash taxes payable in the future by Viking or its subsidiaries. This result is attributable to the following inter-corporate agreements:

         o Royalty agreements that are in place between Viking and two of its subsidiaries (Viking Holdings Inc. and Viking Holdings Trust) which between them hold the majority of Viking's oil and gas working interests. These royalty agreements facilitate the tax effective movement of the cash flow generated by the properties to Viking, which is then required to be distributed to Unitholders.
         o Inter-company notes with fixed forms and fixed interest rates that have been entered into between the subsidiaries and Viking, which again shifts taxable income from corporate entities to Viking which in turn shifts the tax burden to Unitholders; and
         o Corporate entities that have debt with external parties have sufficient accumulated tax pools to shelter pre-tax cash flow in a sufficient amount in order to fund a repayment of such indebtedness.

         The cash flow paid to Viking is a deduction for tax purposes for Viking Holdings Inc. and Viking Holdings Trust, eliminating any tax liability at the subsidiary level. Therefore, the cash flow as per the reserve report would have not resulted in any cash tax expense to the unitholders. The contractual obligation of the subsidiaries is to pay the excess cash flow to Viking, even on a blow-down scenario.

12. Heavy oil properties and reserves of Viking comprise less than five percent of Viking's total reserves and properties and therefore heavy oil information has been grouped together with light and medium crude oil.

PROVED UNDEVELOPED RESERVES

As at January 1, 2005, Viking has a total of 4.3 mmboe of company interest reserves that are classified as proved non-producing. Of these proved non-producing reserves, the majority (68%) are undeveloped reserves. The balance are developed non-producing reserves which consist of wells that are not currently producing and are eligible to be brought back on production given current economics and production information. Substantially all of the undeveloped reserves are based on Viking's current 2005 budget and long range development plans for the major assets noted above. Approximately 70% of these reserves are expected to be developed within the next two years. The remaining undeveloped reserves will be developed over the next five years, in most cases due to processing facility capacity restrictions. The capital cost has been taken into account for these programs in the estimated future net revenue.

PROBABLE UNDEVELOPED RESERVES

As at January 1, 2005, Viking has a total of 3.6 mmboe of company interest reserves that are classified as probable non-producing. Of these non-producing reserves, the majority (80%) are undeveloped reserves. Substantially all of the undeveloped reserves are based on Viking's current 2005 budget and long range development plans for the major assets noted above. Approximately 70% of these reserves are expected to be developed within the next two years. The remaining undeveloped reserves will be developed over the next five years, in most cases due to processing facility capacity restrictions. The capital cost has been taken into account for these programs in the estimated future net revenue.

FUTURE DEVELOPMENT COSTS

                                                         TOTAL PROVED
                                                     ---------------------      TOTAL PROVED         TOTAL PROVED PLUS
                                                        ESTIMATED USING        ESTIMATED USING       PROBABLE ESTIMATED
                                                        CONSTANT PRICES        FORECAST PRICES     USING FORECAST PRICES
                                                          AND COSTS               AND COSTS               AND COSTS
                                                           ($000'S)               ($000'S)                ($000'S)
                                                     ---------------------     -----------------   ---------------------
     2005                                                   13,879                 13,879                  17,649
     2006                                                    7,536                  7,687                  13,057
     2007                                                    3,667                  3,816                  4,554
     2008                                                    2,600                  2,759                  2,848
     2009                                                    2,051                  2,221                  2,140
                                                     ---------------------     -----------------   ---------------------
     Total for all years undiscounted                       33,108                 34,386                  45,213
                                                     ---------------------     -----------------   ---------------------
     Total for all years discounted at 10%/year             27,092                 28,683                  36,861
                                                     =====================     =================   =====================

See also the discussion of Viking's 2005 capital expenditures under the heading "2005 Capital Expenditure Program" in the AIF.


SIGNIFICANT FACTORS OR UNCERTAINTIES

There are several risk factors and uncertainties in estimating reserves. To estimate the economically recoverable oil and natural gas reserves and related future net cash flows, Viking incorporates many factors and assumptions including:

    o expected reservoir characteristics based on geological, geophysical and engineering assessments;
    o future production rates based on historical performance and expected future operating and investment activities;
    o    future oil and gas prices and quality differentials;
    o    assumed effects of regulation by governmental agencies; and
    o    future development and operating costs.

Viking believes these factors and assumptions are reasonable, based on the information available to it at the time the estimates are prepared. However, actual results could vary considerably, which could cause material variances in:

    o estimated quantities of proved oil and natural gas reserves in aggregate and for any particular group of properties;
    o    reserve classification based on risk of recovery;
    o future net revenues, including production, revenues, taxes and development and operating expenditures;
    o financial results including the annual rate of depletion and recognition of property impairments;
    o assessing, when necessary, Viking's oil and gas assets for impairment. Estimated future undiscounted cash flows are determined using proved reserves. The critical estimates used to assess impairment, including the impact of changes in reserve estimates, are discussed below.

As circumstances change and additional data becomes available, Viking's reserve estimates also change, possibly materially impacting net income. Estimates made by Viking's engineers are reviewed and revised, either upward or downward, as warranted by the new information. Revisions are often required due to changes in well performance, prices, economic conditions and governmental restrictions.

Although Viking makes every reasonable effort to ensure that Viking's reserve estimates are accurate, reserve estimation is an inferential science. As a result, the subjective decisions, new geological or production information and a changing environment may impact these estimates. Revisions to Viking's reserve estimates can arise from changes in year-end oil and gas prices, and reservoir performance. Such revisions can be either positive or negative.

OIL AND GAS PROPERTIES AND WELLS

The following table sets forth the number of wells in which Viking held a working interest as at December 31, 2004:

                                               OIL                       NATURAL GAS
                                  --------------------------     --------------------------
                                      GROSS(1)       NET(1)        GROSS(1)       NET(1)
                                  --------------   ---------     ----------    ------------
Location Alberta
     Producing                          835            673          990            369
     Non-producing                      407            292          167             94
Location Saskatchewan
     Producing                          563            430            -              -
     Non-producing                      115             88            -              -
                                  --------------------------------------------------------

NOTE:

 1. "Gross Wells" are wells in which Viking has an interest (operating or non-operating). "Net Wells" are Viking's interest share of the gross wells (operating or non-operating).


PROPERTY ACQUISITIONS, EXPLORATION AND DEVELOPMENT COSTS INCURRED

The following table summarizes the cash capital expenditures made by Viking on oil and natural gas properties for the year ended December 31, 2004.(1)

                  PROPERTY ACQUISITION COSTS                    EXPLORATION COSTS      DEVELOPMENT COSTS
                           ($000'S)                                 ($000'S)                ($000'S)
              ---------------------------------------------     ------------------     -----------------
              PROVED PROPERTIES         UNPROVED PROPERTIES
              -----------------         -------------------
                   (18,453)                     219                    19                   36,414
              -----------------         -------------------     ------------------     -----------------

NOTE:

1. These costs do not include corporate acquisitions. Viking was a net seller of proved properties during 2004.

EXPLORATION AND DEVELOPMENT ACTIVITIES

The following table sets forth the number of exploratory and development wells which Viking completed during its 2004 financial year:

                                       EXPLORATORY WELLS                  DEVELOPMENT WELLS
                                --------------------------------   -------------------------------
                                 GROSS(1)               NET(1)      GROSS(1)              NET(1)
                                -----------           ----------   ----------           ----------

     Oil Wells                      -                     -           31                    22
     Gas Wells                      -                     -           38                    12
     Service Wells                  -                     -           -                      -
     Dry Holes                      -                     -           6                      5
                                -----------           ----------   ----------           ----------
     Total Completed Wells          -                     -           75                    39
                                ===========           ==========   ==========           ==========

NOTE:
1. "Gross Wells" are wells in which Viking has an interest (operating or non-operating). "Net Wells" are Viking's interest share of the gross wells (operating or non-operating).


For a discussion of Viking's exploration and development activities refer to the "2005 Capital Expenditures Plan" section in the AIF.

PROPERTIES WITH NO ATTRIBUTED RESERVES

As at December 31, 2004, Viking had a total of 231,832gross (135,765 net) acres of unproved properties. Of these unproved properties, 30,644 Gross (17,990 net) acres of its rights to explore, develop and exploit are scheduled to expire within one year. Viking expects the actual expiries will be less than this amount due to planned development of unproved properties through the course of 2005

FORWARD CONTRACTS AND COMMITMENTS

As part of normal operations, Viking is a party to various financial guarantees, letters of credit and other contractual commitments. In addition, as discussed under "Risk Factors" in the AIF, Viking will enter into financial instrument contracts from time to time to fix a portion of its revenue thereby protecting future distributions. These are considered to be off balance sheet transactions. Further disclosure relating to these contracts is disclosed in Note 14 to Viking's Financial Statements. Contractual commitments both in the aggregate and for the next five years are disclosed in Note 15 to Viking's Financial Statements.

With the acquisition of CNGT on February 1, 2005, Viking assumed natural gas price risk management contracts on 15,300 GJ/d for the month of February 2005 and March 2005 with an average floor price of $5.74 per GJ and a price cap of $7.78 per GJ plus contracts for 10,000 GJ/d for the period April 2005 through October 2005 at an average fixed price of $6.42 per GJ and a further 10,000 GJ/d for the period from November 2005 through March 2006 at an average fixed price of $7.08 per GJ. As at March 29, 2005, these contracts had a mark-to-market deficiency of $4.6 million.

In addition to financial instrument contracts, Viking has the following types of obligations as at December 31, 2004:

($000's)                                                      Payment Date
------------------------------------------------------------------------------------------- -----------------------
                                                                                                          2009 and
                                           Total            2005         2006         2007       2008       beyond
--------------------------------------- ------------ ------------ ------------ ------------ ---------- ------------
Bank Loan - credit facility (a)              29,350            -            -       29,350          -            -
Convertible Debentures (b)                   98,363        7,801        7,801        7,801     74,960            -
Operating leases (c)                          2,995          651          623          553        539          629
Asset Retirement Obligation (d)             152,832        1,934        2,330        3,768      4,824      139,976
Lease  Rentals on oil and  natural gas       16,595        3,319        3,319        3,319      3,319        3,319
properties (e)
--------------------------------------- ------------ ------------ ------------ ------------ ---------- ------------
Total contractual obligations               300,135       13,705       14,073       44,791     83,642      143,924
--------------------------------------- ------------ ------------ ------------ ------------ ---------- ------------

(a) Repayment is only required if the credit facility is not renewed. See Note 7 to Viking's Financial Statements.
(b) Interest obligations are calculated based on currently outstanding debentures. See Note 9 to Viking's Financial Statements.
(c) These obligations are off balance sheet transactions, are in the normal course of business and relate to the leasing of operating equipment only. Other than the financial instruments described above and listed in the notes to the Financial Statements, there are no further off balance sheet transactions.
(d) These are estimates of expected future abandonment and reclamation obligations and may not represent the actual future liability, or timing of future payments. The determination includes inflationary adjustment of 2.0% per annum.
(e) Lease rentals are paid annually at the same rate until amended by a rental review. Saskatchewan leases are reviewed every 3 years and Alberta leases are reviewed every 5 years.

ABANDONMENT AND RECLAMATION COSTS

Viking recognizes the fair value of an abandonment and reclamation liability in the period in which it is incurred when a reasonable estimate of the fair value can be made. Viking expects to incur abandonment and reclamation costs for 1,472 net producing wells, 474 net inactive wells, 125 net vacant leases and 71 net facilities. The following table sets forth the estimated abandonment and reclamation costs associated with these wells, leases and facilities, as well as the amount expected to be paid out in the next 3 years.

         TOTAL ESTIMATED ABANDONMENT & RECLAMATION COSTS DISCOUNTED AT:

  FORECAST CASE(A)    ($millions)                      0%                  10%
  -----------------------------------------------------------------------------
  Producing wells(b)                                100.0                 26.8
  Inactive wells                                     14.6                  8.4
  Vacant leases                                       1.7                  1.5
  Facilities                                         36.5                  7.9
  -----------------------------------------------------------------------------
  Total                                             152.8                 44.6
  -----------------------------------------------------------------------------
  (a)  Costs in the forecast case have been inflated at 2.0% per annum
  (b) The Viking GLJ Report includes existing and future reserves wells abandonment costs only; $41.5 million (undiscounted) and $13.2 million (discounted at 10% per year)


Of the amounts above, the following chart sets forth the amount that is expected to be paid in the next three years.


  ABANDONMENT & RECLAMATION COSTS TO BE PAID IN THE NEXT 3 YEARS (UNDISCOUNTED
                        WITHOUT ADJUSTMENT FOR INFLATION)

                                                                     ($millions)
  ------------------------------------------------------------------------------
  Producing wells(a)                                                      4.0
  Inactive wells                                                          2.5
  Vacant leases                                                           1.3
  ------------------------------------------------------------------------------
  Facilities                                                                -
  ------------------------------------------------------------------------------
  Total                                                                   7.8
  -----------------------------------------------------------------------------
  (a) The Viking GLJ Report includes well downhole abandonment costs of; $3.1 million (undiscounted)


TAX HORIZON

As a result of Viking's tax efficient structure, taxable income in the form of royalty payments on oil and natural gas properties and payments of principal and interest on inter-company debt is transferred from the operating entities to Viking Energy Royalty Trust. This income is then distributed to the Unitholders. Royalty payments and payments of principal and interest on inter-company debt made to Viking by its operating subsidiaries are deductible for income tax purposes and as a result, no income tax liability is expected to be incurred by Viking as long as it maintains its mutual fund trust status and corporate tax structure.

PRODUCTION ESTIMATES

The following table sets forth the volume of company working interest production estimated for 2005(1) as found in the Viking GLJ report:

                                LIGHT, MEDIUM AND        NATURAL GAS        NATURAL GAS LIQUIDS
                                    HEAVY OIL              (MCF/D)                 (BBL/D)
                                     (BBL/D)
                                -----------------        -----------        -------------------
Total Viking                         10,027                 27,527                  392
                                -----------------        -----------        -------------------

(1) Based on the Viking GLJ Report estimate of the average plus proved probable production in 2005


SELECTED 2004 QUARTERLY INFORMATION

The following table sets forth certain information in respect of production, product prices received, royalties, production costs and netbacks received by the Corporation for each quarter of its most recently completed financial year:

                                                                       THREE MONTHS ENDED
                                             -----------------------------------------------------------------------------
                                             MARCH 31, 2004     JUNE 30, 2004     SEPTEMBER 30, 2004     DECEMBER 31, 2004
                                             --------------     -------------     ------------------     -----------------
Average Daily Production
     Light and Medium Oil and  Natural Gas        10,823             10,094             9,960                 9,884
     Liquids (bbl/d)
     Natural Gas (mcf/d)                          35,607             34,312            32,492                30,576
Average Net Prices Received
     Light and Medium Oil and  Natural Gas
     Liquids ($/bbl)                               38.95              43.75             48.47                 45.97
     Natural Gas ($/mcf)                            6.42               7.11              6.79                  7.10
Royalties
     Light and Medium Oil and  Natural Gas
     Liquids ($/bbl)                                6.17               6.51              7.18                  6.11
     Natural Gas ($/mcf)                            1.20               1.55              1.13                  1.19
Production and Transport Costs
     Light and Medium Oil and  Natural Gas
     Liquids ($/bbl)                               10.22              11.20             11.71                 10.59
     Natural Gas ($/mcf)                            1.16               1.36              1.24                  1.22
Netback Received
     Light and Medium Oil and  Natural Gas
     Liquids ($/bbl)                               22.56              26.04             29.56                 29.27
     Natural Gas ($/mcf)                            4.06               4.20              4.42                  4.69

PRODUCTION HISTORY BY MATERIAL PROPERTY

The following table provides average annual production by each material property:

                                                   LIGHT, MEDIUM AND
                                                         HEAVY                                         AVERAGE DAILY
                                                       CRUDE OIL         NATURAL GAS        NGL         PRODUCTION
MATERIAL PROPERTY                                       (BBL/D)            (MCF/D)        (BBL/D)         (BOE/D)
-------------------------------------              -----------------     ------------     -------      -------------
      Bellshill Lake et al                               2,838                 578            68            3,003
      Bashaw                                             1,435               1,096           117            1,735
      Channel Lake                                           -               8,450             -            1,408
      Kindersley                                         1,233                 846            32            1,407
      Chin Coulee                                        1,241                   -             -            1,241
      Tweedie/Wappau                                         -               6,821             -            1,137
      Bassano                                              759                 858            11              913
      Alexis/West Cove                                     233               3,893             -              881
Other                                                    1,980              10,696           241            4,003
--------------------------------------------------------------------------------------------------------------------
Total                                                    9,719              33,238           469           15,728
--------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE A-2

                 FORM 51-101F2 REPORT ON VIKING RESERVES DATA BY
               INDEPENDENT QUALIFIED RESERVES EVALUATOR OR AUDITOR

To the board of directors of Viking Holding Inc., on behalf of Viking Energy Royalty Trust ("Viking"):

1. We have prepared an evaluation of Viking's reserves data as at December 31, 2004. The reserves data consist of the following:

     (a)  (i)    proved and proved plus probable oil and gas reserves estimated as at December 31, 2004, using forecast prices and costs; and
                 (ii) the related estimated future net revenue; and

     (b)  (i)    proved oil and gas reserves estimated at December 31, 2004, using constant prices and costs; and (ii) the related estimated future net revenue.

2. The reserves data are the responsibility of Viking's management. Our responsibility is to express an opinion on the reserves data based on our evaluation.

     We carried out our evaluation in accordance with standards set out in the Canadian Oil and Gas Evaluation Handbook (the "COGE Handbook") prepared jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy & Petroleum (Petroleum Society).

3. Those standards require that we plan and perform an evaluation to obtain reasonable assurance as to whether the reserves data are free of material misstatement. An evaluation also includes assessing whether the reserves data are in accordance with principles and definition in the COGE Handbook.

4. The following table sets forth the estimated future net revenue (before deduction of income taxes) attributed to proved plus probable reserves, estimated using forecast prices and costs and calculated using a discount rate of 10 percent, included in the reserves data of Viking evaluated by us for the year ended December 31, 2004, and identifies the respective portions thereof that we have audited, evaluated and reviewed and reported on to Viking's board of directors:

      Description and        Location of Reserves
    Preparation Date of       (Country or Foreign               Net Present Value of Future Net Revenue
     Evaluation Report         Geographic Area)         (before income taxes, 10% discount rate) - in $millions
    ---------------------    ----------------------    ----------------------------------------------------------
                                                       Audited        Evaluated        Reviewed         Total
                                                       ---------    --------------    -----------    ------------
    February 10, 2005        Canada                       -            $486.8             -            $486.8

5. In our opinion, the reserves data respectively evaluated by us have, in all material respects, been determined and are in accordance with the COGE Handbook.

6. We have no responsibility to update this evaluation for events and circumstances occurring after the preparation dates.

7. Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be material.

Executed as to our report referred to above:

Gilbert Laustsen Jung Associates Ltd., Calgary, Alberta, Canada

Dated  February 15, 2005
------------------------

/s/ Wayne W. Chow, P. Eng.
-----------------------------------------
Wayne W. Chow, P. Eng.
Vice-President

                                  SCHEDULE A-3

                FORM 51-101F3 REPORT OF MANAGEMENT AND DIRECTORS
                  ON VIKING RESERVES DATA AND OTHER INFORMATION

Management of Viking Holdings Inc. ("VHI"), on behalf of Viking Energy Royalty Trust ("Viking"), is responsible for the preparation and disclosure of information with respect to Viking's oil and gas activities in accordance with securities regulatory requirements. This information includes reserves data, which consist of the following:

    (f) proved and proved plus probable oil and gas reserves estimated as at December 31, 2004 using forecast prices and costs; and

    (g)  the related estimated future net revenue; and

    (h) proved oil and gas reserves estimated as at December 31, 2004 using constant prices and costs; and

    (i)  the related estimated future net revenue.

An independent qualified reserves evaluator has evaluated and reviewed Viking's reserves data. The report of the independent qualified reserves evaluator is filed with securities regulatory authorities concurrently with this report in Schedule B-2 to this Annual Information Form.

The Reserves Committee of the board of directors of VHI has:

    (a) reviewed Viking's procedures for providing information to the independent qualified reserves evaluator;

    (b) met with the independent qualified reserves evaluator to determine whether any restrictions affected the ability of the independent qualified reserves evaluator to report without reservation; and

    (c) reviewed the reserves data with management and the independent qualified reserves evaluator.

The Reserves Committee of the board of directors of VHI has reviewed Viking's procedures for assembling and reporting other information associated with oil and gas activities and has reviewed that information with management. The board of directors has, on the recommendation of the Reserves Committee, approved:

    (a) the content and filing with securities regulatory authorities of the reserves data and other oil and gas information;

    (b) the filing of the report of the independent qualified reserves evaluator on the reserves data; and

    (c)  the content and filing of this report.

    (d) Because the reserves data are based on judgements regarding future events, actual results will vary and the variations may be material.

/s/ John Zahary                               /s/ Rob Morgan
-------------------------------------         ------------------------------
John Zahary                                   Rob Morgan
President and Chief Executive Officer         Vice President Operations and
                                              Corporate Development


/s/ David J. Boone                            /s/ H. Douglas Hunter
-------------------------------------         ------------------------------
David J. Boone                                H. Douglas Hunter
Director,                                     Director,
Chairman Reserves Committee                   Chairman of the Board of
March 15, 2005                                Directors

                                  SCHEDULE B-1

               CNGT - FORM 51-101F1 STATEMENT OF RESERVES DATA AND
                         OTHER OIL AND GAS INFORMATION

The following is a summary of the oil and natural gas reserves and the value of future net revenue as evaluated by GLJ. The pricing used in the forecast and constant price evaluations is set forth in the notes to the tables.

ALL EVALUATIONS OF FUTURE REVENUE ARE AFTER THE DEDUCTION OF FUTURE INCOME TAX EXPENSES, UNLESS OTHERWISE NOTED IN THE TABLES, ROYALTIES, DEVELOPMENT COSTS, PRODUCTION COSTS AND WELL ABANDONMENT COSTS BUT BEFORE CONSIDERATION OF INDIRECT COSTS SUCH AS ADMINISTRATIVE, OVERHEAD AND OTHER MISCELLANEOUS EXPENSES. THE ESTIMATED FUTURE NET REVENUE CONTAINED IN THE FOLLOWING TABLES DOES NOT NECESSARILY REPRESENT THE FAIR MARKET VALUE OF THE RESERVES. THERE IS NOT ASSURANCE THAT THE FORECAST PRICE AND COST ASSUMPTIONS CONTAINED IN THE CNGT GLJ REPORT WILL BE ATTAINED AND VARIANCES COULD BE MATERIAL. OTHER ASSUMPTIONS AND QUALIFICATIONS RELATING TO COSTS AND OTHER MATTERS ARE INCLUDED IN THE CNGT GLJ REPORT. THE RECOVERY AND RESERVES ESTIMATES ON THE PROPERTIES DESCRIBED HEREIN ARE ESTIMATES ONLY. THE ACTUAL RESERVES ON THE PROPERTIES MAY BE GREATER OR LESS THAN THOSE CALCULATED. AS REQUIRED BY NI 51-101, BOTH THE RESERVE EVALUATORS AND MANAGEMENT MUST FILE REPORTS ON FORMS 51-101F2 AND 51-101F3, RESPECTIVELY, WHICH FORMS ARE ATTACHED AS SCHEDULES C-2 AND C-3 OF THIS AIF.

OIL AND GAS PRODUCTION AND RESERVES DATA DISCLOSURE

Where any disclosure of reserves data is made in this AIF that does not reflect all reserves, the reader should note that the estimates of reserves and future net revenue for individual properties or groups of properties may not reflect the same confidence level as estimates of reserves and future net revenue for all properties.

                              OIL AND GAS RESERVES
                     BASED ON CONSTANT PRICES AND COSTS (9)

                                       LIGHT, MEDIUM AND HEAVY
                                                 OIL                  NATURAL GAS            NATURAL GAS LIQUIDS
                                      -------------------------- ----------------------- ----------------------------
                                       GROSS (1)      NET(1)     GROSS(1)      NET(1)     GROSS(1)        NET(1)
                                         (MBBL)       (MBBL)      (MMCF)       (MMCF)      (MBBL)         (MBBL)
                                      ------------- ------------ ----------  ----------- ------------  --------------
Proved Developed Producing(2)(6)             1,865        1,645     72,297        57,748        2,121          1,549
Proved Developed Non-Producing(2)(7)            44           39      2,601         2,105           30             22
Proved Undeveloped(2)(8)                        38           33      2,677         2,145          106             78
                                      ------------- ------------  ---------   ----------- ------------ --------------
Total Proved(2)                              1,947        1,717     77,575        61,998        2,258          1,650
Total Probable(3)                              653          565     20,587        16,464          604            436
                                      ------------- ------------  ---------   ----------- ------------ --------------
Total Proved Plus Probable(2)(3)             2,598        2,282     98,162        78,462        2,862          2,086
                                      ------------- ------------  ---------   ----------- ------------ --------------

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                      BASED ON CONSTANT PRICES AND COSTS(9)

                                                                ($000'S) - BEFORE DEDUCTING INCOME TAXES (11)
                                                                                DISCOUNTED AT
                                                          0%             5%          10%          15%           20%
                                                      ------------   -----------  -----------  -----------  ------------
Proved Developed Producing(2)(6)                          364,725       275,689      225,519      193,061       170,130
Proved Developed Non-Producing(2)(7)                       12,573         8,058        5,863        4,601         3,784
Proved Undeveloped(2)(8)                                   13,224         8,148        5,387        3,711         2,610
                                                      ------------   -----------  -----------  -----------  ------------
Total Proved(2)                                           390,523       291,895      236,768      201,372       176,525
                                                      ------------   -----------  -----------  -----------  ------------
Total Probable(3)                                         113,707        67,587       47,159       35,953        28,926
                                                      ------------   -----------  -----------  -----------  ------------
Total Proved Plus Probable(2)(3)                          504,230       359,483      283,927      237,325       205,451
                                                      ------------   -----------  -----------  -----------  ------------

                            TOTAL FUTURE NET REVENUE
                                 (UNDISCOUNTED)
                      BASED ON CONSTANT PRICES AND COSTS(9)

                                                                                       FUTURE                    FUTURE
                                                                                        NET                        NET
                                                                       ABANDONMENT    REVENUE                    REVENUE
                                                                           AND         BEFORE                     AFTER
                                              OPERATING  DEVELOPMENT   RECLAMATION     INCOME      INCOME         INCOME
                    REVENUE      ROYALTIES     COSTS        COSTS         COSTS        TAXES      TAXES (11)      TAXES
                    ($000'S)      ($000'S)     ($000'S)     ($000'S)     ($000'S)     ($000'S)     ($000'S)      ($000'S)
                   -----------  -----------  -----------  -----------  ------------  -----------  -----------  -----------
Total Proved(2)         693,221      136,885      151,170        9,770         4,873      390,523       -        390,523
                    ------------ ------------ ------------  -----------  ------------ ------------  ----------- ---------
Total Proved Plus
Probable(2)(3)          882,530      175,314      185,783       12,062         5,140      504,230       -        540,230
                    ------------ ------------ ------------  -----------  ------------ ------------  ----------- ---------

                     FUTURE NET REVENUE BY PRODUCTION GROUP
                      BASED ON CONSTANT PRICES AND COSTS(9)
                                                                                                   FUTURE NET REVENUE
                                                                                                  BEFORE INCOME TAXES
                                                                                                     (DISCOUNTED AT
                                                                                                       10%/YEAR)
                                                                 PRODUCTION GROUP                       ($000'S)
--------------------------------------------------    ---------------------------------------    ------------------------
Total Proved(2)                                       Light, medium and heavy crude oil(12)                      12,878
                                                      Associated gas and non-associated gas                     222,331
--------------------------------------------------    ---------------------------------------    ------------------------
Total Proved Plus Probable(2)(3)                      Light, medium and heavy crude oil(12)                      17,201
                                                      Associated gas and non-associated gas                     264,537
--------------------------------------------------    ---------------------------------------    ------------------------


                              OIL AND GAS RESERVES
                     BASED ON FORECAST PRICES AND COSTS(10)

                                             LIGHT, MEDIUM AND             NATURAL GAS            NATURAL GAS LIQUIDS
                                               HEAVY OIL (12)
                                           -----------------------    ----------------------     ----------------------
                                            GROSS(1)      NET(1)       GROSS(1)      NET(1)      GROSS(1)       NET(1)
                                             (MBBL)       (MBBL)       (MMCF)        (MMCF)       (MBBL)        (MBBL)
                                           ---------    ----------    ---------     --------     --------     ---------
Proved Developed Producing(2)(6)              1,788         1,578       71,489       57,052        2,093         1,532
Proved Developed Non-Producing(2)(7)             49            43        2,586        2,092           31            23
Proved Undeveloped(2)(8)                         62            55        2,680        2,148          107            79
                                           ---------    ----------    ---------     --------     --------     ---------
Total Proved(2)                               1,899         1,675       76,755       61,293        2,231         1,634
                                           ---------    ----------    ---------     --------     --------     ---------
Total Probable(3)                               651           564       20,616       16,508          608           441
                                           ---------    ----------    ---------     --------     --------     ---------
Total Proved Plus Probable(2)(3)              2,549         2,240       97,371       77,801        2,839         2,075
                                           ---------    ----------    ---------     --------     --------     ---------

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                     BASED ON FORECAST PRICES AND COSTS(10)

                                                            ($000'S) - BEFORE DEDUCTING INCOME TAXES (11)
                                                                            DISCOUNTED AT
                                              ---------------------------------------------------------------------------
                                                   0%             5%            10%             15%             20%
                                              --------------  ------------  -------------  --------------  --------------
Proved Developed Producing(2)(6)                    327,737       249,574        206,063         178,044         158,222
Proved Developed Non-Producing(2)(7)                 11,902         7,390          5,303           4,145           3,411
Proved Undeveloped(2)(8)                             11,694         7,001          4,501           3,007           2,037
                                              --------------  ------------  -------------  --------------  --------------
Total Proved(2)                                     351,334       263,965        215,868         185,196         163,670
                                              --------------  ------------  -------------  --------------  --------------
                                                                                           --------------  --------------
Total Probable(3)                                   109,354        62,881         43,327          32,965          26,584
                                              --------------  ------------  -------------  --------------  --------------
Total Proved Plus Probable(2)(3)                    460,688       326,846        259,195         218,162         190,254
                                              --------------  ------------  -------------  --------------  --------------


                            TOTAL FUTURE NET REVENUE
                                 (UNDISCOUNTED)
                     BASED ON FORECAST PRICES AND COSTS(10)

                                                                                       FUTURE                    FUTURE
                                                                                        NET                        NET
                                                                       ABANDONMENT    REVENUE                    REVENUE
                                                                           AND         BEFORE                     AFTER
                                              OPERATING  DEVELOPMENT   RECLAMATION     INCOME      INCOME         INCOME
                    REVENUE      ROYALTIES     COSTS        COSTS         COSTS        TAXES      TAXES (11)      TAXES
                    ($000'S)      ($000'S)     ($000'S)     ($000'S)     ($000'S)     ($000'S)     ($000'S)      ($000'S)
                   -----------  -----------  -----------  -----------  ------------  -----------  -----------  -----------
Total Proved(2)         672,757      128,885      175,506       10,812         6,221      351,334        -       351,334
                    ------------  -----------  -----------  -----------  ------------  -----------  -------  ------------
Total Proved Plus
Probable(2)(3)          875,445      167,725      226,950       13,160         6,923      460,688        -       460,688
                    ------------  -----------  -----------  -----------  ------------  -----------  -------  ------------


                     FUTURE NET REVENUE BY PRODUCTION GROUP
                      BASED ON FORECAST PRICES AND COSTS(9)

                                                                                                  FUTURE NET REVENUE
                                                                                                 BEFORE INCOME TAXES
                                                                                                    (DISCOUNTED AT
                                                                                                      10%/YEAR)
                                                               PRODUCTION GROUP                        ($000'S)
-------------------------------------------------    --------------------------------------     -------------------------
Total Proved(2)                                      Light, medium and heavy crude oil(12)                      16,969
                                                     Associated gas and non-associated gas                     197,465
-------------------------------------------------    --------------------------------------     -------------------------
Total Proved Plus Probable(2)(3)                     Light, medium and heavy crude oil(12)                      21,934
                                                     Associated gas and non-associated gas                     235,198
-------------------------------------------------    --------------------------------------     -------------------------

                          RECONCILIATION OF COMPANY NET
                       RESERVES BY PRINCIPAL PRODUCT TYPE
                     BASED ON FORECAST PRICES AND COSTS (10)

The following table sets forth a reconciliation of the changes in light and medium crude oil, heavy oil and associated and non-associated gas (combined) reserves as at January 1, 2005 against such reserves as at January 1, 2004 based on the price and cost assumptions set forth in note 10:

                                       LIGHT, MEDIUM AND HEAVY OIL                ASSOCIATED AND NON-ASSOCIATED GAS
                                 ----------------------------------------       ---------------------------------------
                                                              Net Proved                                    Net Proved
                                                                    Plus                                          Plus
                                  Net Proved  Net Probable      Probable         Net Proved  Net Probable     Probable
                                      (mbbl)        (mbbl)        (mbbl)             (mmcf)        (mmcf)       (mmcf)
                                 ------------ ------------- -------------       ------------ ------------- ------------

At January 1, 2004                     1,660           523         2,183             50,483        14,038       64,521
                                 ------------ ------------- -------------       ------------ ------------- ------------
     Extensions                            8             8            16              2,559           705        3,264
     Improved Recovery                    51             7            58                550           187          737
     Technical Revisions                  61            17            78              4,081          -219        3,862
     Discoveries                           0             0             0                  0             0            0
     Acquisitions                        158            24           182             12,355         1,926       14,281
     Dispositions                          0             0             0                  0             0            0
     Economic Factors                     55           -14            41                281           -84          197
     Production                        (317)                       (317)            (9,016)                    (9,016)
                                 ------------ ------------- -------------       ------------ ------------- ------------
At January 1, 2005                     1,675           565         2,240             61,293        16,553       77,846

The following table sets forth changes between future net revenue estimates attributable to net proved reserves as at January 1, 2004 against such reserves as at January 1, 2005.

                      RECONCILIATION OF CHANGES IN NET PRESENT VALUES OF FUTURE NET REVENUE
                                                DISCOUNTED AT 10%
                                     BASED ON CONSTANT PRICES AND COSTS (9)
                                                     (000'S)
--------------------------------------------------------------------------------------------------------------------
    ESTIMATED FUTURE NET REVENUE AT JANUARY 1, 2004                                                         170,240
      Oil and  Gas Sales During the Period Net of Production Costs and Royalties(a)                        (68,555)
      Changes due to Prices and Royalties Related to Forecast Production(b)                                  22,455
      Development Costs During the Period(c)                                                                 15,030
      Changes in Estimated Future Development Costs                                                        (11,904)
      Changes Resulting from Extensions and Improved Recovery(d)                                             10,287
      Changes Resulting from Discoveries(d)                                                                       -
      Changes Resulting from Acquisitions of Reserves(d)                                                     48,006
      Changes Resulting from Dispositions of Reserves(d)                                                          -
      Accretion of Discount(e)                                                                               17,024
      Net Change in Income Taxes                                                                                  -
      Changes Resulting from Technical Reserves Revisions                                                    10,293
      All other changes(f)                                                                                   23,892
    ESTIMATED FUTURE NET REVENUE AT JANUARY 1, 2005                                                         236,768
--------------------------------------------------------------------------------------------------------------------

(a)  Company actual before income taxes, excluding G&A
(b) The impact of changes in prices and other economic factors on future net revenue
(c) Actual capital expenditures relating to the exploration, development and production of oil and gas reserves.
(d)  End of period net present value of the related reserves
(e)  Estimated as 10% of the beginning of period net present value.
(f) Includes changes due to revised production profiles, development timing, operating costs, royalty rates, actual price received in 2004 versus forecast, etc.

NOTES:
1. "Gross Reserves" are CNGT's working interest (operating or non-operating) share before deducting of royalties and without including any royalty interests of CNGT. "Net Reserves" are CNGT's working interest (operating or non-operating) share after deduction of royalty obligations, plus CNGT's royalty interests in reserves.
2. "Proved" reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

3. "Probable" reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.
4. "Possible" reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated proved plus probable plus possible reserves.
5. "Developed" reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g. when compared to the cost of drilling a well) to put the reserves on production.
6. "Developed Producing" reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.
7. "Developed Non-Producing" reserves are those reserves that either have not been on production, or have previously been on production, but are shut in, and the date of resumption of production is unknown.
8. "Undeveloped" reserves are those reserves expected to be recovered from know accumulations where a significant expenditure (for example, when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves classification (proved, probable, possible) to which they are assigned.
9. The product prices used in the constant price and cost evaluations in the CNGT GLJ Report were as follows:

          Product                                                                                   December 31, 2004
          ------------------------------------------------------------------------------------------------------------
          West Texas Intermediate Crude Oil ($US/bbl)                                                           43.45
          Exchange Rate ($US/$CDN)                                                                             0.8308
          Light, Sweet Crude Oil at Edmonton                                                                    46.54
          AECO C-spot ($CDN/mcf)                                                                                 6.79
          Edmonton Pentanes Plus ($/bbl)                                                                        48.97
          Edmonton Butane ($/bbl)                                                                               34.44
          Edmonton Propane ($/bbl)                                                                              29.79
          ------------------------------------------------------------------------------------------------------------

10. The pricing assumptions used in the CNGT GLJ Report with respect to net values of future net revenue (forecast) as well as the inflation rates used for operating and capital costs are set forth below. GLJ is an independent qualified reserves evaluator appointed pursuant to NI 51-101

                           Light and Medium Crude                 Alberta Natural Gas Liquids    Inflation   Exchange
                                     Oil           Natural Gas      (Then Current Dollars)          Rate       Rate
                           --------------------------------------------------------------------------------------------
                               WTI      Edmonton                                      Edmonton
                             Cushing    Par Price   AECO Gas    Edmonton   Edmonton   Pentanes
                            Oklahoma     40o API      price      Propane   Butane       Plus
                            ($US/bbl)  ($Cdn/bbl)  ($Cdn/bbl)  ($Cdn/bbl)  ($Cdn/bbl) ($Cdn/bbl)   %/year    $US/$Cdn
                           --------------------------------------------------------------------------------------------
          Year
          Forecast
          2005                42.00       50.25       6.60        32.25      37.25      50.75       2.0        0.82
          2006                40.00       47.75       6.35        30.50      35.25      48.25       2.0        0.82
          2007                38.00       45.50       6.15        29.00      33.75      46.00       2.0        0.82
          2008                36.00       43.25       6.00        27.75      32.00      43.75       2.0        0.82
          2009                34.00       40.75       6.00        26.00      30.25      41.25       2.0        0.82
          2010                33.00       39.50       6.00        25.25      29.25      40.00       2.0        0.82
          2011                33.00       39.50       6.00        25.25      29.25      40.00       2.0        0.82
          2012                33.00       39.50       6.00        25.25      29.25      40.00       2.0        0.82
          2013                33.50       40.00       6.10        25.50      29.50      40.50       2.0        0.82
          2014                34.00       40.75       6.20        26.00      30.25      41.25       2.0        0.82
          2015                34.50       41.25       6.30        26.50      30.50      41.75       2.0        0.82
          Thereafter         +2%/yr      +2%/yr      +2%/yr      +2%/yr      +2%/yr     +2%/yr      2.0        0.82
                           --------------------------------------------------------------------------------------------


11. CNGT's entity structure has been set up so that the annual tax liability is shifted to its Unitholders. Internal tax forecasting models show there is no cash taxes payable in the future by the CNGT. This result is attributable to the following inter-corporate agreements:

         o Inter-company notes with fixed forms and fixed interest rates that have been entered into between the subsidiaries and CNGT, which again shifts taxable income from corporate entities to CNGT which in turn shifts the tax burden to Unitholders; and
         o Corporate entities that have debt with external parties have sufficient accumulated tax pools to shelter pre-tax cash flow in a sufficient amount in order to fund a repayment of such indebtedness.

12. Heavy oil properties and reserves of CNGT comprise less than 3 percent of the CNGT's total reserves and properties and therefore heavy oil information has been grouped together with light and medium crude oil.

PROVED UNDEVELOPED RESERVES

As at January 1, 2005, CNGT has a total of 1,131 mboe of company interest reserves that are classified as proved non-producing. Of these non-producing reserves, 55% are undeveloped reserves. The balance are developed non-producing reserves which consist of wells that are not currently producing and are eligible to be brought back on production given current economics and production information. Substantially all of the undeveloped reserves are expected to be developed over the next two years. The capital cost has been taken into account for these programs in the estimated future net revenue.

PROBABLE UNDEVELOPED RESERVES

As at January 1, 2005, CNGT has a total of 1,977 mboe of company interest reserves that are classified as probable non-producing. Of these non-producing reserves, 31% are undeveloped reserves. Substantially all of the probable undeveloped reserves are expected to be developed over the next two years. The capital cost has been taken into account for these programs in the estimated future net revenue.

FUTURE DEVELOPMENT COSTS

                                                  TOTAL PROVED           TOTAL PROVED         TOTAL PROVED PLUS
                                                 ESTIMATED USING        ESTIMATED USING       PROBABLE ESTIMATED
                                                 CONSTANT PRICES        FORECAST PRICES     USING FORECAST PRICES
                                                    AND COSTS              AND COSTS               AND COSTS
                                                    ($000'S)                ($000'S)                ($000'S)
                                                 ---------------        ---------------       ------------------
     2005                                             2,345                  2,345                  2,869
     2006                                             2,831                  2,888                  4,534
     2007                                              295                    307                    309
     2008                                              298                    316                    343
     2009                                              298                    322                    322
                                                 ---------------        ---------------       ------------------
    Total for all years undiscounted                  9,770                 10,812                  13,160
                                                 ---------------        ---------------       ------------------
    Total for all years discounted at 10% year        6,659                  7,027                  9,042

See also the discussion of Viking's 2005 capital expenditures under the "2005 Capital Expenditure Plan" section of the AIF.

SIGNIFICANT FACTORS OR UNCERTAINTIES

There are several risk factors and uncertainties in estimating reserves. To estimate the economically recoverable oil and natural gas reserves and related future net cash flows, CNGT incorporates many factors and assumptions including:

    o expected reservoir characteristics based on geological, geophysical and engineering assessments;
    o future production rates based on historical performance and expected future operating and investment activities;
    o    future oil and gas prices and quality differentials;
    o    assumed effects of regulation by governmental agencies; and
    o    future development and operating costs.

Management of Viking believes these factors and assumptions are reasonable, based on the information available to it at the time the estimates are prepared. However, actual results could vary considerably, which could cause material variances in:

    o estimated quantities of proved oil and natural gas reserves in aggregate and for any particular group of properties;
    o    reserve classification based on risk of recovery;
    o future net revenues, including production, revenues, taxes and development and operating expenditures;
    o financial results including the annual rate of depletion and recognition of property impairments;
    o assessing, when necessary, CNGT's oil and gas assets for impairment. Estimated future undiscounted cash flows are determined using proved reserves. The critical estimates used to assess impairment, including the impact of changes in reserve estimates, are discussed below.

As circumstances change and additional data becomes available, CNGT's reserve estimates also change, possibly materially impacting net income. Estimates made by CNGT's engineers are reviewed and revised, either upward or downward, as warranted by the new information. Revisions are often required due to changes in well performance, prices, economic conditions and governmental restrictions.

Although Viking makes every reasonable effort to ensure that CNGT's reserve estimates are accurate, reserve estimation is an inferential science. As a result, the subjective decisions, new geological or production information and a changing environment may impact these estimates. Revisions to CNGT's reserve estimates can arise from changes in year-end oil and gas prices, and reservoir performance. Such revisions can be either positive or negative.

OIL AND GAS PROPERTIES AND WELLS

The following table sets forth the number of wells in which CNGT held a working interest as at December 31, 2004:

                                      OIL                      NATURAL GAS
                             --------------------          --------------------
                             GROSS(1)      NET(1)          GROSS(1)      NET(1)
                             --------      ------          --------      ------
Location Alberta
     Producing                  903         103              397          115
     Non-producing              538          49              157           35


NOTE:
1. "Gross Wells" are wells in which CNGT has an interest (operating or non-operating). "Net Wells" are CNGT's interest share of the gross wells (operating or non-operating).

PROPERTY ACQUISITIONS, EXPLORATION AND DEVELOPMENT COSTS INCURRED

The following table summarizes the cash capital expenditures made by CNGT on oil and natural gas properties for the year ended December 31, 2004.

                  PROPERTY ACQUISITION COSTS                     EXPLORATION COSTS           DEVELOPMENT COSTS
                           ($000'S)                                  ($000'S)                    ($000'S)
       ---------------------------------------------             -----------------           -----------------
       PROVED PROPERTIES         UNPROVED PROPERTIES
       -----------------         -------------------
           36,759                      3,696                               -                       15,030
       -----------------         -------------------             -----------------           -----------------


EXPLORATION AND DEVELOPMENT ACTIVITIES

The following table sets forth the number of exploratory and development wells which CNGT completed during its 2004 financial year:

                                          EXPLORATORY WELLS                       DEVELOPMENT WELLS
                                    -----------------------------           -----------------------------
                                    GROSS(1)               NET(1)           GROSS(1)               NET(1)
                                    --------               ------           --------               ------
     Oil Wells                         -                     -                10                    0.5
     Gas Wells                         -                     -                43                   16.5
     Service Wells                     -                     -                -                      -
     Dry Holes                         -                     -                -                      -
     Total Completed Wells             -                     -                53                   17.0

NOTE:
1. "Gross Wells" are wells in which CNGT's has an interest (operating or non-operating). "Net Wells" are CNGT's interest share of the gross wells (operating or non-operating).


For a discussion of Viking's exploration and development activities with respect to the CNGT properties refer to the "2005 Capital Expenditure Plan" section of the AIF.

PROPERTIES WITH NO ATTRIBUTED RESERVES

As at December 31, 2004, CNGT had a total of 73,953 gross (36,116 net) hectares of unproved properties, of which 18,143 gross (14,027 net) hectares of rights to explore, develop and exploit will expire within one year. Viking expects that the actual expiries will be less than this amount due to planned development of unproved properties through 2005.

FORWARD CONTRACTS AND COMMITMENTS

See discussion of Viking's forward contracts and future commitments under the heading "Forward Contracts and Commitments " in Schedule B-1. CNGT had the following types of obligations as at December 31, 2004:

($000's)                                                               Payment Date
-------------------------------------------------------------------------------------------------------------------
                                                                                                        2008 and
                                           Total        2004         2005         2006        2007        beyond
-------------------------------------------------------------------------------------------------------------------
Bank Loan - credit facility                  71,000       71,000            -            -          -            -
Lease rentals on oil & gas properties (a)       725          171          146          138        135          135
Asset Retirement Obligation(b)               22,880          264          264          264        264       21,824
-------------------------------------------------------------------------------------------------------------------
Total contractual obligations                94,605       71,435          410          402        399       21,959
-------------------------------------------------------------------------------------------------------------------

(a) Lease rentals are paid annually at the same rate until amended by a rental review.
(b) These are estimates of expected future abandonment and reclamation obligations and may not represent the actual future liability, or timing of future payments.


ABANDONMENT AND RECLAMATION COSTS

CNGT recognizes the fair value of an abandonment and reclamation liability in the period in which it is incurred when a reasonable estimate of the fair value can be made. CNGT expects to incur abandonment and reclamation costs for 218 net producing wells, 88 net inactive wells and 33 net facilities. The following table sets forth the estimated abandonment and reclamation costs associated with these wells, leases and facilities, as well as the amount expected to be paid out in the next 3 years.

TOTAL ESTIMATED ABANDONMENT & RECLAMATION COSTS DISCOUNTED AT:

FORECAST CASE    ($millions)                              0%               10%
-------------------------------------------------------------------------------
Producing wells(a)                                      11.3               3.2
Inactive wells                                           2.8               1.2
Vacant leases                                              -                 -
Facilities                                               8.7               2.7
-------------------------------------------------------------------------------
Total(b)                                                22.8               7.1
-------------------------------------------------------------------------------
(a) CNGT GLJ Report includes only producing well downhole abandonment costs; $6.0 million (undiscounted) and $2.4 million (discounted at 10% per year)
(b) Using CNGT's estimated credit-adjusted risk-free rate of 8.5%, the total Asset Retirement Obligation (ARO) recognized at December 31, 2004 was $8.6 million.


Of the amounts above, the following chart sets forth the amount that is expected to be paid in the next three years.

  ABANDONMENT & RECLAMATION COSTS TO BE PAID IN THE NEXT 3 YEARS (UNDISCOUNTED
                        WITHOUT ADJUSTMENT FOR INFLATION)

                                                                   ($millions)
------------------------------------------------------------------------------
Producing wells (a)                                                         -
Inactive wells                                                            1.0
Vacant leases                                                               -
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Facilities                                                                0.3
------------------------------------------------------------------------------
Total                                                                     1.3
--------------------------------------------------------------------------------
(a) The CNGT GLJ Report includes producing well downhole abandonment costs; $0.8 million (undiscounted)

TAX HORIZON

CNGT was not required to pay income taxes in 2004. As a result of Viking's tax efficient structure, taxable income in the form of royalty payments on oil and natural gas properties and payments of principal and interest on inter-company debt is transferred from the operating entities to Viking Energy Royalty Trust. This income is then distributed to the Unitholders. Royalty payments and payments of principal and interest on inter-company debt made to Viking by its operating subsidiaries are deductible for income tax purposes and as a result, no income tax liability is expected to be incurred by Viking as long as it maintains its mutual fund trust status and corporate tax structure.

PRODUCTION ESTIMATES

The following table sets forth the volume of company working interest production estimated for 2005(1), with Sylvan Lake and Markerville properties shown separately as they each account for greater than 20% of CNGT's total production.

                           LIGHT AND MEDIUM OIL       NATURAL GAS       NATURAL GAS LIQUIDS
                                  (BBL/D)                (MCF/D)               (BBL/D)
                            --------------------- ---------------------- ---------------------
Sylvan Lake                         103                  10,325                  341
                            --------------------- ---------------------- ---------------------
Markerville                          -                    9,543                  323
                            --------------------- ---------------------- ---------------------
OTHER PROPERTIES                    768                  12,295                  181
                            --------------------- ---------------------- ---------------------
TOTAL CNGT                          871                  32,163                  845
                            --------------------- ---------------------- ---------------------

NOTE:

1. Based on CNGT GLJ Report estimate of the average proved plus probable production in 2005.

SELECTED 2004 QUARTERLY INFORMATION

The following table sets forth certain information in respect of production, product prices received, royalties, production costs and netbacks received by CNGT for each quarter of its most recently completed financial year:

                                                                     THREE MONTHS ENDED
                                                                     ------------------
                                                                                SEPTEMBER 30,
                                           MARCH 31, 2004     JUNE 30, 2004          2004        DECEMBER 31, 2004
                                           --------------     -------------          ----        -----------------
Average Daily Production
     Light and  Medium  Oil and  Natural
     Gas Liquids (bbl/d)                         1,656             1,929              1,970             1,759
     Natural Gas (mcf/d)                        26,876            32,364             32,950            33,053
Average Net Prices Received
     Light and  Medium  Oil and  Natural
     Gas Liquids ($/bbl)                         38.00             43.16              46.47             48.95
     Natural Gas ($/mcf)                          6.64              7.32               6.45              7.13
Royalties
     Light and  Medium  Oil and  Natural
     Gas Liquids ($/bbl)                          8.37              8.35              11.37             10.43
     Natural Gas ($/mcf)                          1.65              1.77               1.50              1.73
Production Costs
     Light and  Medium  Oil and  Natural
     Gas Liquids ($/bbl)                          9.50              9.65               9.75              9.50
     Natural Gas ($/mcf)                          0.68              0.70               0.72              0.67
Netback Received
     Light and  Medium  Oil and  Natural
     Gas Liquids ($/bbl)                         20.13             25.16              25.35             29.02
     Natural Gas ($/mcf)                          4.31              4.85               4.23              4.73


PRODUCTION HISTORY BY MATERIAL PROPERTY

The following table provides the 2004 average annual production by each material property:

                                                   LIGHT, MEDIUM
                                                     AND HEAVY                                      AVERAGE DAILY
                                                     CRUDE OIL        NATURAL GAS        NGL         PRODUCTION
MATERIAL PROPERTY                                     (BBL/D)           (MCF/D)        (BBL/D)         (BOE/D)
-------------------------------------------------------------------------------------------------------------------
Sylvan Lake                                              161              9,010              306         1,969
Markerville                                               10              9,599              330         1,940
Pouce Coupe                                                3              3,520               14           604
Innisfail                                                  5              1,931              104           431
Provost                                                  276                494               16           374
Grande Prairie                                           204                784               13           347
Teepee                                                     -              1,140               13           203
Whitecourt                                                 2                779                3           135
Other Properties                                         349              4,063               19         1,045
-------------------------------------------------------------------------------------------------------------------
Total                                                  1,010             31,320              818         7,049
-------------------------------------------------------------------------------------------------------------------


                                  SCHEDULE B-2

         FORM 51-101F2 REPORT ON CALPINE NATURAL GAS TRUST RESERVES DATA
             BY INDEPENDENT QUALIFIED RESERVES EVALUATOR OR AUDITOR

To the board of directors of Viking Holdings Inc., on behalf of Viking Energy Royalty Trust ("Viking"):

1. We have prepared an evaluation of the Calpine Natural Gas Trust ("CNGT") reserves data as at January 1, 2005. The reserves data consist of the following:

     (a) (i) proved and proved plus probable oil and gas reserves estimated as at January 1, 2005, using forecast prices and costs; and
          (ii) the related estimated future net revenue; and

     (b) (i) proved oil and gas reserves estimated at January 1, 2005, using constant prices and costs; and
          (ii) the related estimated future net revenue.

2. The reserves data are the responsibility of CNGT's management. Our responsibility is to express an opinion on the reserves data based on our evaluation.

     We carried out our evaluation in accordance with standards set out in the Canadian Oil and Gas Evaluation Handbook (the "COGE Handbook") prepared jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy & Petroleum (Petroleum Society).

3. Those standards require that we plan and perform an evaluation to obtain reasonable assurance as to whether the reserves data are free of material misstatement. An evaluation also includes assessing whether the reserves data are in accordance with principles and definition in the COGE Handbook.

4. The following table sets forth the estimated future net revenue (before deduction of income taxes) attributed to proved plus probable reserves, estimated using forecast prices and costs and calculated using a discount rate of 10 percent, included in the reserves data of CNGT evaluated by us for the year ended December 31, 2004, and identifies the respective portions thereof that we have audited, evaluated and reviewed and reported on to Viking's board of directors:

      Description and        Location of Reserves
    Preparation Date of       (Country or Foreign               Net Present Value of Future Net Revenue
     Evaluation Report         Geographic Area)         (before income taxes, 10% discount rate) - in $millions
    ---------------------    ----------------------    --------- -- -------------- -- ----------- -- ------------
                                                       Audited        Evaluated        Reviewed         Total
                                                       ---------    --------------    -----------    ------------

    February 17, 2005        Canada                       -            $259.2             -            $259.2

5. In our opinion, the reserves data respectively evaluated by us have, in all material respects, been determined and are in accordance with the COGE Handbook.

6. We have no responsibility to update this evaluation for events and circumstances occurring after the preparation dates.

7. Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be material.

Executed as to our report referred to above:

Gilbert Laustsen Jung Associates Ltd., Calgary, Alberta, Canada

Dated   FEBRUARY 23, 2005

           [ORIGINALLY SIGNED BY]
  -----------------------------------------
  Myron J. Hladyshevsky, P. Eng.
  Vice-President

                                  SCHEDULE B-3

                FORM 51-101F3 REPORT OF MANAGEMENT AND DIRECTORS
        ON CALPINE NATURAL GAS TRUST RESERVES DATA AND OTHER INFORMATION

Management of Viking Holdings Inc. ("VHI"), as administrator of Calpine Natural Gas Trust ("CNGT"), is responsible for the preparation and disclosure of information with respect to CNGT's oil and gas activities in accordance with securities regulatory requirements. This information includes reserves data, which consist of the following:

     (a) proved and proved plus probable oil and gas reserves estimated as at December 31, 2004 using forecast prices and costs; and

     (b)  the related estimated future net revenue; and

     (c) proved oil and gas reserves estimated as at December 31, 2004 using constant prices and costs; and

     (d)  the related estimated future net revenue.

An independent qualified reserves evaluator has evaluated and reviewed the reserves data. The report of the independent qualified reserves evaluator is filed with securities regulatory authorities concurrently with this report in Schedule C-2 to this Annual Information Form.

The Reserves Committee of the board of directors of VHI has:

     (a) reviewed the procedures for providing information to the independent qualified reserves evaluator;

     (b) met with the independent qualified reserves evaluator to determine whether any restrictions affected the ability of the independent qualified reserves evaluator to report without reservation; and

     (c) reviewed the reserves data with management and the independent qualified reserves evaluator.

The Reserves Committee of the board of directors has reviewed the procedures for assembling and reporting other information associated with oil and gas activities and has reviewed that information with management. The board of directors has, on the recommendation of the Reserves Committee, approved:

     (a) the content and filing with securities regulatory authorities of the reserves data and other oil and gas information;

     (b) the filing of the report of the independent qualified reserves evaluator on the reserves data; and

     (c)  the content and filing of this report.

Because the reserves data are based on judgements regarding future events, actual results will vary and the variations may be material.

/s/ JOHN ZAHARY                            /s/ ROB MORGAN
-------------------------------------      -----------------------------
John Zahary                                Rob Morgan
President and Chief Executive Officer      Vice President Operations and
                                           Corporate Development

/s/ DAVID J. BOONE                         /s/ H. DOUGLAS HUNTER
-------------------------------------      -----------------------------
David J. Boone                             H. Douglas Hunter
Director,                                  Director,
Chairman Reserves Committee                Chairman of the Board
March 15, 2005                             of Directors

                                  SCHEDULE C-1

              KENSINGTON - FORM 51-101F1 STATEMENT OF RESERVES DATA
                       AND OTHER OIL AND GAS INFORMATION

The following is a summary of the oil and natural gas reserves and the value of future net revenue of Kensington as evaluated by GLJ. The pricing used in the forecast and constant price evaluations is set forth in the notes to the tables.

ALL EVALUATIONS OF FUTURE REVENUE ARE AFTER THE DEDUCTION OF FUTURE INCOME TAX EXPENSES, UNLESS OTHERWISE NOTED IN THE TABLES, ROYALTIES, DEVELOPMENT COSTS, PRODUCTION COSTS AND WELL ABANDONMENT COSTS BUT BEFORE CONSIDERATION OF INDIRECT COSTS SUCH AS ADMINISTRATIVE, OVERHEAD AND OTHER MISCELLANEOUS EXPENSES. THE ESTIMATED FUTURE NET REVENUE CONTAINED IN THE FOLLOWING TABLES DOES NOT NECESSARILY REPRESENT THE FAIR MARKET VALUE OF THE RESERVES. THERE IS NOT ASSURANCE THAT THE FORECAST PRICE AND COST ASSUMPTIONS CONTAINED IN THE KENSINGTON GLJ REPORT WILL BE ATTAINED AND VARIANCES COULD BE MATERIAL. OTHER ASSUMPTIONS AND QUALIFICATIONS RELATING TO COSTS AND OTHER MATTERS ARE INCLUDED IN THE KENSINGTON GLJ REPORT. THE RECOVERY AND RESERVES ESTIMATES ON THE PROPERTIES DESCRIBED HEREIN ARE ESTIMATES ONLY. THE ACTUAL RESERVES ON THE PROPERTIES MAY BE GREATER OR LESS THAN THOSE CALCULATED. AS REQUIRED BY NI 51-101, BOTH RESERVE EVALUATORS AND MANAGEMENT MUST FILE REPORTS ON FORMS 51-101F2 AND 51-101F3, RESPECTIVELY, WHICH FORMS ARE ATTACHED AS SCHEDULES D-2 AND D-3 OF THIS AIF.

OIL AND GAS PRODUCTION AND RESERVES DATA DISCLOSURE

Where any disclosure of reserves data is made in this AIF that does not reflect all reserves of Kensington, the reader should note that the estimates of reserves and future net revenue for individual properties or groups of properties may not reflect the same confidence level as estimates of reserves and future net revenue for all properties.

                              OIL AND GAS RESERVES
                     BASED ON CONSTANT PRICES AND COSTS (9)

                                          LIGHT, MEDIUM AND           NATURAL GAS           NATURAL GAS LIQUIDS
                                              HEAVY OIL
                                       ------------------------ ------------------------ ---------------------------
                                       GROSS (1)     NET(1)       GROSS(1)     NET(1)     GROSS(1)        NET(1)
                                         (MBBL)      (MBBL)        (MMCF)      (MMCF)      (MBBL)         (MBBL)
                                       ----------- ------------ ------------- ---------- ------------  -------------
Proved Developed Producing(2)(6)              126          129          8,322      6,777          291           223
Proved Developed Non-Producing(2)(7)            7            7            925        697           36            24
Proved Undeveloped(2)(8)                        -            -            354        277           15            12
                                       ----------- ------------  ------------- ---------- ------------ -------------
Total Proved(2)                               133          136          9,601      7,751          341           259
Total Probable(3)                              76           72          2,749      2,172           83            62
                                       ----------- ------------  ------------- ---------- ------------ -------------
Total Proved Plus Probable(2)(3)              209          208         12,350      9,923          424           321
                                       ----------- ------------  ------------- ---------- ------------ -------------

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                      BASED ON CONSTANT PRICES AND COSTS(9)

                                                           ($000'S) - BEFORE DEDUCTING INCOME TAXES (11)
                                                                           DISCOUNTED AT
                                                      0%            5%          10%           15%          20%
                                                  ------------  -----------  ------------  ----------- ------------
Proved Developed Producing(2)(6)                       40,787       31,506       26,301        22,891       20,447
Proved Developed Non-Producing(2)(7)                    4,061        3,177        2,615         2,230        1,950
Proved Undeveloped(2)(8)                                1,110        1,275        1,058           845          671
                                                  ------------  -----------  -----------   -----------  -----------
Total Proved(2)                                        45,958       35,958       29,975        25,965       23,067
                                                  ------------  -----------  -----------   -----------  -----------
Total Probable(3)                                      12,569        9,299        7,356         6,050        5,104
                                                  ------------  -----------  -----------   -----------  -----------
Total Proved Plus Probable(2)(3)                       58,527       45,256       37,330        32,015       28,171
                                                  ------------  -----------  -----------   -----------  -----------


                            TOTAL FUTURE NET REVENUE
                                 (UNDISCOUNTED)
                      BASED ON CONSTANT PRICES AND COSTS(9)

                                                                                      FUTURE                    FUTURE
                                                                                        NET                       NET
                                                                      ABANDONMENT     REVENUE                   REVENUE
                                                                          AND         BEFORE                     AFTER
                                             OPERATING   DEVELOPMENT  RECLAMATION     INCOME     INCOME         INCOME
                   REVENUE      ROYALTIES      COSTS        COSTS        COSTS         TAXES     TAXES (11)      TAXES
                     ($000'S)      ($000'S)     ($000'S)     ($000'S)     ($000'S)      ($000'S) ($000'S)         ($000'S)
                  -----------  ------------ ------------ ------------ ------------  ------------ -----------  ------------
  Total               83,760        15,166       20,485        1,314          837        45,958    2,991           42,967
  Proved(2)
                  -----------  ------------ ------------ ------------ ------------  ------------ -----------  ------------
  Total Proved
  Plus
  Probable(2)(3)     108,313        19,649       25,883        3,363          891        58,527       7,107        51,420
                  -----------  ------------ ------------ ------------ ------------  ------------ -----------  ------------


                     FUTURE NET REVENUE BY PRODUCTION GROUP
                      BASED ON CONSTANT PRICES AND COSTS(9)

                                                                                                  FUTURE NET REVENUE
                                                                                                 BEFORE INCOME TAXES
                                                                                                    (DISCOUNTED AT
                                                                                                      10%/YEAR)
                                                               PRODUCTION GROUP                        ($000'S)
-------------------------------------------------    --------------------------------------     -----------------------
Total Proved(2)                                      Light, medium and heavy crude oil(12)                         527
                                                     Associated gas and non-associated gas                      28,586
-------------------------------------------------    --------------------------------------     -----------------------
Total Proved Plus Probable(2)(3)                     Light, medium and heavy crude oil(12)                         604
                                                     Associated gas and non-associated gas                      35,456
-------------------------------------------------    --------------------------------------     -----------------------



                              OIL AND GAS RESERVES
                     BASED ON FORECAST PRICES AND COSTS(10)

                                             LIGHT, MEDIUM AND             NATURAL GAS            NATURAL GAS LIQUIDS
                                               HEAVY OIL (12)
                                           -----------------------    ----------------------     ----------------------
                                           GROSS(1)         NET(1)      GROSS(1)      NET(1)     GROSS(1)        NET(1)
                                            (MBBL)          (MBBL)        (MMCF)      (MMCF)       (MBBL)        (MBBL)
                                           ---------    ----------    ---------     --------     --------     ---------
Proved Developed Producing(2)(6)                154           155        8,262        6,724          288           222
Proved Developed Non-Producing(2)(7)             16            15          927          697           36            24
Proved Undeveloped(2)(8)                          -             -          354          277           15            12
                                           ---------    ----------    ---------     --------     --------     ---------
Total Proved(2)                                 171           170        9,543        7,698          339           258
                                           ---------    ----------    ---------     --------     --------     ---------
Total Probable(3)                                68            64        2,717        2,145           82            62
                                           ---------    ----------    ---------     --------     --------     ---------
Total Proved Plus Probable(2)(3)                239           234       12,260        9,843          421           320
                                           ---------    ----------    ---------     --------     --------     ---------

                    NET PRESENT VALUES OF FUTURE NET REVENUE
                     BASED ON FORECAST PRICES AND COSTS(10)

                                                              ($000'S) - BEFORE DEDUCTING INCOME TAXES (11)
                                                                              DISCOUNTED AT
                                                --------------------------------------------------------------------------
                                                     0%            5%            10%             15%             20%
                                                -------------  ------------  -------------   -------------  --------------
Proved Developed Producing(2)(6)                      36,642        28,354         23,906          21,025          18,958
Proved Developed Non-Producing(2)(7)                   3,452         2,738          2,280           1,963           1,729
Proved Undeveloped(2)(8)                                 405           926            813             650             508
                                                -------------  ------------  -------------   -------------  --------------
Total Proved(2)                                       40,499        32,019         26,999          23,637          21,196
                                                -------------  ------------  -------------   -------------  --------------
                                                                                             -------------  --------------
Total Probable(3)                                     11,056         8,131          6,443           5,320           4,507
                                                -------------  ------------  -------------   -------------  --------------
Total Proved Plus Probable(2)(3)                      51,555        40,150         33,442          28,957          25,703
                                                -------------  ------------  -------------   -------------  --------------



                            TOTAL FUTURE NET REVENUE
                                 (UNDISCOUNTED)
                     BASED ON FORECAST PRICES AND COSTS(10)

                                                                                        FUTURE                 FUTURE
                                                                                         NET                      NET
                                                                         ABANDONMENT   REVENUE                 REVENUE
                                                                             AND        BEFORE      INCOME      AFTER
                                               OPERATING    DEVELOPMENT  RECLAMATION    INCOME      TAXES      INCOME
                       REVENUE    ROYALTIES      COSTS        COSTS         COSTS        TAXES       (11)       TAXES
                       ($000'S)     ($000'S)     ($000'S)     ($000'S)      ($000'S)     ($000'S) ($000'S)      ($000'S)
                    ------------  -----------  -----------  -----------  ------------  -----------  -------  ------------
Total Proved(2)          80,698       14,256       23,625        1,326           991       40,499    1,408        39,091
                    ------------  -----------  -----------  -----------  ------------  -----------  -------  ------------
Total Proved Plus       103,714       18,370       29,322        3,390         1,077       51,555    4,770        46,785
Probable(2)(3)
                    ------------  -----------  -----------  -----------  ------------  -----------  -------  ------------


                     FUTURE NET REVENUE BY PRODUCTION GROUP
                      BASED ON FORECAST PRICES AND COSTS(9)

                                                                                                    FUTURE NET REVENUE
                                                                                                   BEFORE INCOME TAXES
                                                                                                      (DISCOUNTED AT
                                                                                                        10%/YEAR)
                                                                  PRODUCTION GROUP                       ($000'S)
---------------------------------------------------    ---------------------------------------    -----------------------
Total Proved(2)                                        Light, medium and heavy crude oil(12)                         493
                                                       Associated gas and non-associated gas                      25,677
---------------------------------------------------    ---------------------------------------    -----------------------
Total Proved Plus Probable(2)(3)                       Light, medium and heavy crude oil(12)                         562
                                                       Associated gas and non-associated gas                      31,647
---------------------------------------------------    ---------------------------------------    -----------------------

                          RECONCILIATION OF COMPANY NET
                       RESERVES BY PRINCIPAL PRODUCT TYPE
                     BASED ON FORECAST PRICES AND COSTS (10)

The following table sets forth a reconciliation of the changes in light and medium crude oil, heavy oil and associated and non-associated gas (combined) reserves as at January 1, 2005 against such reserves as at January 1, 2004 based on the price and cost assumptions set forth in note 10:

                                               LIGHT, MEDIUM AND HEAVY OIL          ASSOCIATED AND NON-ASSOCIATED GAS
                                         ---------------------------------------  --------------------------------------
                                                                      Net Proved                              Net Proved
                                                                            Plus                                    Plus
                                          Net Proved  Net Probable      Probable   Net Proved  Net Probable     Probable
                                              (mbbl)        (mbbl)        (mbbl)       (mmcf)        (mmcf)       (mmcf)
                                         -----------  ------------  ------------  -----------  ------------  -----------
At January 1, 2004                               210           108           318        6,919         1,329        8,248
                                         -----------  ------------  ------------  -----------  ------------  -----------
     Extensions                                    -             -             -          452           245          697
     Improved Recovery                             7            22            29          151           467          618
     Technical Revisions                        (112)          (67)         (179)        (419)         (382)        (801)
     Discoveries                                  25             6            31            -             -            -
     Acquisitions                                 94            28           122         2431           468        2,899
     Dispositions                                  -             -             -            -             -            -
     Economic Factors                             12           (33)          (21)          24            18           42
     Production                                  (65)            -           (65)      (1,860)            -       (1,860)
                                         -----------  ------------  ------------  -----------  ------------  -----------
At January 1, 2005                               170            64           234        7,698         2,145        9,843


The following table sets forth changes between future net revenue estimates attributable to net proved reserves as at January 1, 2004 against such reserves as at January 1, 2005.

      RECONCILIATION OF CHANGES IN NET PRESENT VALUES OF FUTURE NET REVENUE
                                DISCOUNTED AT 10%
                     BASED ON CONSTANT PRICES AND COSTS (9)
                                     (000'S)

------------------------------------------------------------------------------------------------------------
                                                                                   BEFORE TAX    AFTER TAX
------------------------------------------------------------------------------------------------------------
    ESTIMATED FUTURE NET REVENUE AT JANUARY 1, 2004                                   29,080      21,683
      Oil and  Gas Sales During the Period Net of Production Costs and               (10,846)    (10,846)
      Royalties(a)
      Changes due to Prices and Royalties Related to Forecast Production(b)            3,412       3,412
      Development Costs During the Period(c)                                           4,006       4,006
      Changes in Estimated Future Development Costs                                   (4,181)     (4,181)
      Changes Resulting from Extensions and Improved Recovery(d)                       2,131       2,131
      Changes Resulting from Discoveries(d)                                              453         453
      Changes Resulting from Acquisitions of Reserves(d)                              10,220      10,220
      Changes Resulting from Dispositions of Reserves(d)                                   -           -
      Accretion of Discount(e)                                                         2,908       2,168
      Net Change in Income Taxes                                                           -       6,393
      Changes Resulting from Technical Reserves Revisions                             (3,528)     (3,528)
      All other changes (f)                                                           (3,681)     (2,941)
    ESTIMATED FUTURE NET REVENUE AT JANUARY 1, 2005                                   29,975      28,971
------------------------------------------------------------------------------------------------------------

(a)  Company actual, excluding G&A
(b) The impact of changes in prices and other economic factors on future net revenue
(c) Actual capital expenditures relating to the exploration, development and production of oil and gas reserves. (d) End of period net present value of the related reserves (e) Estimated as 10% of the beginning of period net present value.
(f) Includes changes due to revised production profiles, development timing, operating costs, royalty rates, actual price received in 2004 versus forecast, etc.

NOTES:
1. "Gross Reserves" are Kensington's working interest (operating or non-operating) share before deducting of royalties and without including any royalty interests of Kensington. "Net Reserves" are Kensington's working interest (operating or non-operating) share after deduction of royalty obligations, plus Kensington's royalty interests in reserves.

2. "Proved" reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.
3. "Probable" reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.
4. "Possible" reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated proved plus probable plus possible reserves.
5. "Developed" reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g. when compared to the cost of drilling a well) to put the reserves on production.
6. "Developed Producing" reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.
7. "Developed Non-Producing" reserves are those reserves that either have not been on production, or have previously been on production, but are shut in, and the date of resumption of production is unknown.
8. "Undeveloped" reserves are those reserves expected to be recovered from know accumulations where a significant expenditure (for example, when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves classification (proved, probable, possible) to which they are assigned.
9. The product prices used in the constant price and cost evaluations in the GLJ Report were as follows:

          Product                                                                                  December 31, 2004
          -----------------------------------------------------------------------------------------------------------
          West Texas Intermediate Crude Oil ($US/bbl)                                                          43.45
          Exchange Rate ($US/$CDN)                                                                            0.8308
          Light, Sweet Crude Oil at Edmonton                                                                   46.54
          AECO C-spot ($CDN/mcf)                                                                                6.79
          Edmonton Pentanes Plus ($/bbl)                                                                       48.97
          -----------------------------------------------------------------------------------------------------------
          Edmonton Butane ($/bbl)                                                                              34.44
          -----------------------------------------------------------------------------------------------------------
          Edmonton Propane ($/bbl)                                                                             29.79
          -----------------------------------------------------------------------------------------------------------

10. The pricing assumptions used in the GLJ Report with respect to net values of future net revenue (forecast) as well as the inflation rates used for operating and capital costs are set forth below. GLJ is an independent qualified reserves evaluator appointed pursuant to NI 51-101

                           Light and Medium Crude  Natural Gas    Alberta Natural Gas Liquids    Inflation  Exchange
                                     Oil                            (Then Current Dollars)          Rate       Rate
                           --------------------------------------------------------------------------------------------
                               WTI      Edmonton    AECO Gas    Edmonton   Edmonton   Edmonton     %/year    $US/$Cdn
                             Cushing    Par Price                                     Pentanes
                            Oklahoma     40o API      price      Propane   Butane     Plus
                            ($US/bbl)  ($Cdn/bbl)  ($Cdn/bbl)  ($Cdn/bbl)  ($Cdn/bbl) ($Cdn/bbl)
                           --------------------------------------------------------------------------------------------
          Year
          Forecast
          2005                42.00       50.25       6.60        32.25      37.25      50.75        2         0.82
          2006                40.00       47.75       6.35        30.50      35.25      48.25        2         0.82
          2007                38.00       45.50       6.15        29.00      33.75      46.00        2         0.82
          2008                36.00       43.25       6.00        27.75      32.00      43.75        2         0.82
          2009                34.00       40.75       6.00        26.00      30.25      41.25        2         0.82
          2010                33.00       39.50       6.00        25.25      29.25      40.00        2         0.82
          2011                33.00       39.50       6.00        25.25      29.25      40.00        2         0.82
          2012                33.00       39.50       6.00        25.25      29.25      40.00        2         0.82
          2013                33.50       40.00       6.10        25.50      29.50      40.50        2         0.82
          2014                34.00       40.75       6.20        26.00      30.25      41.25        2         0.82
          2015                34.50       41.25       6.30        26.50      30.50      41.75        2         0.82
                           --------------------------------------------------------------------------------------------
          Thereafter       +2.0%/year  +2.0%/year  +2.0%/year  +2.0%/year  +2.0%/year +2.0%/year               0.82


11. Kensington's annual tax liability is not significant. See discussion on "Tax Horizon".

12. Heavy oil properties and reserves of Kensington comprise less than three percent of Kensington's total reserves and properties and therefore heavy oil information has been grouped together with light and medium crude oil.

UNDEVELOPED RESERVES

As at January 1, 2005, Kensington has a total of 0.28 MBOE of proved non-producing reserves of which 0.07 MBOE are proved undeveloped. This represents 13% and 3% respectively of the total proved reserves of Kensington. Over 90% of these reserves are planned to be developed over the next 2 years. The capital cost has been taken into account for these programs in the estimated future net revenue.

PROBABLE RESERVES

As at January 1, 2005, Kensington has a total of 0.23 MBOE of probable non-producing reserves of which 0.08 MBOE are probable undeveloped. Over 90% of these reserves are planned to be developed over the next 2 years. The capital cost has been taken into account for these programs in the estimated future net revenue.

FUTURE DEVELOPMENT COSTS

                                                  TOTAL PROVED          TOTAL PROVED         TOTAL PROVED PLUS
                                                 ESTIMATED USING        ESTIMATED USING       PROBABLE ESTIMATED
                                                 CONSTANT PRICES        FORECAST PRICES     USING FORECAST PRICES
                                                    AND COSTS              AND COSTS              AND COSTS
                                                     ($000'S)               ($000'S)               ($000'S)
                                                     --------               --------               --------
     2005                                             1,207                  1,207                  2,501
     2006                                               0                      0                     771
     2007                                               0                      0                      0
     2008                                               0                      0                      0
     2009                                              30                     32                     32
                                                      -----                  -----                  -----
    Total for all years undiscounted                  1,314                  1,326                  3,390
                                                      -----                  -----                  -----
    Total for all years discounted at                 1,212                  1,219                  3,120
    10%/year                                          =====                  =====                  =====


See also the discussion of Viking's 2005 capital expenditures under the "2005 Capital Expenditure Plan" section of the AIF.


SIGNIFICANT FACTORS OR UNCERTAINTIES

There are several risk factors and uncertainties in estimating reserves. To estimate the economically recoverable oil and natural gas reserves and related future net cash flows, Kensington incorporates many factors and assumptions including:

     o expected reservoir characteristics based on geological, geophysical and engineering assessments; o future production rates based on historical performance and expected future operating and investment activities;

     o    future oil and gas prices and quality differentials;

     o    assumed effects of regulation by governmental agencies; and

     o    future development and operating costs.

Management of Viking believes these factors and assumptions are reasonable, based on the information available to it at the time the estimates are prepared. However, actual results could vary considerably, which could cause material variances in:

     o estimated quantities of proved oil and natural gas reserves in aggregate and for any particular group of properties;

     o    reserve classification based on risk of recovery;

     o future net revenues, including production, revenues, taxes and development and operating expenditures;

     o financial results including the annual rate of depletion and recognition of property impairments;

     o assessing, when necessary, Kensington's oil and gas assets for impairment. Estimated future undiscounted cash flows are determined using proved reserves. The critical estimates used to assess impairment, including the impact of changes in reserve estimates, are discussed below.

As circumstances change and additional data becomes available, Kensington's reserve estimates also change, possibly materially impacting net income. Estimates made by Kensington's engineers are reviewed and revised, either upward or downward, as warranted by the new information. Revisions are often required due to changes in well performance, prices, economic conditions and governmental restrictions.

Although Viking's makes every reasonable effort to ensure that Kensington's reserve estimates are accurate, reserve estimation is an inferential science. As a result, the subjective decisions, new geological or production information and a changing environment may impact these estimates. Revisions to Kensington's reserve estimates can arise from changes in year-end oil and gas prices, and reservoir performance. Such revisions can be either positive or negative.

OIL AND GAS PROPERTIES AND WELLS

The following table sets forth the number of wells in which Kensington held a working interest as at December 31, 2004:

                                                      OIL                                  NATURAL GAS
                                                      ---                                  -----------
                                                GROSS(1) NET(1)                     GROSS(1)            NET(1)
                                                ---------------                     --------            ------
Location Alberta
     Producing                                      22                 15               46                24
     Non-producing                                   7                  3               41                20


NOTE:

1. "Gross Wells" are wells in which Kensington has an interest (operating or non-operating). "Net Wells" are Kensington's interest share of the gross wells (operating or non-operating).


PROPERTY ACQUISITIONS, EXPLORATION AND DEVELOPMENT COSTS INCURRED

The following table summarizes the cash capital expenditures made by Kensington on oil and natural gas properties for the year ended December 31, 2004. (1)

                  PROPERTY ACQUISITION COSTS                         EXPLORATION COSTS         DEVELOPMENT COSTS
                           ($000'S)                                       ($000'S)                  ($000'S)
                           --------                                      --------                   --------
                PROVED PROPERTIES         UNPROVED PROPERTIES
                -----------------         -------------------
                      (538)                      1,293                     7,721                       8,614
                      --------------------------------------------------------------------------------------

NOTE:

1 Corporate acquisitions are not included in this summary. Kensington was a net seller of proved properties during 2004.

EXPLORATION AND DEVELOPMENT ACTIVITIES

The following table sets forth the number of exploratory and development wells which Kensington completed during its 2004 financial year:

                                          EXPLORATORY WELLS                           DEVELOPMENT WELLS
                                          -----------------                           -----------------
                                    GROSS(1)               NET(1)               GROSS(1)                NET(1)
                                    --------               ------               --------                ------

     Oil Wells                         1                    0.7                   1                     1.0
     Gas Wells                         1                    0.3                   5                     2.6
     Service Wells                     -                     -                    -                      -
     Dry Holes                         10                   5.9                   1                      1
                                       --------------------------------------------------------------------
     Total Completed Wells             12                   6.9                   7                     4.6
                                       ====================================================================

NOTE:

1. "Gross Wells" are wells in which Kensington has an interest (operating or non-operating). "Net Wells" are Kensington's interest share of the gross wells (operating or non-operating).


For a discussion of Viking's exploration and development activities with respect to the Kensington properties refer to the "2005 Capital Expenditures Plan" section of the AIF.

PROPERTIES WITH NO ATTRIBUTED RESERVES

As at December 31, 2004, Kensington properties had a total of 108,417 gross (59,881 net) acres of unproved properties. Of these unproved properties, 24,106 Gross (10,852 net) acres of its rights to explore, develop and exploit are scheduled to expire within one year. Kensington expects the actual expiries will be less than this amount due to planned development of unproved properties through the course of 2005.

FORWARD CONTRACTS AND COMMITMENTS

See discussion of Viking's forward contracts and future commitments under the heading "Forward Contracts and Commitments " in Schedule B-1. Kensington had the following types of obligations as at December 31, 2004:

($000's)                                                                Payment Date
-------------------------------------------------------------------------------------------------------------------
                                              Total        2005         2006         2007        2008     2009 and
                                                                                                            beyond
-------------------------------------------------------------------------------------------------------------------
Bank Loan - credit facility (a)              10,677       10,677            -            -          -            -
Lease rentals on oil & gas properties         1,460          292          292          292        292          292
(b)
Asset Retirement Obligation (c)               3,754          397          168           17        165        3,007
Office lease and other                          668          336          162          170          -            -
-------------------------------------------------------------------------------------------------------------------
Total contractual obligations                16,559       11,702          622          479        457        3,299
-------------------------------------------------------------------------------------------------------------------

(a)      Repayment is due on demand of the bank.
(b) Lease rentals are paid annually at the same rate until amended by a rental review. Saskatchewan leases being reviewed every 3 years and Alberta leases every 5 years.
(c) These are estimates of expected future abandonment and reclamation obligations and may not represent the actual future liability, or timing of future payments. The determination includes inflationary adjustment of 2.5% per annum.


ABANDONMENT AND RECLAMATION COSTS


               FORECAST CASE   ($ millions)                                0%                  10%
               ------------------------------------------------------------------------------------
               Producing / Inactive wells (a)                             2.8                  1.3
               ------------------------------------------------------------------------------------
               Facilities                                                 0.9                  0.3
               ------------------------------------------------------------------------------------
               Total                                                      3.7                  1.6
               ------------------------------------------------------------------------------------

               (a) Kensington GLJ Report includes only well downhole abandonment costs; $0.9 million (undiscounted) and $0.7 million (discounted at 10% per year)

Of the amounts above, the following chart sets forth the amount that is expected to be paid in the next three years.

                    ABANDONMENT & RECLAMATION COSTS TO BE PAID IN THE NEXT 3 YEARS (UNDISCOUNTED
                                         WITHOUT ADJUSTMENT FOR INFLATION)
                                                                                      ($ millions)
                Producing / Inactive wells                                                     0.5
                -----------------------------------------------------------------------------------
                Facilities                                                                     0.1
                -----------------------------------------------------------------------------------
                Total                                                                          0.6
                -----------------------------------------------------------------------------------

               (a) Kensington GLJ Report includes only well downhole abandonment costs; $0.3 million (undiscounted)

TAX HORIZON

Kensington was not required to pay income taxes in 2004. When the Kensington entities are incorporated fully into VIKING'S tax efficient structure, taxable income in the form of royalty payments on oil and natural gas properties and payments of principal and interest on inter-company debt is transferred from the operating entities to Viking Energy Royalty Trust. This income is then distributed to the Unitholders. Royalty payments and payments of principal and interest on inter-company debt made to Viking by its operating subsidiaries are deductible for income tax purposes and as a result, no income tax liability is expected to be incurred by Viking as long as it maintains its mutual fund trust status and corporate tax structure.

PRODUCTION ESTIMATES

The following table sets forth the volume of company working interest production estimated for 2005(1) in the Kensington GLJ Report:


                              LIGHT MEDIUM AND         NATURAL GAS       NATURAL GAS LIQUIDS
                            HEAVY OIL (MCF/D) (BBL/D)
                                  (BBL/D)
PROVED PLUS PROBABLE
                            --------------------  --------------------   --------------------
Markerville                          -                    1,903                  101
                            --------------------  --------------------   --------------------
Compeer                              50                   1,330                   1
                            --------------------  --------------------   --------------------
Other Properties                     75                   3,053                   40
                            --------------------  --------------------   --------------------
Total                               125                   6,285                  142
                            --------------------  --------------------   --------------------

NOTE:

(1) Based on Kensington GLJ Report estimate of the average proved plus probable production in 2005.

SELECTED 2004 QUARTERLY INFORMATION

The following table sets forth certain information in respect of production, product prices received, royalties, production costs and netbacks received by Kensington for each quarter of its most recently completed financial year:

                                                                        THREE MONTHS ENDED
                                                       MARCH 31,                  SEPTEMBER 30,     DECEMBER
                                                         2004      JUNE 30, 2004       2004         31, 2004
---------------------------------------------------------------------------------------------------------------
Average Daily Production
     Light and Medium Oil and Natural Gas Liquids
     (bbl/d)                                              280           401            344            300
     Natural Gas (mcf/d)                                 5,396         7,383          6,635          6,639
---------------------------------------------------------------------------------------------------------------
Average Net Prices Received
      Light and Medium Oil and  Natural  Gas Liquids     37.70         40.52          44.15          42.73
     ($/bbl)
      Natural Gas ($/mcf)                                6.42          7.17            6.29           6.51
---------------------------------------------------------------------------------------------------------------
Royalties
      Light and Medium Oil and  Natural  Gas Liquids     6.60          4.67            6.02           3.56
     ($/bbl)
      Natural Gas ($/mcf)                                1.71          1.62            1.44           1.67
---------------------------------------------------------------------------------------------------------------
Production Costs
     Light and Medium Oil and  Natural  Gas  Liquids     8.17          10.69          10.30          12.34
     ($/bbl)
      Natural Gas ($/mcf)                                1.36          1.78            1.72           2.06
---------------------------------------------------------------------------------------------------------------
Netback Received
     Light and Medium Oil and  Natural  Gas  Liquids     22.93         25.16          27.83          26.83
     ($/bbl)
     Natural Gas ($/mcf)                                 3.35          3.77            3.13           2.78
---------------------------------------------------------------------------------------------------------------

PRODUCTION HISTORY BY MATERIAL PROPERTY

The following table provides average 2004 annual production by each material property:

MATERIAL PROPERTY                                  LIGHT, MEDIUM      NATURAL GAS        NGL        AVERAGE DAILY
                                                     AND HEAVY
                                                     CRUDE OIL                                       PRODUCTION
-------------------------------------------------------------------------------------------------------------------
                                                      (BBL/D) (MCF/D) (BBL/D)
(BOE/D)
Markerville                                                -              1,625               92           363
Compeer                                                   68              1,594                -           334
-------------------------------------------------------------------------------------------------------------------
Other                                                    124              3,294               47           720
-------------------------------------------------------------------------------------------------------------------
Total                                                    192              6,513              139         1,417
-------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE C-2

                FORM 51-101F2 REPORT ON KENSINGTON RESERVES DATA
             BY INDEPENDENT QUALIFIED RESERVES EVALUATOR OR AUDITOR

To the board of directors of Viking Holdings Inc., on behalf of Viking Energy Royalty Trust ("Viking"):

1. We have prepared an evaluation of the reserves data of Kensington Energy Inc ("Kensington") as at January 1, 2005. The reserves data consist of the following:

     (a) (i) proved and proved plus probable oil and gas reserves estimated as at January 1, 2005, using forecast prices and costs; and

          (ii) the related estimated future net revenue; and

     (b) (i) proved oil and gas reserves estimated at January 1, 2005, using constant prices and costs; and

          (ii) the related estimated future net revenue.

2. The reserves data are the responsibility of management. Our responsibility is to express an opinion on the reserves databased on our evaluation.

     We carried out our evaluation in accordance with standards set out in the Canadian Oil and Gas Evaluation Handbook (the "COGE Handbook") prepared jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy & Petroleum (Petroleum Society).

3. Those standards require that we plan and perform an evaluation to obtain reasonable assurance as to whether the reserves data are free of material misstatement. An evaluation also includes assessing whether the reserves data are in accordance with principles and definition in the COGE Handbook.

4. The following table sets forth the estimated future net revenue (before deduction of income taxes) attributed to proved plus probable reserves, estimated using forecast prices and costs and calculated using a discount rate of 10 percent, included in the reserves data of Kensington evaluated by us for the year ended December 31, 2004, and identifies the respective portions thereof that we have audited, evaluated and reviewed and reported on to Viking's board of directors:

      Description and        Location of Reserves
    Preparation Date of       (Country or Foreign               Net Present Value of Future Net Revenue
     Evaluation Report         Geographic Area)         (before income taxes, 10% discount rate) - in $millions
    ---------------------    ----------------------    ----------------------------------------------------------
                                                       Audited        Evaluated        Reviewed         Total
                                                       ---------    --------------    -----------    ------------

    February 17, 2005        Canada                           -             $33.4              -           $33.4


5. In our opinion, the reserves data respectively evaluated by us have, in all material respects, been determined and are in accordance with the COGE Handbook.

6. We have no responsibility to update this evaluation for events and circumstances occurring after the preparation dates.

7. Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be material.

Executed as to our report referred to above:

Gilbert Laustsen Jung Associates Ltd., Calgary, Alberta, Canada
Dated  FEBRUARY 24, 2005

           [ORIGINALLY SIGNED BY]
  -----------------------------------------
  Myron J. Hladyshevsky, P. Eng.
  Vice-President

                                  SCHEDULE C-3

                FORM 51-101F3 REPORT OF MANAGEMENT AND DIRECTORS
                ON KENSINGTON RESERVES DATA AND OTHER INFORMATION

Management of Viking Holdings Inc. ("VHI") is responsible for the preparation and disclosure of information with respect to Kensington Energy Ltd.'s oil and gas activities in accordance with securities regulatory requirements. This information includes reserves data, which consist of the following:

     (a) proved and proved plus probable oil and gas reserves estimated as at December 31, 2004 using forecast prices and costs; and

     (b)  the related estimated future net revenue; and

     (c) proved oil and gas reserves estimated as at December 31, 2004 using constant prices and costs; and

     (d)  the related estimated future net revenue.

An independent qualified reserves evaluator has evaluated and reviewed the reserves data. The report of the independent qualified reserves evaluator is filed with securities regulatory authorities concurrently with this report in Schedule D-2 to this Annual Information Form.

The Reserves Committee of the board of directors of VHI has:

     (a) reviewed the procedures for providing information to the independent qualified reserves evaluator;

     (b) met with the independent qualified reserves evaluator to determine whether any restrictions affected the ability of the independent qualified reserves evaluator to report without reservation; and

     (c) reviewed the reserves data with management and the independent qualified reserves evaluator.

The Reserves Committee of the board of directors has reviewed the procedures for assembling and reporting other information associated with oil and gas activities and has reviewed that information with management. The board of directors has, on the recommendation of the Reserves Committee, approved:

     (a) the content and filing with securities regulatory authorities of the reserves data and other oil and gas information;

     (b) the filing of the report of the independent qualified reserves evaluator on the reserves data; and

     (c)  the content and filing of this report.

Because the reserves data are based on judgements regarding future events, actual results will vary and the variations may be material.

     /s/ JOHN ZAHARY                              /s/ ROB MORGAN
     -------------------------------------        ------------------------------
     John Zahary                                  Rob Morgan
     President and Chief Executive Officer        Vice President Operations and
                                                  Corporate Development

     /s/ DAVID J. BOONE                           /s/ H. DOUGLAS HUNTER
     -------------------------------------        ------------------------------
     David J. Boone                               H. Douglas Hunter
     Director,                                    Director,
     Chairman Reserves Committee                  Chairman of the Board of
     March 15, 2005                               Directors

                                   SCHEDULE D

                       AUDIT COMMITTEE TERMS OF REFERENCE

MANDATE

A.   ROLE AND OBJECTIVE

The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of VHI established for the purpose of overseeing the accounting and financial reporting process of VHI on behalf of Viking and external audits of the consolidated financial statements of Viking. In connection therewith, the Committee assists the Board in fulfilling its oversight responsibilities in relation to VHI's internal accounting standards and practices, financial information, accounting systems and procedures, financial reporting and statements and the nature and scope of the annual external audit. The Committee also recommends for Board approval Viking's audited annual consolidated financial statements and other mandatory financial disclosure.

Viking's external auditor is accountable to the Board and the Committee as representatives of Unitholders of Viking. The Committee shall be directly responsible for overseeing the relationship of the external auditor. The Committee shall have such access to the external auditor as it considers necessary or desirable in order to perform its duties and responsibilities. The external auditor shall report directly to the Committee.

The objectives of the Committee are as follows:

1.   to be satisfied with the credibility and integrity of financial reports;

2. to support the Board in meeting its oversight responsibilities in respect of the preparation and disclosure of financial reporting, including the consolidated financial statements of Viking;

3. to facilitate communication between the Board and the external auditor and to receive all reports of the external auditor directly from the external auditor;

4.   to be satisfied with the external auditor's independence and objectivity;
     and

5. to strengthen the role of independent directors by facilitating in-depth discussions between members of the Committee, management and Viking's external auditor.

B.   COMPOSITION

1. The Committee shall comprise at least 3 directors, none of whom shall be an officer or employee of VHI or any of its subsidiaries or any affiliate thereof. Each Committee member shall satisfy the independence, financial literacy and experience requirements of applicable securities laws, rules or guidelines, any applicable stock exchange requirements or guidelines and any other applicable regulatory rules. In particular, each member of the Committee shall have no direct or indirect material relationship with VHI or Viking or any affiliate thereof which could reasonably interfere with the exercise of the member's independent judgment. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the full Board.

2. Members of the Committee shall be appointed by the Board. Each member shall serve until his successor is appointed, unless he shall resign or be removed by the Board or he shall otherwise cease to be a director of VHI.

3. The Chair of the Committee may be designated by the Board or, if it does not do so, the members of the Committee may elect a Chair by vote of a majority of the full Committee membership. The Committee Chair shall satisfy the independence, financial literacy and experience requirements (as described above).

4. The Committee shall have access to such officers and employees of VHI and to such information respecting VHI and Viking as it considers to be necessary or advisable in order to perform its duties and responsibilities.

C.   MEETINGS

1. At all meetings of the Committee, every question shall be decided by a majority of the votes cast. In case of an equality of votes, the matter will be referred to the Board for decision.

2.   A quorum for meetings of the Committee shall be a majority of its members.

3. Meetings of the Committee shall be scheduled at least quarterly and at such other times during each year as it deems appropriate. Minutes of all meetings of the Committee shall be taken. The Chief Financial Officer shall attend meetings of the Committee, unless otherwise excused from all or part of any such meeting by the Committee Chair. The Chair of the Committee shall hold in camera sessions of the Committee, without management present, at every meeting.

4. The Committee shall report the results of meetings and reviews undertaken and any associated recommendations to the Board.

5. The Committee shall meet regularly with Viking's external auditor (in connection with the preparation of the annual financial statements and otherwise as the Committee may determine), each such meeting to be in the absence of management.

RESPONSIBILITIES

As discussed above, the Committee is established to assist the Board in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of Viking and external audits of Viking's consolidated financial statements. In that regard, the Committee shall:

1. satisfy itself on behalf of the Board with respect to VHI's internal control systems including identifying, monitoring and mitigating business risks as well as compliance with legal, ethical and regulatory requirements. The Committee shall also review with management, the external auditor and, if necessary, legal counsel, any litigation, claim or other contingency (including tax assessments) that could have a material effect on the financial position or operating results of Viking (on a consolidated basis), and the manner in which these matters may be, or have been, disclosed in the financial statements;

2. review with management and the external auditor the annual consolidated financial statements of Viking, the reports of the external auditor thereon and related financial reporting, including Management's Discussion and Analysis and earnings press releases (collectively, "Annual Financial Disclosure") prior to their submission to the Board for approval. This process should include, but not be limited to:

     (a) reviewing changes in accounting principles, or in their application, which may have a material impact on the current or future year's financial statements;

     (b) reviewing significant accruals, reserves or other estimates such as the ceiling test calculation;

     (c) reviewing accounting treatment of unusual or non-recurring transactions;

     (d)  reviewing adequacy of reclamation fund;

     (e)  reviewing disclosure requirements for commitments and contingencies;

     (f) reviewing financial statements and all items raised by the external auditor, whether or not included in the financial statements; and

     (g)  reviewing unresolved differences between VHI and the external auditor.

Following such review, the Committee shall recommend to the Board for approval all Annual Financial Disclosure;

3. review with management and the external auditor all interim consolidated financial statements of Viking and related financial reporting including Management's Discussion and Analysis and earnings press releases (collectively "Quarterly Financial Disclosure") and, if thought fit, approve all Quarterly Financial Disclosure;

4. be satisfied that adequate procedures are in place for the review of Viking's public disclosure of financial information extracted or derived from Viking's financial statements, other than Annual Financial Disclosure or Quarterly Financial Disclosure, and shall periodically assess the adequacy of those procedures;

5. review with management and recommend to the Board for approval, any financial statements of Viking which have not previously been approved by the Board and which are to be included in a prospectus of Viking;

6.   review with management and recommend to the Board for approval, Viking's
     AIF;

7.   with respect to the external auditor:

     (a) receive all reports of the external auditor directly from the external auditor;

     (b)  discuss with external auditor:

          i.   critical accounting policies;

          ii. alternative treatments of financial information within GAAP discussed with management (including the ramifications thereof and the treatment preferred by the external auditor); and

          iii. other material, written communication between management and the external auditor;

     (c) consider and make a recommendation to the Board as to the appointment or re-appointment of the external auditor, being satisfied that such auditor is a participant in good standing pursuant to applicable securities laws;

     (d) review the terms of engagement of the external auditor, including the appropriateness and reasonableness of the auditor's fees and make a recommendation to the Board as to the compensation of the external auditor;

     (e) when there is to be a replacement of the external auditor, review with management the reasons for such replacement and the information to be included in any required notice to securities regulators and recommend to the Board for approval the replacement of the external auditor along with the content of any such notice;

     (f) oversee the work of the external auditor in performing its audit or review services and oversee the resolution of any disagreements between management and the external auditor;

     (g) review and discuss with the external auditor all significant relationships that the external auditor and its affiliates have with Viking and its affiliates in order to determine the external auditor's independence, including, without limitation:

          (i) requesting, receiving and reviewing, on a periodic basis, a formal written statement from the external auditor delineating all relationships that may reasonably be thought to bear on the independence of the external auditor with respect to Viking;

         (ii) discussing with the external auditor any disclosed relationships or services that the external auditor believes may affect the objectivity and independence of the external auditor; and

        (iii) recommending that the Board take appropriate action in response to the external auditor's report to satisfy itself of the external auditor's independence;

     (h) as may be required by applicable securities laws, rules and guidelines, either:

          (i) pre-approve all non-audit services to be provided by the external auditor to the Corporation (and its subsidiaries, if any), or, in the case of de minimus non-audit services, approve such non-audit services prior to the completion of the audit; or

          (ii) adopt specific policies and procedures for the engagement of the external auditor for the purposes of the provision of non-audit services;

     (i) review and approve the hiring policies of Viking regarding partners, employees and former partners and employees of the present and former external auditor of Viking;

8.   (a) establish procedures for:

          (i) the receipt, retention and treatment of complaints received by Viking regarding accounting, internal accounting controls or auditing matters; and

          (ii) the confidential, anonymous submission by employees of VHI of concerns regarding questionable accounting or auditing matters; and

     (b) review with external auditor its assessment of the internal controls of VHI, its written reports containing recommendations for improvement, and VHI's response and follow-up to any identified weaknesses;

9. with respect to risk management, be satisfied that VHI has implemented appropriate systems of internal control over financial reporting (and review senior management's assessment thereof) to ensure compliance with any applicable legal and regulatory requirements;

10. review annually with management and the external auditor and report to the Board on insurable risks and insurance coverage; and

11. engage independent counsel and other advisors as it determines necessary to carry out its duties and set and pay the compensation for any such advisors.